Filed Pursuant to Rule 424(b)(3)
Under the Securities Act of 1933
Registration No. 333-147318

PROSPECTUS DATED JANUARY 29, 2008

AIDA PHARMACEUTICALS, INC.

1,300,000 Shares of Common Stock By Selling Shareholder

1,200,000 Units, each Unit consisting of One Share of Common Stock to be sold at $2.20 per unit,

One Class A Redeemable Common Stock Purchase Warrant

And One Class B Redeemable Common Stock Purchase Warrant,

By AIDA Pharmaceuticals, Inc.

This prospectus relates to 1,300,000 shares of common stock of AIDA Pharmaceuticals, Inc., a Nevada corporation, that have already been issued to the selling security holder in private placement transactions that were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended. An additional 1,200,000 Units, each Unit consisting of one share of common stock, one Class A Redeemable Warrant and one Class B Redeemable Warrant are being offered by AIDA Pharmaceuticals, Inc. at $2.20 per unit. We will not receive any of the proceeds from the sale of those shares being sold by the selling security holder. The selling security holder may sell their shares in sales in the open market or in privately negotiated transactions. We will receive proceeds of up to $2,640,000 from the sale of the 1,200,000 Units being offered by AIDA Pharmaceuticals, Inc.

The resale of the shares or the sale of new shares is not being underwritten. The selling security holder may sell or distribute the shares, from time to time, depending on market conditions and other factors, through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. The offering price may be the market price prevailing at the time of sale or a privately negotiated price. Pursuant to the registration rights granted by us to the selling security holder, we are obligated to register the shares held by the selling security holder. We are paying substantially all expenses incidental to registration of the shares.

The 1,200,000 Units offered by AIDA Pharmaceuticals, Inc. are on a best efforts basis directly through our officers and directors. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. Our officers and directors will not register as broker-dealers with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act. We have not entered into any underwriting agreement, arrangement or understanding for the sale of shares being offered, but may engage registered broker-dealers to offer or sell the shares in the future. In the event we retain a broker who may be deemed an underwriter, we will file a post-effective amendment to this registration statement with the Securities and Exchange Commission.

Our common stock is currently traded on the Over-The-Counter Bulletin Board under the symbol ("AIDA.OB"). The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on January 18, 2008, was $1.25.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 6 of this prospectus to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2008

TABLE OF CONTENTS

FRONT PAGE OF PROSPECTUS	1

PROSPECTUS SUMMARY	3

RISK FACTORS	6

USE OF PROCEEDS	21

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS	22

DETERMINATION OF OFFERING PRICE	23

DILUTION AND COMPARATIVE DATA	23

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	26

DESCRIPTION OF BUSINESS	42

DESCRIPTION OF PROPERTY	52

LEGAL PROCEEDINGS	53

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	54

EXECUTIVE COMPENSATION	55

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	57

DESCRIPTION OF SECURITIES	59

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	61

SELLING SHAREHOLDER	61

PLAN OF DISTRIBUTION	62

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	66

INTERESTS OF NAMED EXPERTS AND COUNSEL	67

FINANCIAL STATEMENTS	67

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the “Risk Factors” section and our financial statements and the related notes appearing at the end of this, before deciding to invest in our common stock. As used throughout this prospectus, the terms “AIDA,” the “Company,” “we,” “us,” and “our” refer to AIDA Pharmaceuticals, Inc.

AIDA PHARMACEUTICALS, INC.

Our Business

We develop, manufacture, market, license, and distribute pharmaceuticals primarily to hospitals in Mainland China.  We have nine product lines including our main product, Etimicin Sulfate, the first antibiotic developed in China which we manufacture and market in powder, liquid and transfusion form.

Corporate Information

Our principal executive offices are located at 31 Dingjiang Road, Jianggan District, Hangzhou, China 310016.  Our phone number at those officers is 86-571-85802712.

The Offering

Units offered by us:	1,200,000 units (1)
Common stock offered by selling shareholder:	1,300,000 shares
Common stock outstanding before the offering:	27,000,000 shares
Common stock outstanding after the offering:
assuming 25% subscription:	27,300,000 shares
assuming 50% subscription:	27,600,000 shares
assuming 100% subscription:	28,200,000 shares

(1)  Each Unit consists of one share of common stock, one redeemable class A warrant and one redeemable class B warrant. The common stock will be immediately separately tradeable after the initial closing of this offering.

Warrants

Exercise Terms

Each redeemable class A warrant and redeemable class B warrant entitles the registered holder thereof to purchase, at any time from the date the warrants become separately tradeable, until January 29, 2009, for the class A warrant (one year after from the date of this Prospectus), and until January 29, 2010, for the series B warrant (two years from the date of this Prospectus), one share of common stock at an exercise price of $2.50 and $3.00 per share, respectively, subject to adjustment. The class A warrants are exercisable for a period of one year from the date of this Prospectus and the class B warrants are exercisable for a period of two years from the date of this Prospectus.

Redemption

The redeemable class A warrants and redeemable class B warrants are redeemable by us, at a redemption price of $0.10 per warrant, upon at least 30 days' prior written notice, commencing on June 29, 2008 (six months after the date of this Prospectus), if the average of the closing high bid prices of the common stock exceeds $3.00 or $3.50, respectively, for five consecutive trading days ending on the third day prior to the date on which notice of effect.

Estimated Use of Proceeds

We will not receive any of the proceeds resulting from the sale of the shares held by the selling security holder.

We may receive up to $2,640,000 from the shares being offered by AIDA. Proceeds in this offering will be used for:

Construction of GMP manufacturing facility for the new drug Rh-Apo2l	$1,500,000
Marketing of products	$500,000
Research and clinical trials of new drugs	$490,000
Offering Expenses	$150,000
Total	$2,640,000

Summary Financial Data

You should read the following summary financial information together with the "Management’s Discussion and Analysis" section of this prospectus as well as with our Financial Statements and Notes.

Summary Financial Information

The following tables summarize our consolidated financial data. The statement of operations data for the years ended December 31, 2006 and 2005 are derived from our audited consolidated financial statements, which are included in this prospectus. The statement of operations data for the nine months ended September 30, 2007 and 2006, and the balance sheet data as of September 30, 2007 are derived from our unaudited condensed consolidated financial statements, which are included in this prospectus. You should read this data together with the information under “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus and our consolidated financial statements and the notes thereto, included in this prospectus.

Statement of Income & Comprehensive Income Data:

	Year Ended		Nine Months Ended
	December 31,		September 30,
	2006	2005	2007	2006
			(Unaudited)
Revenues, Net	$29,643,103	$24,527,379	$18,687,283	19,659,235
Cost of Goods Sold	14,081,040	8,333,619	9,740,952	9,679,567
Gross Profit	15,562,063	16,193,760	8,946,331	9,979,668
Income from Operations	3,936,278	2,120,003	2,185,597	2,309,363
Other income (expense)	(1,613,681)	(611,555)	(122,876)	(120,734)
Net Income	1,453,584	1,468,335	333,388	1,326,673
Other Comprehensive Income	386,498	144,145	492,663	160,785
Comprehensive Income	1,738,047	1,564,912	695,988	1,433,446
Net Income Per Common Share, Basic and Diluted	0.06	0.06	0.01	0.05
Weighted Average Shares Outstanding	25,953,425	23,481,849	27,000,000	25,000,000

Balance Sheet Data:

	As of
	September 30, 2007
		As Adjusted(1)
		For Maximum
	Actual	Offering
	(Unaudited)
Current Assets	$28,954,096	$31,444,096
Long Term Assets	29,683,118	29,683,118
Total Assets	58,637,214	61,127,214
Current Liabilities	37,802,233	37,802,233
Long Term Liabilities	9,763,344	9,763,344
Total Liabilities	47,565,577	47,565,577
Retained Earnings	4,923,467	4,923,467
Accumulated Other Comprehensive Income	916,818	916,818
Total liabilities and Shareholders’ Equity	58,637,214	61,127,214

(1) Reflects the sale of 1,200,000 units offered by us at an assumed public offering price of $2.20 per unit, after deducting estimated offering expenses of $150,000.

RISK FACTORS

The following are risk factors, which are directly related to our business, financial condition, and this offering.  Investing in our securities involves a high degree of risk and you should not invest in the securities offered unless you can afford to lose your entire investment. You should read these risk factors in conjunction with other more detailed disclosures located elsewhere in this prospectus.

Risk Factors Related to Our Business

We must obtain additional financing to execute our business plan.

The revenues from the production and sale of our pharmaceutical products and the projected revenues from these products are not adequate to support our expansion and product development programs. We will need substantial additional funds to build our new production facilities, pursue further research and development, obtain regulatory approvals; file, prosecute, defend and enforce our intellectual property rights and market our products. We will seek additional funds through public or private equity or debt financing, strategic transactions and/or from other sources. We could enter into collaborative arrangements for the development of particular products that would lead to our relinquishing some or all rights to the related technology or products.

There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary. The failure to fund our capital requirements would have a material adverse effect on our business, financial condition and results of operations.

Our limited operating history makes it difficult to evaluate our future prospects and results of operations

We have a limited operating history. Aida commenced operations in 1999. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving industries such as the pharmaceutical industry in China.  Some of these risks and uncertainties relate to our ability to:

•

maintain our position as one of the market leaders in China;

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offer new and innovative drugs to attract and retain a larger customer base;

•

attract additional customers and increase spending per customer;

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increase awareness of our brand and continue to develop user and customer loyalty;

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respond to competitive market conditions;

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respond to changes in our regulatory environment;

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manage risks associated with intellectual property rights;

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maintain effective control of our costs and expenses;

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raise sufficient capital to sustain and expand our business;

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attract, retain and motivate qualified personnel; and

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upgrade our technology to support additional research and development of new products.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

We are currently dependent on our flagship product, Etimicin Sulfate. A reduction in revenues of Etimicin would cause our revenues to decline and could materially harm our business.

We are largely dependent on sales of our pillar product, Etimicin Sulfate (“Etimicin”). Revenues from sales of Etimicin accounted for 88% of our total revenues for the year ended December 31, 2006 and accounted for 69% of our revenues during the first nine months of 2007. We are developing some new products which will account a large portion of our revenues in the future. We expect that sales of Etimicin will continue to comprise a substantial portion of our revenues in the coming two years.

Any reduction in revenues from Etimicin will have a direct negative impact on our business, financial condition and results of operations. Our Etimicin associated revenues could be adversely affected by a variety of factors, including:

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increased competition;

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new product introductions;

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government-imposed pricing constraints;

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intellectual property issues;

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problems with raw materials supply;

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disruptions in manufacturing or distribution; and

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newly discovered safety issues.

Specifically during the first nine months of 2007, we suffered a negative impact on our sales caused by a relatively rigorous industrial environment due to strict regulation policies, a personnel change at the SFDA, and market disorder created by patent infringement.

Due to our relative lack of product diversification, an investment in our Company may entail more risk than investments in companies that offer a wider variety of products or services. Despite our efforts, we may be unable to develop or acquire new products that would enable us to diversify our business and reduce our dependence on Etimicin.

We cannot assure you that our organic growth strategy will be successful.

One of our growth strategies is to grow organically through increasing the distribution and sales of our products by penetrating existing markets in China and entering new geographic markets in China as well as other parts of Asia and the United States. However, many obstacles to entering such new markets exist, including, but not limited to, international trade and tariff barriers, shipping and delivery costs, costs associated with marketing efforts abroad and maintaining attractive foreign exchange ratios. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

We cannot assure you that our acquisition growth strategy will be successful.

In addition to our organic growth strategy, we also expect to grow through strategic acquisitions. We intend to pursue opportunities to acquire businesses in China that are complementary or related in product lines and business structure to us. We may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us. If we do identify an appropriate acquisition candidate, we may not be able to negotiate successfully the terms of an acquisition, or, if the acquisition occurs, integrate the acquired business into our existing business. Acquisitions of businesses or other material operations may require debt financing or additional equity financing, resulting in leverage or dilution of ownership. Integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. We also may not be able to maintain key employees or customers of an acquired business or realize cost efficiencies or synergies or other benefits we anticipated when selecting our acquisition candidates. In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings. At times, acquisition candidates may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition. In addition to the above, acquisitions in China, including of state owned businesses, will be required to comply with laws of the People's Republic of China ("PRC"), to the extent applicable. There can be no assurance that any given proposed acquisition will be able to comply with PRC requirements, rules and/or regulations, or that we will successfully obtain governmental approvals which are necessary to consummate such acquisitions, to the extent required.

Our success depends on collaborative partners, licensees and other third parties over whom we have limited control.

Due to the complexity of the process of developing pharmaceuticals, our core business includes arrangements with pharmaceutical institutes, corporate and academic collaborators, licensors, licensees and others for the research, development, clinical testing, technology rights, manufacturing, marketing and commercialization of our products. There are no assurances that we will be able to establish or maintain collaborations that are important to our business on favorable terms, or at all.

A number of risks arise from our dependence on collaborative agreements with third parties. Product development and commercialization efforts could be adversely affected if any collaborative partner:

•

terminates or suspends its agreement with us;

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causes delays;

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fails to timely develop or manufacture in adequate quantities a substance needed in order to conduct clinical trials;

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fails to adequately perform clinical trials;

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determines not to develop, manufacture or commercialize a product to which it has rights; or

•

otherwise fails to meet its contractual obligations.

Our collaborative partners could pursue other technologies or develop alternative products that could compete with the products we are developing.

The profitability of our products depends in part on our ability to protect proprietary rights and operate without infringing the proprietary rights of others.

The profitability of our products depends in part on our ability to obtain and maintain patents and licenses and preserve trade secrets, and the period during which our intellectual property remains exclusive. We must also operate without infringing the proprietary rights of third parties and without third parties circumventing our rights. The patent positions of pharmaceutical enterprises, including ours, are uncertain and involve complex legal and factual questions for which important legal principles are largely unresolved. For example, no consistent policy has emerged regarding the breadth of biotechnology patent claims that are granted by the U.S. Patent and Trademark Office or enforced by the U.S. federal courts. In addition, the scope of the originally claimed subject matter in a patent application can be significantly reduced before a patent is issued. The patent situation outside the U.S. is even more uncertain, is currently undergoing review and revision in many countries, and may not protect our intellectual property rights to the same extent as the laws of the U.S. Because patent applications are maintained in secrecy in some cases, we cannot be certain that our licensors or we are the first creators of inventions described in our pending patent applications or patents or the first to file patent applications for such inventions.

Other companies may independently develop similar products and design around any patented products we develop. We cannot assure you that:

•

any of our patent applications will result in the issuance of patents;

•

we will develop additional patentable products;

•

the patents we have been issued will provide us with any competitive advantages;

•

the patents of others will not impede our ability to do business; or

•

third parties will not be able to circumvent our patents.

A number of pharmaceutical, research and academic companies and institutions have developed technologies, filed patent applications or received patents on technologies that may relate to our business. If these technologies, applications or patents conflict with ours, the scope of our current or future patents could be limited or our patent applications could be denied. Our business may be adversely affected if competitors independently develop competing technologies, especially if we do not obtain, or obtain only narrow, patent protection. If patents that cover our activities are issued to other companies, we may not be able to obtain licenses at a reasonable cost, or at all; develop our technology; or introduce, manufacture or sell the products we have planned.

Patent litigation is becoming widespread in the pharmaceutical industry. Such litigation may affect our efforts to form collaborations, to conduct research or development, to conduct clinical testing or to manufacture or market any products under development. There are no assurances that our patents would be held valid or enforceable by a court or that a competitor’s technology or product would be found to infringe our patents in the event of patent litigation.  Our business could be materially affected by an adverse outcome to such litigation. Similarly, we may need to participate in interference proceedings declared by the U.S. Patent and Trademark Office or equivalent international authorities to determine priority of invention. We could incur substantial costs and devote significant management resources to defend our patent position or to seek a declaration that another company’s patents are invalid.

Much of our know-how and technology may not be patentable, though it may constitute trade secrets.  There are no assurances that we will be able to meaningfully protect our trade secrets. We cannot assure you that any of our existing confidentiality agreements with employees, consultants, advisors or collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Collaborators, advisors or consultants may dispute the ownership of proprietary rights to our technology, for example by asserting that they developed the technology independently.

We may not be able to get the certification of good manufacturing practices (GMP) for new products.

GMP Certificate is the regulatory requirement for pharmaceutical companies to obtain to maintain their qualification of manufacturing. The GMP certification is instructed and supervised by government authority. The certificate will expire after five years from issuing and the pharmaceutical company shall have to apply for re-inspection and for extension of the certificate once re-inspection result is satisfactory.

We have to obtain the GMP Certificate to qualify our manufacturing. But since there is uncertainty of obtaining the certificate, if we fail to get it, we have to reallocate our production capacity. It may adversely affect our performance.

We may encounter difficulties in manufacturing our products.

Before our products can be profitable, they must be produced in commercial quantities in a cost-effective manufacturing process that complies with regulatory requirements, including GMP, production and quality control regulations. If we cannot arrange for or maintain commercial-scale manufacturing on acceptable terms, or if there are delays or difficulties in the manufacturing process, we may not be able to conduct clinical trials, obtain regulatory approval or meet demand for our products. Production of our products could require raw materials which are scarce or which can be obtained only from a limited number of sources. If we are unable to obtain adequate supplies of such raw materials, the development, regulatory approval and marketing of our products could be delayed.

We could need more clinical trials or take more time to complete our clinical trials than we have planned.

Clinical trials vary in design by factors including dosage, end points, length, and controls. We may need to conduct a series of trials to demonstrate the safety and efficacy of our products. The results of these trials may not demonstrate safety or efficacy sufficiently for regulatory authorities to approve our products. Further, the actual schedules for our clinical trials could vary dramatically from the forecasted schedules due to factors including changes in trial design, conflicts with the schedules of participating clinicians and clinical institutions, and changes affecting product supplies for clinical trials.

We rely on collaborators, including academic institutions, governmental agencies and clinical research organizations, to conduct, supervise, monitor and design some or all aspects of clinical trials involving our products. Since these trials depend on governmental participation and funding, we have less control over their timing and design than trials we sponsor. Delays in or failure to commence or complete any planned clinical trials could delay the ultimate timelines for our product releases. Such delays could reduce investors’ confidence in our ability to develop products, likely causing our share price to decrease.

We may not be able to obtain the regulatory approvals or clearances that are necessary to commercialize our products.

The People’s Republic of China (“PRC”) and other countries impose significant statutory and regulatory obligations upon the manufacture and sale of pharmaceutical products. Each regulatory authority typically has a lengthy approval process in which it examines pre-clinical and clinical data and the facilities in which the product is manufactured. Regulatory submissions must meet complex criteria to demonstrate the safety and efficacy of the ultimate products. Addressing these criteria requires considerable data collection, verification and analysis. We may spend time and money preparing regulatory submissions or applications without assurances as to whether they will be approved on a timely basis or at all.

Our product candidates, some of whom are currently in the early stages of development, will require significant additional development and pre-clinical and clinical testing prior to their commercialization.  These steps and the process of obtaining required approvals and clearances can be costly and time-consuming. If our potential products are not successfully developed, cannot be proven to be safe and effective through clinical trials, or do not receive applicable regulatory approvals and clearances, or if there are delays in the process:

•

the commercialization of our products could be adversely affected;

•

any competitive advantages of the products could be diminished; and

•

revenues or collaborative milestones from the products could be reduced or delayed.

Governmental and regulatory authorities may approve a product candidate for fewer indications or narrower circumstances than requested or may condition approval on the performance of post-marketing studies for a product candidate. Even if a product receives regulatory approval and clearance, it may later exhibit adverse side effects that limit or prevent its widespread use or that force us to withdraw the product from the market.

Any marketed product and its manufacturer will continue to be subject to strict regulation after approval. Results of post-marketing programs may limit or expand the further marketing of products. Unforeseen problems with an approved product or any violation of regulations could result in restrictions on the product, including its withdrawal from the market and possible civil actions.

In manufacturing our products we will be required to comply with applicable good manufacturing practices regulations, which include requirements relating to quality control and quality assurance, as well as the maintenance of records and documentation. If we cannot comply with regulatory requirements, including applicable good manufacturing practice requirements, we may not be allowed to develop or market the product candidates. If we or our manufacturers fail to comply with applicable regulatory requirements at any stage during the regulatory process, we may be subject to sanctions, including fines, product recalls or seizures, injunctions, refusal of regulatory agencies to review pending market approval applications or supplements to approve applications, total or partial suspension of production, civil penalties, withdrawals of previously approved marketing applications and criminal prosecution.

Competitors may develop and market pharmaceutical products that are less expensive, more effective or safer, making our products obsolete or uncompetitive.

Some of our competitors and potential competitors have greater product development capabilities and financial, scientific, marketing and human resources than we do. Technological competition from pharmaceutical companies is intense and is expected to increase. Other companies have developed technologies that could be the basis for competitive products. Some of these products have an entirely different approach or means of accomplishing the desired curative effect than products we are developing. Alternative products may be developed that are more effective, work faster and are less costly than our products. Competitors may succeed in developing products earlier than us, obtaining approvals and clearances for such products more rapidly than us, or developing products that are more effective than ours. In addition, other forms of treatment may be competitive with our products. Over time, our technology or products may become obsolete or uncompetitive.

Our products may not gain market acceptance.

Our products may not gain market acceptance in the medical community. The degree of market acceptance of any product depends on a number of factors, including establishment and demonstration of clinical efficacy and safety, cost-effectiveness, clinical advantages over alternative products, and marketing and distribution support for the products. Limited information regarding these factors is available in connection with our products or products that may compete with ours.

To directly market and distribute our pharmaceutical products, we or our collaborators require a marketing and sales force with appropriate technical expertise and supporting distribution capabilities. We may not be able to further establish sales, marketing and distribution capabilities or enter into arrangements with third parties on acceptable terms. If we or our partners cannot successfully market and sell our products, our ability to generate revenue will be limited.

Our operations and the use of our products could subject us to damages relating to injuries or accidental contamination.

Our research and development processes may involve the controlled use of hazardous materials.  We are subject to federal, provincial and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and waste products. The risk of accidental contamination or injury from handling and disposing of such materials cannot be completely eliminated. In the event of an accident involving hazardous materials, we could be held liable for resulting damages. We are not insured with respect to this liability. Such liability could exceed our resources. In the future, we could incur significant costs to comply with environmental laws and regulations.

If we were successfully sued for product liability, we could face substantial liabilities that may exceed our resources.

We may be held liable if any product we develop causes injury or is found unsuitable during product testing, manufacturing, marketing, sale or use. These risks are inherent in the development of pharmaceutical products. We currently do not have product liability insurance. We are not insured with respect to this liability. If we choose to obtain product liability insurance but cannot obtain sufficient insurance coverage at an acceptable cost or otherwise protect against potential product liability claims, the commercialization of products that we develop may be prevented or inhibited.  If we are sued for any injury caused by our products, our liability could exceed our total assets.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development.  Insurance companies in China offer limited business insurance products. We do not have any business liability or disruption insurance coverage for our operations in China. Any business disruption, litigation or natural disaster may result in our incurring substantial costs and the diversion of our resources.

We may have difficulty defending our intellectual property rights from infringement.

We regard our service marks, trademarks, trade secrets, patents and similar intellectual property as critical to our success. We rely on trademark, patent and trade secret law, as well as confidentiality and license agreements with certain of our employees, customers and others to protect our proprietary rights. We have received trademark and patent protection for certain of our products in the People's Republic of China. No assurance can be given that our patents and licenses will not be challenged, invalidated, infringed or circumvented, or that our intellectual property rights will provide competitive advantage to us. There can be no assurance that we will be able to obtain a license from a third-party technology that we may need to conduct our business or that such technology can be licensed at a reasonable cost. Presently we sell our products mainly in China. To the extent that we market our products in other countries, we may have to take additional action to protect our intellectual property. The measures we take to protect our proprietary rights may be inadequate and we cannot give you any assurance that our competitors will not independently develop formulations and processes that are substantially equivalent or superior to our own or copy our products.

If our products infringe the intellectual property rights of third parties, we may incur substantial liabilities, and we may be unable to sell these products.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Under the PRC Patent Law promulgated by the People’s Congress in March 1984 and later revised in September 1992 and August 2000, patent applications are maintained in confidence until their publication 18 months from the filing date. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications are filed. China adopts the first-to-file system under which whoever first files a patent application (instead of the one who makes first actual discoveries) will be awarded the patent. By contrast, U.S. patent law endorses the first-to-invent system under which whoever makes the first actual discovery will be awarded the patent. Under the first-to-file system, even after reasonable investigation we may not know with certainty whether we have infringed a third party’s patent because such third party may have filed a patent application without our knowledge while we are still developing that product. We are aware of intellectual property rights held by third parties that relate to products or technologies we are developing. For example, we are aware of a patent held by a third party that may relate to our product. We believe, as to each claim in this patent, that we either do not infringe the claim of the patent or that the claim is invalid. While the validity of issued patents, patentability of pending patent applications and applicability of any of them to our programs are uncertain, if asserted against us, any related patent rights could adversely affect our ability to commercialize our products.

If a third party claims that we infringe its proprietary rights, any of the following may occur:

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we may become involved in time-consuming and expensive litigation, even if the claim is without merit;

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we may become liable for substantial damages for past infringement if a court decides that our technology infringes a third party’s patent;

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a court may prohibit us from selling or licensing our product without a license from the patent holder, which may not be available on commercially acceptable terms, if at all, or which may require us to pay substantial royalties or grant cross licenses to our patents; and

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we may have to reformulate our product so that it does not infringe patent rights of others, which may not be possible or could be very expensive and time-consuming.

Although to date we have not experienced any of the circumstances listed above, if any of these events occurs, our business will suffer and the market price of our stock could decline.

Our success depends on attracting and retaining qualified personnel.

We depend on a core management and scientific team. The loss of any of these individuals could prevent us from achieving our business objective of commercializing our product candidates. Our future success will depend in large part on our continued ability to attract and retain other highly qualified scientific, technical and management personnel, as well as personnel with expertise in clinical testing and government regulation. We face competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations. If our recruitment and retention efforts are unsuccessful, our business operations could suffer.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Corporate Structure

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain.  If we are found to be in violation, we could be subject to sanctions.  In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business. We may be considered a foreign person or foreign invested enterprise under PRC law. As a result, we would be subject to PRC law limitations on foreign ownership of Chinese companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our business. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

We may be adversely affected by complexity, uncertainties and changes in PRC regulation of pharmaceutical business and companies, including limitations on our ability to own key assets.

The PRC government regulates the pharmaceutical industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the pharmaceutical industry. These laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be a violation of applicable laws and regulations. Issues, risks and uncertainties relating to PRC government regulation of the pharmaceutical industry include uncertainties relating to the regulation of the pharmaceutical business in China, including evolving licensing practices, which means that permits, licenses or operations at our Company may be subject to challenge. This may disrupt our business, or subject us to sanctions, requirements to increase capital or other conditions or enforcement, or compromise enforceability of related contractual arrangements, or have other harmful effects on us.

Risks Related to Doing Business in China

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China.  China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources.  Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

If PRC law were to phase out the preferential tax benefits currently being extended to foreign invested enterprises, we would have to pay more taxes, which could have a material and adverse effect on our financial condition and results of operations.

Under PRC laws and regulations, Aida enjoys preferential tax benefits as a foreign invested enterprise.  If the PRC law were to phase out preferential tax benefits currently granted to Aida, we would be subject to the standard statutory tax rate, which currently is 33%. Loss of this preferential tax treatment could have a material and adverse effect on our financial condition and results of operations.

Aida is subject to restrictions on making payments to us.

We are a holding company incorporated in the State of Nevada, United States of America and do not have any assets or conduct any business operations other than our investments in our subsidiary companies in China. As a result of our holding company structure, we rely entirely on payments from our subsidiary companies in China. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. See “—Government control of currency conversion may affect the value of your investment.” Furthermore, if our affiliated entities in China incur debt on their own in the future, the instruments governing the debt may restrict their ability to make payments. If we are unable to receive all of the revenues from our operations through dividends or other arrangements, we may be unable to pay dividends on our common stock.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business primarily through our affiliated Chinese entities, including principally Aida.  Our operations in China are governed by PRC laws and regulations. We are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes.  Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us, our management or our named experts.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all of our senior executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon our senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, we have been advised that the PRC does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries and our affiliated entity to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Our revenues and costs are mostly denominated in RMB, while some of our financial assets are denominated in U.S. dollars. We rely entirely on fees paid to us by our affiliated entity in China. Any significant fluctuation in value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes. An appreciation of RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into RMB, as RMB is our functional currency.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of SARS or another epidemic or outbreak. China reported a number of cases of SARS in April 2004. Any prolonged recurrence of SARS or other adverse public health developments in China may have a material adverse effect on our business operations.  For instance, health or other government regulations adopted in response may require temporary closure of our production facilities or of our offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Risk Factors Related to this Offering

Our common stock, redeemable class A warrant and redeemable class B warrant prices may fall upon the future sale of additional shares of our common stock. Future sales of our common stock in the public market, or even the possibility of such sales, may materially and adversely affect the market price of our common stock, redeemable class A warrants and redeemable class B warrants. There were 27,000,000 shares of common stock outstanding before this offering. Substantially all of such shares are "restricted securities" within the meaning of Rule 144 of the Securities Act of 1933. All of these restricted shares of our common stock will become eligible for resale under Rule 144 within one year from the day that the shares offered herein are deemed "effective" by the Securities and Exchange Commission.

Redemption of redeemable class A warrants and/or redeemable class B warrants could deprive you of your right to exercise your warrants. The redeemable class A warrants and redeemable class B warrants are redeemable by us, at a redemption price of $0.10 per warrant, upon at least 30 days' prior written notice, commencing on June 29, 2008 (six months after the date of this Prospectus), if the average of the closing high bid prices of the common stock exceeds $3.00 or $3.50, respectively, for five consecutive trading days ending on the third day prior to the date on which notice took effect. If the redeemable class A warrants and/or redeemable class B warrants are redeemed, the holders will lose their right to exercise their warrants except during such 30 day redemption period. Redemption of the redeemable class A warrants and/or redeemable class B warrants could force the holders to exercise the warrants at a time when it may be disadvantageous for the holders to do so or to sell the warrants at the then current market value.

Unless the price of our common stock trades above $3.00, you may never have an opportunity to exercise your redeemable class A warrants or redeemable class B warrants, resulting in a complete loss of their value. The redeemable class A warrants and redeemable class B warrants are exercisable at prices of $3.00 and $3.50 per share, respectively. Unless our common stock trades above that price, you will have no incentive to exercise the warrants. If our common stock does not trade above $3.00 or $.50 per share within five years, there would be no reason for you to exercise the warrants and they will become worthless.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We intend to retain all earnings for the Company’s operations.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Our common shares are thinly traded and, you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Company cannot predict the extent to which an active public market for its common stock will develop or be sustained. However, the Company does not rule out the possibility of applying for listing on the Nasdaq National Market or other exchanges.

Our common shares have been sporadically or “thinly-traded” on the “Over-the-Counter Bulletin Board” since only September 28, 2005, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for our current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; additions or departures of our key personnel; as well as other items discussed under this “Risk Factors” section, and elsewhere in this Prospectus. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.  However, the Company does not rule out the possibility of applying for listing on the Nasdaq National Market or other exchanges.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common share price may subject us to securities litigation.

The limited market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our corporate actions are substantially controlled by our principal shareholders.

Our principal shareholders own the majority of our outstanding common stock. These shareholders, acting individually or as a group, exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in these principal shareholders, elections of our board of directors will generally be within the control of these shareholders. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders. As such, it would be difficult for shareholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of the Company.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation do not contain any specific provisions that eliminate the liability of our directors for monetary damages to our Company and shareholders; however, we intend to give such indemnification to our directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our Company and shareholders.

Legislative actions, higher insurance costs and potential new accounting pronouncements may impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies, which we may seek to purchase. Further, there could be changes in certain accounting rules.  These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our shareholders.

We may, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Forward-Looking Statements

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements about our expectations and plans, anticipated future events and conditions, estimates, and financial trends, which may affect our plan of operation, business strategy, operating results, and financial position. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," or "should" or other variations or similar words. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds for those shares sold by selling shareholder. We may receive up to $2,640,000 for the sale of the 1,200,000 units additional shares we are offering.

The net proceeds to be realized by us from this offering, after deducting $150,000 in estimated expenses related to this offering is up to $2,490,000.

TABLE OF USE OF PROCEEDS

	Assumes	Assumes	Assumes
	Sale of	Sale of	Sale of
	25% of	50% of	100% of
	Offering	Offering	Offering

Total Proceeds	$660,000	$1,320,000	$2,640,000
Less: offering expenses	$150,000	$150,000	$150,000

Net Proceeds from Offering Available	$510,000	$1,170,000	$2,490,000

Construction of GMP manufacturing
Facility for new drug Rh-Apo2l.(1)	$510,000	$1,170,000	$1,500,000
Marketing of Rh-Apo2l and Etimicin (2)	$0	$0	$500,000
Research & clinical trials of new drugs
including Vasostatin-Apo2l	$0	$0	$490,000

Total Use of Proceeds	$510,000	$1,170,000	$2,490,000

(1)

Rh-Apo2l is being evaluated in a Phase II trial as a biopharmaceutical potential cancer therapeutic. We plan to complete clinical trials around the end of this year and get production approval in the first half of 2008 if we can get such approval from SFDA as expected.  A GMP certified manufacturing facility is a necessity of obtaining the production approval.

(2)

We expect to spend $500,000 for the marketing of Rh-Apo2l and Etimicin.

(3)

We expect to spend $490,000 for research and clinical trials of our new drugs including Vasostatin-Apo2l.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “AIDA.OB” For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	CLOSING BID		CLOSING ASK
	High	Low	High	Low
2005
September 14 through September 30 (first available)	None	None	None	None
October 3 through November 29	$0.35	$0.15	$0.45	$0.23
November 30 through December 30	$1.30	$0.51	$1.90	$1.30

2006
January 3 through March 31	$1.90	$0.67	$2.50	$1.75
April 3 through June 30	$1.97	$1.01	$2.00	$1.07
July 3 through Sept. 29	$1.46	$0.70	$1.50	$0.75
October 2 through December 29	$1.80	$0.85	$1.82	$0.97

2007
January 2 through March 30	$2.17	$1.11	$2.18	$1.15
April 2 though June 29	$1.46	$0.96	$1.59	$1.00
July 2 through September 28	$1.27	$1.01	$1.24	$0.86

The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15(g)9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant's net tangible assets; or exempted from the definition by the Commission. Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the Company’s common stock and may affect the ability of stockholders to sell their shares.

Holders

As of November 30, 2007, the approximate number of stockholders of record of the Common Stock of the Company was 55. We have 27,000,000 shares issued and outstanding as of the date of this prospectus.

Dividends

We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no material restrictions in our certificate of incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

DETERMINATION OF OFFERING PRICE

The Units will be sold at a price of $2.20 per unit.  We believe that this price is fair based upon the current price of our current common stock and because the purchasers will be receiving one share, one Class A warrant and one Class B warrant each of which will entitle the warrant holder to purchase one share of the Company’s common stock at $2.50 per share in the case of the Class A warrant and $3.00 in the case of the Class B warrant.  Furthermore, we do not want to sell shares at a price below $2.20 per share because that might cause our stock price to stagnate at that price.  Except as set forth above, we have not used any formulas or other specific criteria to determine the price of the units and the offering price has no relationship to any established criteria of value, such as book value or earnings per share. The selling security holder may sell all or a portion of their shares in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices.

DILUTION AND COMPARATIVE DATA

The difference between the public offering price per share of common stock, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

As of September 30, 2007, our net tangible book value was $1,694,595, or approximately $0.063 per share of common stock. After giving effect to the sale of the maximum offering of 1,200,000 shares of common stock, and the deduction of estimated expenses of this offering, our pro forma net tangible book value at September 30, 2007, would have been $4,184,595, or $0.148 per share, representing an immediate increase in net tangible book value of $0.085 per share to initial stockholders and an immediate dilution of $2.052 per share to new investors.

The net tangible book value is derived from our balance sheet data of September 30, 2007 as follows:

Total Assets	$58,637,214
Less: Land Use Rights, net	3,836,263
Patents, net	5,540,779
Tangible Assets	49,260,172
Less: Total Liabilities	47,565,577
Net Tangible Book Value	1,694,595
Common Shares Outstanding	27,000,000
Net Tangible Book Value Per Share	0.063

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the Units:

Public Offering Price	$-	$2.20
Net Tangible book value before this
offering	1,694,595	0.063
Increase attributable to new investors	2,490,000	2.20

Pro forma net tangible book value after	$4,184,595	$0.148
this offering
Dilution to new investors	$-	$2.052

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value (deficiency) before this offering	$1,694,595
Proceeds from the offering (maximum)	2,490,000
4,184,595

Denominator:
Shares of common stock outstanding prior to this offering	27,000,000
Shares of common stock included in the units offered(maximum)	1,200,000
28,200,000

The following table sets forth with respect to the existing shareholders, a comparison of the number of shares of Common Stock owned by the existing shareholders, the number of common stock to be purchased from the Company by the purchasers of the Units offered hereby and the respective aggregate consideration paid to the Company and the average price per share:

Assuming Maximum Offering:
	Shares Purchase		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share

Existing shareholders(1)	27,000,000	95.74%	$5,231,352	67.75%	$0.19
New investors	1,200,000	4.26%	2,490,000	32.25%	2.08

Total	28,200,000	100.00%	$7,721,352	100.00%	$0.27

(1)	Includes 11,620,425 shares of common stock issued to officers, directors and affiliated persons.

CAPITALIZATION

The following table summarizes our long-term obligations and capitalization as of September 30, 2007, and as adjusted as of that date to reflect our sale of 1,200,000 units and our application of the estimated net proceeds, and after deducting the estimated offering expenses. The information in the table assumes an initial public offering price of $2.20 per unit. The information in the table should be read in conjunction with the more detailed combined financial statements and notes presented elsewhere in this prospectus.

	September 30, 2007

	Actual	As Adjusted

Total Liabilities	$47,565,577	$47,565,577

Shareholders' equity:
Common stock, $0.001 par value, 75,000,000 shares
authorized, 27,000,000 shares issued and
outstanding at September 30, 2007; 28,200,000 shares
issued and outstanding, as adjusted	27,000	28,200
Additional paid-in capital	5,024,232	7,693,152
Retained earnings (the restricted portion is $998,149
at September 30, 2007)	4,923,467	4,923,467
Accumulated and other comprehensive income	916,818	916,818
Total shareholders' equity	11,071,637	13,561,637

Total Liabilities and shareholders equity	$58,637,214	$61,127,214

Additional information about financial presentation options and warrants. Unless this prospectus indicates otherwise, all information presented in this prospectus assumes no exercise of the class A warrants or class B warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Preliminary Note Regarding Forward-Looking Statements

.

We have included forward-looking statements in this Prospectus. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward looking statements. Without limiting the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "estimate", "plan" or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions, demand for the Company's products, competitive factors in the industries in which we compete or intend to compete, natural gas availability and cost and timing, impact and other uncertainties of our future acquisition plans.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We believe the following is among the most critical accounting policies that impact our consolidated financial statements. We suggest that our significant accounting policies, as described in our consolidated financial statements in the Summary of Significant Accounting Policies, be read in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations.

We recognize revenue in accordance with Staff Accounting Bulletin ("SAB") No. 104. All of the following criteria must exist in order for us to recognize revenue:

1. Persuasive evidence of an arrangement exists;

2. Delivery has occurred or services have been rendered;

3. The seller's price to the buyer is fixed or determinable; and

4. Collectibility is reasonably assured.

For fixed-priced refundable contracts, the Company recognizes revenue on a completion basis. Progress payments received/receivables are recognized as revenue only if the specified criteria is achieved, accepted by the customer, confirmed not refundable and continued performance of future research and development services related to the criteria are not required.

We have identified one policy area as critical to the understanding of our consolidated financial statements. The preparation of our consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of sales and expenses during the reporting periods. With respect to net realizable value of the Company's accounts receivable, Long-lived assets and inventories, significant estimation judgments are made and actual results could differ materially from these estimates.

For the three and nine months ended September 30, 2007, management of the Company provided a reserve on its accounts receivable to reflect management’s expectation on the collectibility of aged accounts receivable. Management’s estimation of the reserve on accounts receivable at September 30, 2007 was based on the current facts that there are aged accounts receivable. Management has assessed the customers’ ability to continue to pay the outstanding invoices timely, and whether their financial position will deteriorate significantly in the future which would result in their inability to pay their debts to the Company.

For the three and nine months ended September 30, 2007, the Company had made no impairments for Long-lived assets. Long-lived assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The Company also periodically evaluates the amortization periods of its depreciable assets to determine whether subsequent events and circumstances warrant revised estimates of the useful lives.

Management's estimation whether a provision is needed is based on management’s analysis of the current facts of whether potential impairments on the current carrying value of the inventories due to potential obsolescence exist as a result of aged inventories. In making their judgments, management made their estimations of the potential impairments based on the demand for their products in the future and the trends of turnover of the inventories.

While the Company's management currently believes that there is little likelihood that the actual results of their current estimates will differ materially from such current estimates, if the financial position of its customers deteriorates, if there is a significant reduction in the carrying value of its Long-lived assets, or if, customer demand for its products decreases significantly in the near future, the Company could realize significant write downs for uncollectible accounts receivable, impairment of Long-lived assets or slow moving inventories.

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"), an interpretation of FASB statement No. 109, Accounting for Income Taxes. The interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of September 30, 2007, the Company does not have a liability for unrecognized tax benefits.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The Company is currently in the process of evaluating the effect, if any, the adoption of SFAS No. 157 will have on its consolidated results of operations, financial position, or cash flows.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities −− Including an amendment of FASB Statement No. 115 (“FAS 159”). FAS 159, which becomes effective for the Company on January 1, 2008. This standard permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that election, if any, of this fair-value option will have a material effect on the results or operations or consolidated financial position

RESULTS OF OPERATIONS – THREE MONTHS ENDED SEPTEMBER 30, 2007 AS COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2006

The following table sets forth selected statements of income data as a percentage of revenues for the three months indicated.

	Three Months Ended September 30,
	2007	2006

Revenues, net	100.00%	100.00%
Cost of goods sold	(48.25)%	(44.19)%
Gross margin	51.75%	55.81%
Selling and distribution	(18.82)%	(16.73)%
General and administrative	(13.44)%	(18.60)%
Research and development	(1.01)%	(0.65)%
Other expense	(5.87)%	0.21%
Income taxes	(2.08)%	(3.10)%
Minority interests	(3.49)%	(3.86)%
Net (loss) income	7.04%	13.09%

Revenues, Cost of Goods Sold and Gross Profit

Revenues for the three months ended September 30, 2007 were $7,373,770 an increase of $349,879 from $7,023,891 for the three months ended September 30, 2006. Compared to the third quarter of 2006, the increase in sales revenues from our group of companies engaging in the production of different types of Etimicin for the third quarter of 2007 and 2006 were as follows:

	Three Months Ended September 30,
Companies	2007	2006	Increase/ (Decrease)

Hangzhou Aida Pharmaceutical Co., Ltd (“Hangzhou Aida”) specializes in the production of Etimicin powder	$2,524,765	$2,759,390	$(234,625)

Hainan Aike pharmaceutical Co., Ltd (“Aike”) specializes in the production of Etimicin transfusion	3,069,379	2,838,064	231,315

Changzhou Fangyuan Pharmaceutical Co., Ltd. (“Fangyuan”) specializes in the production of Etimicin injection	1,779,626	1,426,437	353,189

TOTAL	$7,373,770	$7,023,891	$349,879

For the three months ended September 30, 2007, the sales of Hangzhou Aida decreased by $234,625 or 8.50% as compared to the same period of 2006. The decrease in sales is mainly attributable to the decrease in sales of the Etimicin powder, “Aida”.

For the three months ended September 30, 2007, the sales of Hainan Aike increased by $231,315 or 8.15% as compared to the same period of 2006. The increase in sales can mainly be accounted for the increase in sales of the Etimicin transfusion product, “Aiyi”.

For the three months ended September 30, 2007, the sales of Fangyuan increased by $353,189 or 24.76% as compared to the same period of 2006. The increase in sales is mainly attributable to an increase in sales of Etimicin material product.

The cost of goods sold for the third quarter ended June 30, 2007 was $3,557,685 an increase of $454,169 from $3,103,516 for the same period of 2006. The increase in cost of goods sold can be analyzed as follows:

	Three Months Ended September 30,
Companies	2007	2006	Increase/ (Decrease)

Hangzhou Aida Pharmaceutical Co. Ltd (“Hangzhou Aida”) specializes in the production of Etimicin powder	$846,239	$940,872	$(94,633)

Hainan Aike pharmaceuticalCo. Ltd (“Aike”) specializesin the production of Etimicin transfusion	1,941,099	1,724,307	216,792

Changzhou Fangyuan Pharmaceutical Ltd. (“Fangyuan”) specializesin the production of Etimicininjection	770,347	438,337	332,010

TOTAL	$3,557,685	$3,103,516	$454,169

The cost of goods sold of Hangzhou Aida for the three months ended September 30, 2007 decreased by $94,633, or 10.06% compared to $940,872 for the same period in 2006. The decrease in the cost of goods sold can mainly be accounted for by a decrease in sales.

The cost of goods sold of Aike for the three months ended September 30, 2007 increased by $216,792, or 12.57% compared to $1,724,307for the same period in 2006. The increase can mainly be explained by the decrease in sales.

The cost of goods sold of Fangyuan for the three months ended September 30, 2007 increased by $332,010, or 75.74% compared to $438,337 for the same period in 2006.The increase is mainly due to the increase in sales.

Compared to the three months ended September 30, 2006, the percentage gross profit margin for our Company decreased from 55.81% to 51.75% for the third quarter ended June 30, 2007.

Research and Developments

The cost of the research and development for the third quarter of 2007 was 74,514 representing the cost incurred for the clinical trials for Rh-Apo2l by Qiaer, as compared to $45,323 for the third quarter of 2006.

Selling and Distribution

Selling and distribution expenses increased from $1,175,000 for the three months ended September 30, 2006 to $1,387,818 for the same period this year, or a 18.11% increase. Compared to the same period in 2006, our increase in the expenses was because of the following:

	Three Months Ended September 30,
Breakdown of Expenses	2007	2006	Increase/ (Decrease)

Traveling expenses	$422,580	$523,221	$(100,641)
Office expenses	202,815	210,595	(7,780)
Payroll	131,087	52,418	78,669
Conference fees	76,869	17,275	59,594
Rent	83,906	12,774	71,132
Entertainment	157,452	42,368	115,084
Advertising expenses	17,190	162,653	(145,463)
Other expenses	295,919	153,696	142,223

TOTAL	$1,387,818	$1,175,000	$212,818

For the three months ended September 30, 2007 traveling expenses and office expenses decreased by $100,641 and 7,780, respectively, compared with the same period last year. The decrease was mainly explained that the Company controlled the traveling and office expenses by effective administration.

For the three months ended September 30, 2007 advertising expenses decreased by $145,463, compared with the same period last year. The decrease was mainly explained that the Company carried out several great advertisements for sales promotion in the third quarter last year and no such great advertisements for the same period this year.

For the three months ended September 30, 2007, the rent expenses of $83,906 incurred for Aike, increased by $71,132, compared to $12,774 for the same period last year.

General and Administrative

General and administrative expenses decreased from $1,306,226 for the three months ended September 30, 2006 to $991,216 for the same period this year, representing a 24.12% decrease. The details of general and administrative expenses for the three months ended September 30, 2007 and 2006 were as follows:

	Three Months Ended September 30,
Breakdown of Expenses	2007	2006	Increase/ (Decrease)

Traveling expenses	$27,679	$49,643	$(21,964)
Office expenses	58,945	46,021	12,924
Payroll	97,654	140,111	(42,457)
Conference fees	19,322	17,800	1,522
Labor union & education & staff welfare	132,601	140,097	(7,496)
Consultancy fees	70,782	138,357	(67,575)
Entertainment	37,810	24,716	13,094
Depreciation	119,681	82,092	37,589
Amortization of intangible assets	163,064	452,463	(289,399)
Other expenses	263,678	214,926	48,752

TOTAL	$991,216	$1,306,226	$(315,010)

The consultancy fees which the company pays consultants for their consultation service decreased from $138,357 for the three months ended September 30, 2006 to $70,782 for the same period this year. The decrease was mainly attributable to a decrease of $79,360 in consultation service of Aida in the third quarter this year.

Amortization of intangible assets of $163,064 for the three months ended September 30, 2007 decreased by $289,399 from $452,463 for the same period last year. The decrease was explained by that amortization of deferred expense of $311,044 for the third quarter of 2006. On July 5, 2006, the Company issued 800,000 and 1,200,000 shares of common stock on Form S-8 with the Securities and Exchange Commission to employees and consultants, respectively. The deferred compensation is amortized over the service period.

Depreciation expenses of $119,681 for the three months ended September 30, 2007 increased by $37,589 from $82,092 fot the same period last year. The increase was mainly attributable to an increase of $28,431 in the depreciation expenses for Aida.

Other Income (Expenses)

Other income (expenses) decreased from $14,551 for the three months ended September 30, 2006 to $(433,086) for the same period this year. The other income (expenses) for the three months Ended September 30, 2007 and 2006 were as follows:

	Three Months Ended September 30,
Breakdown of Other Income (Expenses)	2007	2006	Increase/ (Decrease)

Interest expense, net	$(465,282)	$(459,511)	$(5,771)
Government grants	46,131	551,420	(505,289)
Investment income (loss)	(10,457)	-	(10,457)
Other (loss) income, net	(3,478)	(77,358)	73,880

TOTAL	$(433,086)	$14,551	$(447,637)

Net Interest expense for the three months ended September 30, 2007 increased slightly by $5,771 from $459,511 for the same period last year.

Government grants of $551,420 for the three months ended September 30, 2006 represented subsidies from the government. such income of $46,131 occurred for the same period this year.

Investment income (loss) of $(10,457) for the three months ended September 30, 2007 was mainly explained that he Company entered into agreement with Hangzhou Handcrafts Cooperate Association to transfer its 10.6% interest in Hangzhou Longde Medicine Machinery Co., Ltd. for $93,199 resulting in a loss of $14,285.And no such income occurred for the same period of 2006.

Income Taxes

Income tax expense was $153,182 for the three months ended September 30, 2007, as compared to $217,720 for the same period last year.

In accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. As a Company registered in Hainan, PRC, Aike is entitled a beneficial corporate income tax rate of 15% in accordance with the relevant tax laws in the PRC. Fangyuan enjoys a beneficial tax rate of 15% as it is registered in a national high-tech development zone. According to the relevant laws and regulations of PRC, the preferential tax rate of 15% is applied to companies established in the national high-tech development zone.

In accordance with the relevant taxation laws in the PRC, from the time that a company has its first profitable tax year, a foreign investment company is exempt from corporate income tax for its first two years and is then entitled to a 50% tax reduction for the succeeding three years. And the foreign investment company income tax rate is 27% in Hangzhou, PRC. Since Hangzhou Aida Pharmaceutical Co., Ltd has been a foreign investment company since 2004, so we are entitled to a 50% tax reduction in 2007.

Net (Loss) Income

In the third quarter of 2007, our net income decreased by $400,224 to a net income of $519,061 from $919,285 in the same period in 2006.

RESULTS OF OPERATIONS – NINE MONTHS ENDED SEPTEMBER 30, 2007 AS COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2006

The following table sets forth selected statements of income data as a percentage of revenues for the nine months indicated.

	Nine Months Ended September 30,
	2007	2006

Revenues, net	100.00%	100.00%
Cost of goods sold	(52.13)%	(49.24)%
Gross margin	47.87%	50.76%
Selling and distribution	(18.81)%	(24.05)%
General and administrative	(16.09)%	(14.73)%
Research and development	(1.27)%	(0.23)%
Other income (expense)	(5.87)%	(0.64)%
Income taxes	(1.02)%	(2.26)%
Minority interests	(3.01)%	(2.10)%
Net (loss) income	1.78%	6.75%

Revenues, Cost of Goods Sold and Gross Profit

Revenues for the nine months ended September 30, 2007 were $18,687,283 a decrease of $971,952 from $19,659,235 for the same time last year. Compared to the nine months of 2006, the decrease in sales revenues from our group of companies engaging in the production of different types of Etimicin for the nine months of 2007 and 2006 were as follows:

	Nine Months Ended September 30,
Companies	2007	2006	Increase/ (Decrease)

Hangzhou Aida Pharmaceutical Co., Ltd (“Hangzhou Aida”) specializes in the production of Etimicin powder	$5,347,266	$6,830,259	$(1,482,993)

Hainan Aike pharmaceutical Co., Ltd (“Aike”) specializes in the production of Etimicin transfusion	9,087,966	9,609,484	(521,518)

Changzhou Fangyuan Pharmaceutical Co., Ltd. (“Fangyuan”) specializes in the production of Etimicin injection	4,252,051	3,219,492	1,032,559

TOTAL	$18,687,283	$19,659,235	$(971,952)

For the nine months ended September 30, 2007, the sales of Hangzhou Aida decreased by $1,482,993 or 21.71% as compared to the same period of 2006. The Chinese pharmaceutical industry suffers from a relatively rigorous industrial environment since last year mainly due to the frequent strict regulation policies and personnel change from SFDA. This negatively affected the sales of the Company in the short term. The new medicine tender system for hospitals in some regions such as some east-south areas of China, in the beginning of 2007 requires the hospitals to purchase medicines and drugs only from the manufacturer of Pharmaceutical rather than distributors, which resulted in sales returns from some distributors. The Company believes after renewal of distribution channel and rapid adaptation to the new system, we can overcome the short period disadvantage. In a view of the long run, the Company will benefit a lot from the restructuring of the industry and government regulation as a well-disciplined and innovative company. Meanwhile, some other Etimicin manufacturers who infringed the patent of Etimicin also created disorder of the market, thus bringing negative impact against the business performance of the company.But with the successful ongoing of the legal action, we believe that those manufacturers will stop producing and selling shortly. We see the recovery of our sales from the second quarter compared with that in the first quarter of this year. We believe that our operation and growth will continue to recover in the coming quarters. We also expect that the commercialization of our new drugs will improve the heavy reliance on Etimicin and lessen the fluctuation of our performance.

For the nine months ended September 30, 2007, the sales of Hainan Aike decreased by $521,518 or 5.43% as compared to the same period of 2006. The decrease in sales can mainly be accounted for the slight decrease in sales of the Etimicin transfusion product, “Aiyi”.

For the nine months ended September 30, 2007, the sales of Fangyuan increased by $1,032,559 or 32.07% as compared to the same period of 2006. The increase in sales is the result of the intense marketing and promotion programs of a new Etimicin injection product, “Chuangcheng”. Another reason is the increase in sales of the Etimicin material product.

The cost of goods sold for the nine months ended September 30, 2007 was $9,740,952 an increase of $61,385 from $9,679,567, for the year 2006. The increase in cost of goods sold can be analyzed as follows:

	Nine Months Ended September 30,
Companies	2007	2006	Increase/ (Decrease)

Hangzhou Aida Pharmaceutical Co. Ltd (“Hangzhou Aida”) specializes in the production of Etimicin powder	$1,677,909	$1,959,058	$(281,149)

Hainan Aike pharmaceuticalCo.Ltd (“Aike”) specializesin the production of Etimicin transfusion	5,591,975	5,955,803	(363,828)

Changzhou Fangyuan Pharmaceutical Ltd. (“Fangyuan”) specializesin the production of Etimicininjection	2,471,068	1,764,706	706,362

TOTAL	$9,740,952	$9,679,567	$61,385

The cost of goods sold of Hangzhou Aida for the nine months ended September 30, 2007 decreased by $281,149, or 14.35% compared to $1,959,058 for the same period in 2006. The decrease in the cost of goods sold can mainly be accounted for by a decrease in sales by 21.71%.

The cost of goods sold of Aike for the nine months ended September 30, 2007 decreased by $363,828, or 6.11% compared to $5,595,803 for the same period in 2006. The increase can mainly be explained by the decrease in sales.

The cost of goods sold of Fangyuan for the nine months ended September 30, 2007 increased by $706,362, compared to $1,764,706 for the same period in 2006.The increase is mainly due to the increase in sales.

Compared to the nine months ended September 30, 2006, the percentage gross profit margin for our Company decreased from 50.76% to 47.87% for the same period in 2007.

Research and Developments

The cost of the research and development for the nine months ended September 30, 2007 was 238,159 representing the cost incurred for the clinical trials for Rh-Apo2l by Qiaer, as compared to $45,111 for the same period of 2006.

Selling and Distribution

Selling and distribution expenses decreased from $4,728,989 for the nine months ended September 30, 2006 to $3,515,776 for the same period this year, or a 25.65% decrease. Compared to the same period in 2006, our decrease in the expenses was because of the following:

	Nine Months Ended September 30,
Breakdown of Expenses	2007	2006	Increase/ (Decrease)

Traveling expenses	$1,081,545	1,713,380	$(631,835)
Sale commissions	81,084	431,207	(350,123)
Office expenses	632,859	799,684	(166,825)
Payroll	343,879	249,098	94,781
Conference fees	136,786	141,647	(4,861)
Rent	283,638	105,807	177,831
Entertainment	351,711	117,031	234,680
Advertising expenses	21,873	566,413	(544,540)
Other expenses	582,401	604,722	(22,321)

TOTAL	$3,515,776	$4,728,989	$(1,213,213)

For the nine months ended September 30, 2007 sale commissions of $81,084 decreased by $350,123, compared with the same period last year. The decrease was due to the decrease in the sales with commissions for Fangyuan.

For the nine months ended September 30, 2007 traveling expenses, office expenses and advertising expenses decreased by $631,835, $166,825 and $544,540 respectively, compared with the same period last year. The decrease was mainly explained that the Company controlled the selling expenses by effective administration.

For the nine months ended September 30, 2007, the rent expenses of $283,638 incurred for the Beijing office, the biggest sales office for Aike, increased by $177,831, compared to $105,807 for the same period last year.

General and Administrative

General and administrative expenses increased from $2,896,205 for the nine months ended September 30, 2006 to $3,006,799 for the same period this year, representing a 3.82% increase. The details of general and administrative expenses For the nine months ended September 30, 2007 and 2006 were as follows:

	Nine Months Ended September 30,
Breakdown of Expenses	2007	2006	Increase/ (Decrease)

Traveling expenses	$203,104	$188,765	$14,339
Office expenses	157,273	133,073	24,200
Payroll	526,580	422,687	103,893
Conference fees	42,253	27,564	14,689
Labor union & education & staff welfare	590,563	417,895	172,668
Consultancy fees	160,150	245,646	(85,496)
Entertainment	173,158	75,770	97,388
Depreciation	328,248	230,212	98,036
Amortization of intangible assets	537,449	680,617	(143,168)
Other expenses	288,021	473,976	(185,955)

TOTAL	$3,006,799	$2,896,205	$110,594

The labor union expenses & education expenses & staff welfare of $590,563 for the nine months ended September 30, 2007 increased by $172,668 from $417,895 for the same period last year. The increase was explained by the increase in the payroll per staff. And the payroll expenses of $526,580 for the nine months ended September 30, 2007 increased by $103,893 from $422,687 for the same period last year.

Amortization of intangible assets of $537,449 for the nine months ended September 30, 2007 decreased by $143,168 from $680,617 for the same period last year. The decrease was explained by that amortization of deferred expense of $311,044 for the third quarter of 2006. On July 5, 2006, the Company issued 800,000 and 1,200,000 shares of common stock on Form S-8 with the Securities and Exchange Commission to employees and consultants, respectively. The deferred compensation is amortized over the service period.

Depreciation expenses of $328,248 for the nine months ended September 30, 2007 increased by $98,036 from $230,212 for the same period last year. The increase was mainly attributable to an increase of $42,302 in the depreciation expenses for Fangyuan.

Other Income (Expenses)

Other income (expenses) decreased from $(124,625) for the nine months ended September 30, 2006 to $(1,097,792) for the same period this year. The other income (expenses) for the nine months ended September 30, 2007 and 2006 were as follows:

	Nine Months Ended September 30,
Breakdown of other income/(expenses)	2007	2006	Increase/ (Decrease)

Interest expense, net	$(1,180,813)	$(1,114,105)	$(66,708)
Government grants	95,998	1,097,724	(1,001,726)
Investment income	(10,457)	12,490	(22,947)
Gain on sale of marketable securities	120,356	-	120,356
Other (loss) income, net	(122,876)	(120,734)	(2,142)

TOTAL	$(1,097,792)	$(124,625)	$(973,167)

Net Interest expense for the nine months ended September 30, 2007 increased by $66,708 from $1,114,105 for the same period last year. The increase is mainly due to an increase in the interest for the short-term borrowings.

Government grants for the nine months ended September 30, 2007 decreased by $1,001,726 from $1,097,724 for the same period last year. The decrease is due to the decrease in subsidies from the government.

Investment income of $12,490 for the nine months ended September 30, 2006 represented the sold income of 8.33% outstanding shares of Zhejiang Anglikang Pharmaceutical Co., Ltd at a price of $12,490 and the investment income (loss) of $(10,457) for the same period this year was mainly explained that he Company entered into agreement with Hangzhou Handcrafts Cooperate Association to transfer its 10.6% interest in Hangzhou Longde Medicine Machinery Co., Ltd. for $93,199 resulting in a loss of $14,285.

Gain on sale of marketable securities of $120,356 for the nine months ended September 30, 2007 represented income from Chinese securities investment and no such income was incurred for the same period last year.

Income Taxes

Income tax expense was $191,349 for the nine months ended September 30, 2007, as compared to $445,047 for the same period last year.

In accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. As a Company registered in Hainan, PRC, Aike is entitled a beneficial corporate income tax rate of 15% in accordance with the relevant tax laws in the PRC. Fangyuan enjoys a beneficial tax rate of 15% as it is registered in a national high-tech development zone. According to the relevant laws and regulations of PRC, the preferential tax rate of 15% is applied to companies established in the national high-tech development zone.

In accordance with the relevant taxation laws in the PRC, from the time that a company has its first profitable tax year, a foreign investment company  is exempt from corporate income tax for its first two years and is then entitled to a 50% tax reduction for the succeeding three years. And the foreign investment company income tax rate is 27% in Hangzhou, PRC. Since Hangzhou Aida Pharmaceutical Co., Ltd has been a foreign investment company since 2004, so we are entitled to a 50% tax reduction in 2007.

Net (loss) Income

For the nine months ended September 30, 2007, our net income decreased by $993,285 to a net income of $333,388 from $1,326,673 in the same period in 2006.

RESULTS OF OPERATIONS – YEAR ENDED DECEMBER 31, 2006 COMPARED TO YEAR ENDED DECEMBER 31, 2005

The following table sets forth selected statements of income data as a percentage of revenues for the years indicated:

	Year Ended December 31, 2006	Year Ended December 31, 2005

Revenues	100.00%	100.00%
Cost of goods sold	(47.50)%	(33.98)%
Gross margin	52.50%	66.02%
Research and development	(1.10)%	(0.16)%
Selling and distribution	(18.83)%	(41.10)%
General and administrative	(19.29)%	(16.12)%
Other income (expense)	(5.44)%	(2.49)%
Income taxes	(0.58)%	(0.59)%
Minority interests	(2.35)%	(0.34)%
Gain from discontinued operation	0.00%	0.76%
Net income	4.90%	5.99%

Revenues, Cost of Goods Sold and Gross Profit

Revenues for the year ended December 31, 2006 were $29,643,103 an increase of $5,115,724 from $24,527,379 for the year ended December 31, 2005. Compared to the year of 2005, the increase in sales revenues from our group of companies engaging in the production of different types of Etimicin for the year ended 2006 and 2005 were as follows:

	Year Ended December 31,
Companies	2006	2005	Increase/ (Decrease)

Hangzhou Aida Pharmaceutical Co., Ltd (“Hangzhou Aida”) specializes in the production of Etimicin powder	$11,458,714	$11,702,930	$(244,216)

Hainan Aike pharmaceutical Co., Ltd (“Aike”) specializes in the production of Etimicin transfusion	13,324,204	10,195,250	3,128,954

Hangzhou Boda Medical Research and Development Co., Ltd.(“Boda”)	-	25,081	(25,081)

Shanghai Qiaer Bio-Technology Co., Ltd.(“Qiaer”)	-	-	-

Changzhou Fangyuan Pharmaceutical Co., Ltd. (“Fangyuan”) specializes in the production of Etimicin injection	4,860,185	2,604,118	2,256,067

TOTAL	$29,643,103	$24,527,379	$5,115,724

For the year ended December 31, 2006, the sales of Hangzhou Aida decreased by $244,216 or 2.1% as compared to the same period in 2005. The decrease is mainly attributable to the new implementations of government regulations that imposed an adverse effect on the pharmaceutical distribution of some of our distributors. These regulations demand more strictly on the promotion means of the distributions. As a result, they reduced their orders from the Company. Hangzhou Aida has taken some new measures to adapt to the new market environment and improve the operation result in sales since the second quarter this year.

For the year ended December 31, 2006, the sales of Hainan Aike increased by $3,128,954, or 30.69% as compared to the same period in 2005. The increase in sales is the result of the intensive marketing and promotion pattern of a new Etimicin transfusion product, “Aiyi”. Another reason is that Hainan Aike has established several new sales offices in various regions.

For the year ended December 31, 2006, the sales of Fangyuan increased by $2,256,067, or 86.63% as compared to the same period in 2005. The increase in sales is the result of the intense marketing and promotion programs of a new Etimicin injection product, “Chuangcheng”.

The cost of goods sold for the year ended December 31, 2006 was $14,081,040, an increase of $5,747,421 from $8,333,619, for the same period in 2005. The increase in cost of goods sold can be analyzed as follows:

	Year Ended December 31,
Companies	2006	2005	Increase/ (Decrease)

Hangzhou Aida Pharmaceutical Co., Ltd. (“Hangzhou Aida”) specializes in the production of Etimicin powder	$2,905,165	$3,254,748	$(349,583)

Hainan Aike pharmaceutical Co., Ltd. (“Aike”) specializes in the production of Etimicin transfusion	8,590,293	2,785,958	5,804,335

Hangzhou Boda Medical Research and Development Co., Ltd. (“Boda”)	-	10,470	(10,470)

Shanghai Qiaer Bio-Technology Co., Ltd. (“Qiaer”)	-	-	-

Changzhou Fangyuan Pharmaceutical Co., Ltd. (“Fangyuan”) specializes in the production of Etimicin injection	2,585,582	2,282,443	303,139

TOTAL	$14,081,040	$8,333,619	$5,747,421

The cost of goods sold of Hangzhou Aida for the year ended December 31, 2006 decreased by $349,583, or 10.74% compared to $3,254,748 for the same period in 2005. It can mainly be accounted for the decrease in sales.

Despite the increase in sales of 30.69%, the cost of goods sold of Aike increased by 208.34% for the year ended December 31, 2006 compared to the same period in 2005. The increase can partially be explained by the increase in sales. Another reason is that among Aike’s sales increase, the products with relatively low margin accounted for a larger portion. As a result, the increase rate of the cost of goods exceeded the increase rate of the sales.

The cost of goods sold of Fangyuan for the year ended December 31, 2006 increased by $303,139, compared to $2,282,443 for the same period in 2005.The increase is mainly due to the increase in sales.

Despite the increase in total sales revenue of 20.86%, the cost of goods sold increased by 68.97% the year ended December 31, 2006 compared to the same period in 2005. The Company has suffered a decrease in the gross profit margin.

Compared to the year ended December 31, 2005, the percentage gross profit margin for our Company decreased from 66.02% to 52.50% for the year ended December 31, 2006.

The decrease in gross profit margin percentage was mainly attributable to the following factors: Firstly, among Aike’s sales increase, the products with relatively low margin accounted for a larger portion, which lowered down the general margin percentage as Aike contributed over 50% of the Company’s total sales in the quarter. Secondly, a slight decrease in the price of Etimicin by approximately 5% since the second half of 2005.

Research and Development

Compared with research and development cost of $38,625 for the year ended December 31, 2005, research and development cost was $324,835 for the year ended December 31, 2006 representing costs incurred for the clinical trials for Rh-Apo2l by Qiaer.

Selling and Distribution

Selling and distribution expenses decreased from $10,081,651 for the year ended December 31, 2005 to $5,581,681 for the same period this year, or a 44.64% decrease. Compared to the same period in 2005, our decrease in the expenses was because of the following:

	Year Ended December 31,
Breakdown of Expenses	2006	2005	Increase/ (Decrease)

Traveling expenses	$2,017,642	$4,436,680	$(2,419,038)
Sale commissions	124,591	551,985	(427,394)
Office expenses	993,430	1,510,658	(517,228)
Payroll	279,231	555,339	(276,108)
Conference fees	269,181	930,505	(661,324)
Rent	135,844	96,190	39,654
Entertainment	240,065	546,727	(306,662)
Other expenses	1,044,201	1,327,920	(283,719)
Advertising expenses	477,496	125,647	351,849

TOTAL	$5,581,681	$10,081,651	$(4,499,970)

For the year ended December 31, 2006 advertising expenses of $477,496 increased by $351,849, compared with the same period last year. The increase can mainly be explained by the increase in sales of 20.86%. To increase the sales, the Company carried out more advertising, which resulted in the increased advertising expenses in 2006.

For the year ended December 31, 2006 traveling expenses, office expenses and conference expenses decreased by $2,419,038, $517,228 and $661,324 respectively, compared with the same period last year. The decrease was mainly explained that the Company controlled the selling expenses by effective administration.

General and Administrative

General and administrative expenses increased from $3,953,481 for the year ended December 31, 2005 to $5,719,269 for the same period this year, representing a 44.66% increase. The details of general and administrative expenses for the year ended December 31, 2006 and 2005 were as follows:

	Year Ended December 31,
Breakdown of Expenses	2006	2005	Increase/ (Decrease)

Traveling expenses	$246,638	$345,231	$(98,593)
Office expenses	224,607	213,106	11,501
Payroll	574,690	642,435	(67,745)
Repair fees	221,477	54,804	166,673
Bad debt provision	161,655	709,690	(548,035)
Consultancy & audit fees	528,419	217,800	310,619
Entertainment	163,763	195,526	(31,763)
Labor union & education & staff welfare	596,912	433,023	163,889
Depreciation	327,527	197,526	130,001
Amortization of other intangible assets and land use right	493,485	293,399	200,086
Amortization of deferred expenses	-	24,910	(24,910)
Stock based compensation expense	1,401,973	-	1,401,973
Other expenses	778,123	626,031	152,092

TOTAL	$5,719,269	$3,953,481	$1,765,788

Stock based compensation expense was $1,401,973 for the year ended December 31, 2006. On July 5, 2006, the Company issued 800,000 and 1,200,000 shares of common stock on Form S-8 filed with the Securities and Exchange Commission to employees and consultants, respectively. The stock based compensation expense was exceptional this year and no such expense was occurred for the same period last year. Although it materially increased the general and administrative expense of the year ended December 31, 2006, the Company believes that Aida will benefit from it in the future on two respects: Firstly, it will greatly encourage our key employees to contribute more to the Company; secondly, the share compensation to the consultants will be very helpful in obtaining valuable assistance and resources from the consultants in the areas of our strategic planning, marketing, sales exploring and acquisitions.

The consultancy and audit fees which the Company pays consultants for their consultation service increased from $217,800 for the year ended December 31, 2005 to $528,419 for the same period this year. The increase was mainly attributable to the increase in the consultancy fees of $158,627 and $38,176 from Hangzhou Aida and Fangyuan respectively, and to the increase in the audit fees of $83,854.

Bad debt provision of $161,655 for the year ended December 31, 2006 decreased by $548,035 from $709,690 for the same period last year. The decrease resulted from the decrease in the bad debt provision of $364,416 and $82,058 from Aike and Fangyuan respectively for the year ended December 31, 2005.

Amortization of other intangible assets and land use right of $493,485 for the year ended December 31, 2006 increased by $200,086 from $293,399 for the same period last year. The increase was explained by that the increase in amortization of other intangible assets of $96,904 and $49,837 occurred by Qiaer and Fangyuan respectively.

Other Income (Expenses)

Other income (expenses) changed from a net expense of $(611,555) for the year ended December 31, 2005 to a net expense of $ (1,613,681) for the same period this year. The other income (expenses) for the year ended December 31, 2006 and 2005 were as follows:

	Year Ended December 31,
Breakdown of other income (expenses)	2006	2005	Increase/ (Decrease)

Interest expense, net	$(1,703,200)	$(1,102,668)	$(600,532)
Government grants	169,439	323,037	(153,598)
Forgiveness of debt	-	52,474	(52,474)
Gain from nonmonetary transaction	-	125,097	(125,097)
Other (loss) income, net	(79,920)	(9,495)	(70,425)

TOTAL	$(1,613,681)	$(611,555)	$(1,002,126)

Interest expense for the year ended December 31, 2006 increased by $600,532 from $1,102,668 for the same period last year. The increase is due to the increase in bank borrowings as a result of more requirements for working capital with the development of the Company.

Government grants for the year ended December 31, 2006 decreased by $153,598 from $323,037 for the same period last year. The decrease is due to the decrease in subsidies from the government.

Forgiveness of debt of $52,474 for the year ended December 31, 2005 represented amount due to Sunshine Group (previous shareholders of Fangyuan) not claimed on the completion of the acquisition of Fangyuan.

Gain from nonmonetary transaction of $125,097 for the year ended December 31, 2005 resulted from that the Company transferred equipment with an aggregate net book value of $514,133 for settling a liability to Sunshine Group of $639,230. No such transaction occurred for the same period this year.

Income Taxes

Income tax (expense) benefit was $(173,258) for the year ended December 31, 2006, as compared to $(144,720) for the same period last year.

In accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. As a Company registered in Hainan, PRC, Aike is entitled a beneficial corporate income tax rate of 15% in accordance with the relevant tax laws in the PRC. Fangyuan enjoys a beneficial tax rate of 15% as it is registered in a national high-tech development zone. According to the relevant laws and regulations of PRC, the preferential tax rate of 15% is applied to companies established in the national high-tech development zone.

In accordance with the relevant taxation laws in the PRC, from the time that a company has its first profitable tax year, a foreign investment company is exempt from corporate income tax for the first two years and is then entitled to a 50% tax reduction for the succeeding three years. And the foreign investment company income tax rate is 26.4% in Hangzhou, PRC. Since Hangzhou Aida Pharmaceutical Co., Ltd has been a foreign investment company since 2004, so we are entitled to a 50% tax reduction in 2006.

Net Income

For the year ended December 31, 2006, our net income decreased by $14,751 to $1,453,584 from $1,468,335 in the same period in 2005.

LIQUIDITY AND CAPITAL RESOURCES

Cash

Our cash balance increased by $1,576,484 to $7,693,300 as of September 30, 2007, as compared to $6,116,816 as of December 31, 2006. The increase was mainly attributable to cash in flow of financing activities and depreciation and amortization of $3,058,496 and $1,476,339, respectively, a decrease in accounts receivable of $5,566,175. The increase in cash flow was partially offset by cash out flow of investment activities of $7,940,071, an increase in inventories of $1,319,475, and a decrease in accounts payable of $885,626. The net cash flow was $1,576,484 for the nine months ended September 30, 2007.

Our cash flow from operations amounted to $6,506,533 for the nine months ended September 30, 2007, compared to $579,266 for the same period last year.

Our cash flow used in investing activities amounted to $7,940,071 of which $2,312,740 was issuance of notes receivable. The Company invested $2,578,149 in the deposit for long term investment, invested $1,924,724 in the purchases of plant and equipment and lent to employees $1,279,916.

The net cash used in financing activities amounted to $3,058,496 of which $23,290,420 was the proceeds from short-term debt.

At September 30, 2007, the Company had short-term debt of $29,405,234 of which $22,507,589 was short-term bank borrowings and the remaining $6,897,645 represented notes payable to unrelated parties. The interest for the short-term borrowings varied from 5.3625% to 8.541% per annum whereas the notes payable to unrelated parties is interest free. The Company believes that the cash generated from normal operation will be sufficient to pay off its liabilities as the short-term borrowings and commitments fall due.

Working Capital

Our working capital deficiency increased by $3,099,206 to $8,848,137 at September 30, 2007, as compared to $(5,748,931) at December 31, 2006. The increase in working capital deficiency at September 30, 2007 was mainly attributable to our increase in short term debt of $5,489,782 and customer deposits of $727,669 and a decrease in accounts receivable of $5,582,631 offset by the decrease in accounts payable and current portion of long-term debt of $885,627 and $2,385,964 and an increase in cash of $1,576,484, notes receivable of $1,403,648, due from employees of $1,279,915 and inventories of $1,319,475.

The Company currently generates its cash flow through operations and the Company believes that its cash flow generated from operations will be sufficient to sustain operations for the next twelve months. Also, from time to time, the Company may require extra funding through financing activities and investments for expansion. Also, from time to time, the Company may come up with new expansion opportunities for which our management may consider seeking external funding and financing. However, as of September 30, 2007, the Company had no solid plan for additional capital through external funding and financing.

DESCRIPTION OF BUSINESS

Business Development, History and Organization

AIDA Pharmaceuticals Inc. (formerly known as BAS Consulting, Inc.) was incorporated in the State of Nevada on December 18, 2002 (inception). We attempted to operate as a consulting firm and were not successful.  We then began to seek an acquisition candidate and on December 8, 2005, we completed and closed the Share Exchange Agreement (the “Agreement”) dated as of June 1, 2005 by and among BAS Consulting, Inc., Earjoy Group Limited, a British Virgin Islands international business company (“Earjoy”), and the shareholders of Earjoy (the “Earjoy Shareholders”). A copy of the Agreement was previously filed as an Exhibit to our Current Report on Form 8-K dated June 1, 2005 as filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2005.

On March 6, 2006, we amended our Articles of Incorporation to change our name to Aida Pharmaceuticals, Inc. As a result of the acquisition, we now operate the business of AIDA Pharmaceuticals, Inc.

On July 5, 2006, we registered 2,500,000 shares of our common stock, $.001 par value on Form S-8 with the Securities and Exchange Commission. Pursuant to the registration statement, we issued 2,000,000 shares to employees and consultants.

Our Business

Summary

AIDA Pharmaceuticals, Inc. has the following subsidiaries:

a)

Earjoy Group Limited, (“Earjoy”)

b)

Hangzhou Aida Pharmaceutical Co., Ltd (“Hangzhou Aida”);

c)

Hangzhou Boda Medical Research and Development Co., Ltd. (“Boda”);

d)

Hainan Aike Pharmaceutical Co., Ltd. (“Aike”) and;

e)

Changzhou Fangyuan Pharmaceutical Co., Ltd. (“Fangyuan”)

f)

Shanghai Qiaer Bio-technology Co., Ltd (“Qiaer”)

Earjoy is an investment holding company.

Hangzhou Aida has been in operation since March 1999 and was established as a limited liability company under the laws of the People’s Republic of China (“PRC”) on March 26, 1999.  On December 23, 2004, Earjoy entered into a Share Purchase Agreement with Best Nation Investment Co., Ltd. for the acquisition by Earjoy of 100% of all interests in Hangzhou Aida.

Hangzhou Aida is a fully integrated pharmaceutical company engaged in the development, manufacture, marketing, licensing, and distribution of pharmaceutical products primarily in Mainland China.  Aida (including its subsidiaries) has a total of nine production lines for the manufacturing of antibiotics, cardiovascular and anti-tumor drugs in various forms, including injectable powder, injectable liquid, capsules, tablets and ointments. All of them have been certified according to the Good Manufacturing Practices (“GMP”) guidelines issued by the State Food and Drug Administration of the People’s Republic of China (“SFDA”). Hangzhou Aida sells its Category-A antibiotic（Etimicin）under the trademark “Aida” and “PanNuo” etc. All these products are prescription drugs that are sold mainly to the hospitals in Mainland China.

Hangzhou Aida’s strategy is to control all facets of its research and development efforts, including formulation development, clinical studies, regulatory submissions and manufacturing. In addition, Hangzhou Aida markets its own branded products directly to health care professionals through its Mainland China sales operations. A key element of Hangzhou Aida’s business is the development, manufacture and sale of branded pharmaceutical products that incorporate Hangzhou Aida’s expertise in research and development and exclusive relationships with raw material suppliers, which provide significant therapeutic advantages over existing competing formulations.

Hangzhou Aida will also work to develop synergistic marketing partnerships in China and around the world in areas such as technology licensing, clinical research, product development, in-licensing and out-licensing of products, co-development and co-marketing agreements.

The headquarters of Hangzhou Aida is located in Hangzhou specializes in the production of Etimicin powder.

Boda is a wholly owned subsidiary of Hangzhou Aida and engages itself in the research and development of new drugs.

Aike was once a 50% owned subsidiary of Hangzhou Aida. In August 2006, Hangzhou Aida increased its position through an additional direct investment of $568,994 into Hainan Aike and making a $63,222 purchase of the interests held by a third-party institutional shareholder Merlin Green Canada Inc. Thereafter, Hainan Aike became a 60.61% owned subsidiary of the Company. Hangzhou Aida exercises significant influence over Aike by controlling over 60.61% of the voting rights and Aike owns 95% of Yangpu Aike Pharmaceutical Co., Ltd. (“Yangpu”). Aike specializes in the production of transfusion type of Etimicin “AiYi”.

Fangyuan is a 66% owned subsidiary of Hangzhou Aida. Fangyuan is sole supplier of the raw material of Etimicin and is also a major producer of the liquid type of Etimicin “ChuangCheng”.

Fangyuan is capable of producing all types of Etimicin namely, powder, liquid and transfusion and thus has achieved a significant influence in the industry. This is a significant and unique advantage.

Qiaer was acquired on August 8, 2006, when we completed and closed the Share Purchase Agreements with Zhejiang Pharmaceutical Co., Ltd , Shanghai Handsome Biotech Co., Ltd and Zhongtuo Times Investment Co., Ltd. respectively. With these agreements, we acquired 77.5% of the outstanding shares of Shanghai Qiaer Bio-Technology Co., Ltd collectively.

Qiaer Bio-Tech was founded in 2001 and is located in the Zhangjiang Hi-tech development zone in Shanghai, China.  The key product of Qiaer Bio-Tech is rh-Apo21, a pioneering potential biopharmaceutical therapy with genetic engineering techniques used for cancers. Qiaer Bio-Tech has applied for three patents from the Chinese government authority, one of which has been granted with the other two in process. The Phase I clinical trial of rh-Apo2l has been successfully completed and the Phase II clinical trial has been initiated.

Principal Products

Our products

The table below illustrates the major products produced and marketed by Aida:

Product	Produced By	Specification	Standard/Category
Etimicin Sulfate Injection Powder	Aida	50mg, 100mg, 150mg	National Category-A
Etimicin Sulfate Injection liquid	Fangyuan	1ml, 2ml, 4ml	National Category-A
Etimicin Sulfate for transfusion	Aike	100ml(with 100mg/200mg)	National Category-D

Etimicin Sulfate is the first antibiotic developed in China. It is a new generation of the amino glycoside family of antibiotics. Aida has the exclusive right to the production of this powder for injection and transfusion type and Aida’s subsidiary, Fangyuan, is one of the two producers who exclusively produce the liquid for injection. The patent is protected through 2013.  It also has patent certificates from six foreign countries, including USA, Russia and United Kingdom. Etimicin sulfate is suitable for the treatment of various inflammations, such as:

(i)

Respiratory infection, such as acute bronchitis, acute onset of chronic bronchitis and pulmonary infections;

(ii)

Kidney and urinogenital infection, such as acute pyelonephritis or acute onset of chronic cystitis;

(iii)

Soft skin tissue infection; and

(iv)

Trauma and operations (before and after) preventive uses.

According to our market study, the Company believes that we have occupied more than 75% of the total market share of Etimicin in Mainland China. The Company is capable of producing a full series of Etimicin, namely, powder, transfusion and liquid. Emphasis will be placed on developing new products for the market.

Products Under Development

Major new products under developments by Aida include:

•

5-Deoxy-Fluorordine. Aida has developed a new liquid for injection type of drug generated from 5-fluroruacil that has displayed better anticancer results and fewer side effects. This new product has been under clinical testing since 1998. Test results showed that it has only nominal side effects, a broad spectrum and is highly effective. The Company will supplement clinical trials according to the instruction from State Food and Drug Administration in the PRC.

•

Apoptotic Factor (rh-Apo2l). Rh-Apo2l is being evaluated in a Phase II trial as a potential cancer therapeutic. The Phase I clinical trials were completed at the end of June, 2006 and the Phase II started in February of 2007. Shanghai Qiaer Bio-Technology, which is acquired by Hangzhou Aida, has applied for three patents from the Chinese government authority. One patent has been granted and the other two are currently in process. We plan to complete the second and third stage clinical trials in the second half of 2007 and get production approval in the first half of 2008 if we can get such approval from SFDA as expected.

•

Vasostatin –Apo2L is a recombinant fusion protein as a potential cancer drug which is being under preclinical research by Qiaer. It integrates the function of extracted fragment of Vasostatin, an inhibitor of angiogenesis and tumor growth, with the function of Rh-Apo2l which induces the apoptosis of cancer cells. The scientists of the Company believe the integration may show better efficacy in cancer treatment.

•

Methylcanthatidinimide for Injection.  It is another new drug being developed by Fangyuan used for cancer treatment. It is supposed to be a Category B new drug. The clinical tests are expected to be completed by the first half of 2008 and the production is expected to begin by the end of 2009.

•

SYO2. Hangzhou Aida has created one medicine extracted from herbal essence, called SYO2 that has exhibited bioactivity for brain anti-thrombosis. The drug, developed solely by an aligned research center of Hangzhou Aida, has shown to be safe, effective and without side effects. The Company believed that stroke patients treated by SYO2 would be significantly recovered after administration of the drug. Aida has completed SYO2’s pharmacological study and has applied for a patent. The Company plans to apply for clinical tests within the next 12 months. Hangzhou Aida intends to apply for production approval by the end of 2010.

•

Prodigiosin to Treat Pancreatic Cancer. Prodigiosin, a naturally occurring red pigment, is currently in pre-clinical trials for the treatment of pancreatic cancer. Aida Pharmaceuticals is developing a method to utilize the biochemical properties of Prodigiosin to create a non-invasive treatment for pancreatic cancer. It is now under preclinical research.

•

Anti-CD86 Monoclonal Antibody to Treat Immunity Diseases . Certain immunity diseases activate T-cells (a type of white blood cell), causing them to unnecessarily attack healthy tissue. Aida’s goal in developing the Anti-CD86 Monoclonal Antibody is to inhibit T-cells from harming healthy tissue. It is now under preclinical research.

•

Anti-CTLA-4 Monoclonal Antibody to Inhibit Tumor Growth. In the case of certain cancers, tumors over-express self-proteins, essentially hiding the tumor from the immune system. Aida Pharmaceuticals is in the development stages of Anti-CTLA-4 Monoclonal Antibody which may relieve the inhibition of T-cells allowing them to identify the over-expressed proteins and in turn naturally attack cancer cells without harming healthy tissues. It is now under preclinical research.

Aida is optimistic about the market potential of its products for the following reasons:

•

The demand for international quality drugs by the Chinese populace has historically increased as per capita income and the standard of living increase;

•

The sale of Etimicin sulfate is estimated to keep growing for the next three years after several years of market development;

•

Aida is now planning to build up international business relationship with global players gradually in future. The international markets should increase the sales growth;

•

Aida has achieved a monopoly status in this industry, with all types of Etimicin products and from the material chain to the final product chain. This is a significant and unique advantage of Aida;

•

The Company is preparing for the production of several new drugs especially the commercialization of Shanghai Qiaer Bio-Technology’s Rh-Apo2l within two years, which should boost the sales growth of Aida per annum.

Industry Regulation

Chinese drug legislation, enacted in 1985, requires that new drugs be approved by the national drug regulatory authority before they can be marketed in China. Since enactment of this legislation, China has significantly improved its regulatory review process for new drugs. During the same time period, the pharmaceutical industry in China has shown considerable expansion. With China’s membership in the World Trade Organization, the Chinese pharmaceutical industry is experiencing change and will continue to do so. The new Drug Registration Regulation, which is compatible with the World Trade Organization agreement, went into effect on December 1, 2002.

Regulatory authorities

In the PRC, the State Food and Drug Administration, or the SFDA, is the authority that monitors and supervises the administration of pharmaceutical products and medical appliances and equipment as well as food, health food and cosmetics. The SFDA’s predecessor, the State Drug Administration, or the SDA, was established on August 19, 1998 as an organization under the State Council to assume the responsibilities previously handled by the Ministry of Health of the PRC, or the MOH, the State Pharmaceutical Administration Bureau of the PRC and the State Administration of Traditional Chinese Medicine of the PRC. The SFDA was founded in March 2003 to replace the SDA.

The MOH is an authority at the ministerial level under the State Council and is primarily responsible for national public health. Following the establishment of the SFDA in 2003, the MOH was put in charge of the overall administration of the national health in the PRC excluding the pharmaceutical industry. The MOH performs a variety of tasks in relation to the health industry such as establishing social medical institutes and producing professional codes of ethics for public medical personnel. The MOH is also responsible for overseas affairs, such as dealings with overseas companies and governments.

Drug administration laws and regulations

The PRC Drug Administration Law as promulgated by the Standing Committee of the National People’s Congress in 1984 and the Implementing Measures of the PRC Drug Administration Law as promulgated by the MOH in 1989 have laid down the legal framework for the establishment of pharmaceutical manufacturing enterprises, pharmaceutical trading enterprises and for the administration of pharmaceutical products including the development and manufacturing of new drugs and medicinal preparations by medical institutions. The PRC Drug Administration Law also regulates the packaging, trademarks and the advertisements of pharmaceutical products in the PRC.

Certain revisions to the PRC Drug Administration Law took effect on December 1, 2001. They were formulated to strengthen the supervision and administration of pharmaceutical products, and to ensure the quality of pharmaceutical products and the safety of pharmaceutical products for human use. The revised PRC Drug Administration Law applies to entities and individuals engaged in the development, production, trade, application, supervision and administration of pharmaceutical products. It regulates and prescribes a framework for the administration of pharmaceutical manufacturers, pharmaceutical trading companies, medicinal preparations of medical institutions and the development, research, manufacturing, distribution, packaging, pricing and advertisements of pharmaceutical products.

The PRC Drug Administration Implementation Regulations promulgated by the State Council took effect on September 15, 2002 to provide detailed implementation regulations for the revised PRC Drug Administration Law.

Examination and approval of new medicines

In October 2002, the SFDA announced the Administrative Measures on the Registration of Pharmaceutical Products, which were later revised on February 28, 2005. Under the current applicable regulations, new medicines generally refer to those medicines that have not yet been marketed in the PRC. In addition, certain marketed medicines may also be treated as new medicines if the type or application method of such medicines has been changed or new therapeutic functions have been added to such medicines. According to the Administrative Measures on the Registration of Pharmaceutical Products, the approval of new medicines requires the following steps:

•

Upon completion of the pre-clinical research of the new medicine, application for registration of the new medicine shall be submitted to the drug regulatory authorities at the provincial level for review. After completion of its review the drug regulatory authorities at the provincial level shall submit their opinion and report to the SFDA for review;

•

if all the requirements are complied with, the SFDA will issue a notice of acceptance of application and proceed with its assessment on whether or not to grant the approval for conducting the clinical research on the new medicine;

•

after obtaining the SFDA’s approval for conducting the clinical research, the applicant may proceed with the relevant clinical research (which is generally conducted in three phases for a new medicine under the Medicine Registration Measures) at institutions with appropriate qualification:

--- Phase I refers to the preliminary clinical trial for clinical pharmacology and body safety. It is conducted to observe the human body tolerance for new medicine and pharmacokinetics, so as to provide a basis for determining the prescription plan.

--- Phase II refers to the stage of preliminary evolution of clinical effectiveness. The purpose is to preliminarily evaluate the clinical effectiveness and safety of the medicine used on patients with targeted indication, as well as to provide a basis for determining the Phase III clinical trial research plan and the volume under the prescription plan.

--- Phase III is a clinical trial stage to verify the clinical effectiveness. The purpose is to test and determine the clinical effectiveness and safety of the medicine used on patients with targeted indication, to evaluate the benefits and risks thereof, and, eventually, to provide sufficient basis for review of the medicine registration application

•

after completion of the relevant clinical research, the applicant shall submit its clinical research report together with the relevant supporting documents to the drug regulatory authorities at the provincial level and shall provide raw materials of the standard products to the PRC National Institute for the Control of Pharmaceutical and Biological Products;

•

the drug regulatory authorities at the provincial level shall then review the relevant documents, conduct site inspections and sample examinations and thereafter submit their opinion, inspection report and other application materials to the SFDA for review;

•

the PRC National Institute for the Control of Pharmaceutical and Biological Products will arrange for the examination of the sample new drug supplied by the relevant medicine examination institutes and will then issue the examination result report to the SFDA; and

•

if all the regulatory requirements are satisfied, the SFDA will grant a new drug certificate and a pharmaceutical approval number (assuming the applicant has a valid Pharmaceutical Manufacturing Permit and the requisite production conditions for the new medicine have been met).

Good Manufacturing Practices (GMP)

GMP guidelines define standards for the pharmaceutical manufacturing process to reduce the possibility of contamination errors.

The World Health Organization (WHO) initiated the GMP system in the 1960s, and China adopted it in the early 1980s. The Chinese government issued its own GMP standards in 1988, followed by two sets of revisions, the most recent in 1999. Under new GMP management guidelines, pharmaceutical producers must set up special administrative offices to supervise production and product quality. Administrative personnel must be pharmaceutical professions with prior experience, and technicians responsible for quality testing must receive professional training.

State Food and Drug Administration issued the “Quality Control Convention in Drug Production” in September 1999. This convention provides guidelines for various kinds of drug manufacture in keeping with GMP standards. It states provisions concerning drug verification and authentication, including facility and equipment installation, operation, property and products. GMP certification for powder injections, large capacity injections and genetically engineered products were completed in 2000.

Difficulty in GMP enforcement has allowed inefficient production and substandard quality to persist in the majority of pharmaceutical factories, despite the government’s regulations. Fund shortages, rigid operation mechanisms and ideological resistance among some producers have contributed to the continuing problem, although local governments are working to initiate change. In Hangzhou, the capital of Zhejiang Province and the location of Aida’s headquarters, the municipal Drug Supervision and Management Bureau have aided 18 of the city’s 77 pharmaceutical manufacturers to reach GMP standards.

A shortage of qualified personnel in China’s pharmaceutical enterprises further delays national GMP implementation. Substandard companies find a lack of senior managers who are aware of GMP, as well as difficulty in finding well-trained GMP inspectors that are able to give a fair, objective and accurate appraisal of GMP results. Augmenting the problem, companies have discovered some ambiguity in their interpretations of GMP standards issued by the Chinese Ministry of Public Health. The government has undertaken the process of educating these companies, leading to a slight rise in production and quality control levels.

Research & Development

Aida will undertake its R&D efforts through in-house organizations as well as through alliances and cooperation with other R&D laboratories, institutions and universities. Such an approach would ensure lower cost, minimized risk, increased efficiency, and faster reaction to the market.  Aida will also retain a high degree of capability in developing new drugs and technologies. Aida presently has three R&D centers located in the Shanghai, Jiangsu and Zhejiang Provinces. These R&D centers are staffed with a total of over thirty research engineers, scientists and eight senior consultants.  These professionals have well-rounded experience in the pharmaceutical industry, including manufacturing and R&D specializations.

Aida has also established long-term cooperation with several top research institutions and universities in China, including Tianjin University, China Pharmaceutical University and Fudan University, for the development of new pharmaceuticals. Aida has entered into agreements with these universities and institutions that grant it the right of first refusal to acquire new products developed at the facilities.  Generally, Aida’s policy is to make the acquisition when the new drug is entering the third stage of clinical testing. As such, it allows the Company to minimize risk as well as to decrease development costs while increasing efficiency.

We spent $169,951 during the first six months of 2007 on research and development.  This expenditure represents the cost incurred for the clinical trials for RH-Apo21 by Qiaer.

Manufacturing

Aida’s main production facilities are located in three places. One is in Hangzhou in the Zhejiang Province, the second is in Changzhou in the Jiangsu Province and the third is in Haikou in the Hainan Province.

The raw materials and supplies for manufacturing at the plant are from domestic suppliers. The main purchases include: packaging materials, chemicals and intermediates, some of which are controlled under long-term contracts.  Aida has never experienced any difficulty in obtaining the raw materials base and/or supplies required for production. There are many domestic suppliers for the required materials except the raw materials base for Etimicin sulfate.

There are only two suppliers for etimicin sulfate base, namely, Changzhou Fangyuan Pharmaceutical Co., Ltd. in Changzhou, Jiangsu Province and Shanhe Pharmaceuticals Co., Ltd. (“Shanhe”) in Wuxi, Jiangsu Province. Aida acquired control of Fangyuan so it is confident that the raw material supply base required for producing etimicin sulfate is ensured.

All of Aida’s nine production lines for manufacturing have obtained GMP accreditation from State Food and Drug Administration (SFDA). The Quality Assurance Department of Aida has instituted a complete quality assurance system under which employees of the Company are continuously trained and re-trained for maintaining overall GMP standards as well as product quality excellence. Aida has never experienced any significant return of purchased products and has gained consistent customer praise.

In the area of cost control, Aida has implemented policies and procedures to monitor:

a)

adequacy of raw materials, supplies and packaging materials;

b)

efficiency each individual production process; and

c)

physical conditions of equipment, parts and consumables.

Cost targets are established and executed based on these policies and procedures.

Hangzhou Aida has obtained ISO14001 certification. The Company is extremely attentive to protecting the environment by taking active measures in accordance with the environmental protection requirement.  None of the Company’s manufacturing plants has been cited for violating any local and/or national environmental protection regulations.

Solid waste from Aida’s plants is washed with clean water prior to disposal. The used water and wastewater are sent to the wastewater treatment plant via a special pipeline.  A minor amount of generated coal ash and slag are treated and noise is abated in accordance with current regulations.

Intellectual Property and Trademarks

Aida’s pharmaceutical products have all necessary manufacturing licenses issued by the national regulatory agencies. Etimicin sulfate, a Category-A drug, is protected by patent until 2013. Aida markets its pharmaceutical products under the trademark “Aida,” ”AiYi”, “ChuangCheng”, “PanRou”, etc. These trademarks are all duly registered and have individual barcodes against forgery.

Personnel

Aida presently has approximately 500 employees total, with over 200 at its headquarters in Hangzhou.  Each employee has executed an agreement with Aida in accordance with the Labor Agreement Regulation of People’s Republic of China

Competition

Price, quality, and promotion are the three most competitive factors in the pharmaceutical sector in China.

•

Price:  There are currently approximately 1,400 drugs listed on the National Essential Drugs List. This list functions as a guideline for the local, provincial, and metropolitan lists, which govern actual reimbursement. Technically, these local lists can only deviate from the national list by 10%. Marketing outside of these lists, price will effectively determine the targeted market segment

•

Quality:  Western medications are often seen as superior in almost all categories. Aida’s product, Etimicin competes in this market segment with the former generation of aminoglycocide antibiotics Netimincin. But being the new generation in the family, Aida believes in its superiority and low toxicity compared with others.

•

Promotion:  The Chinese government has worked very hard to rein in unethical marketing practices in the healthcare sector. The Company has been marketing its products successfully through its sales network and legal promotion means

Recent Developments

On July 28, the Board of Directors of Hangzhou Aida Pharmaceutical Co., Ltd., a wholly-owned subsidiary, held a meeting and unanimously approved the following actions:

•

To find a new ample place with larger size for the construction of new GMP certified manufacturing facility of Rh-Apo2l and capacity expansion of current products; the Board is required to ensure that that the action will have no negative effects over the ongoing business of Hangzhou Aida.

•

To transfer the current land and housing where Hangzhou Aida is now located on the basis of fair market value to cash for the new construction

Our Market/Distribution Methods of our Service

The Sales Team

Aida has now over 150 salespeople spread throughout China dedicated to marketing its products. 30% of the team members are graduates of medical or pharmaceutical schools and over 50% have over three years of sales experience. The team is under the supervision of one highly experienced vice president, with over nine years of experience in national sales management. Additionally, Aida schedules frequent and regular training sessions for sales personnel to retain and increase their knowledge of Aida’s products as well as to improve selling techniques.

Marketing Organization and Sales Network

For the marketing of drugs, Aida emphasizes its effort on the prescription drug market. Presently in China, a drug manufacturer must sell through the local pharmaceutical wholesaler instead of directly to the hospitals. At the same time, the manufacturers would have to promote their products to doctors through hospital representatives. Aida recognizes its revenue on the delivery of drugs to the wholesalers. Aida’s major products, including etimicin sulfate, are listed in the Drug Catalog for Basic National Medical Insurance and are recognized by the medical insurance system.

Aida divides the domestic market into two large regions, namely, Northern Region and Southern Region using by Yangtze River as the demarcation.  Special emphasis is given to markets in Eastern China and the Coastal Regions, as those areas are the most affluent areas in China. To augment the sales force, Aida also engages local agents wherever required and necessary. The Company has established selling and marketing offices in over twenty provinces, autonomous regions, and the four municipalities under the central government, and has representatives for establishing and maintaining relations with local hospitals and wholesalers. Currently, the Company has established close relations with over 200 wholesalers.  Through this deep national network, Aida’s drugs are being sold to several hundred county, city and provincial hospitals.

Sales and Marketing Management

The Company maintains an English-Chinese website, www.aidapharma.com, for introducing its products as well as placing purchases online.

Aida keeps frequent academic communications with hospitals and specialists. Aida also organizes seminars for hospitals and wholesaler personnel and deploys Aida regional representatives to convey the application of various drugs to medical health care providers as well as report any drug safety issues back to the home offices. The Company publishes studies related to its products and research results in medical journals. Industrial shows and exhibitions are also useful means for the Company to learn more market and competitive information and explore the Company’s influence and visibility.

In order to strengthen and motivate its sales personnel, Aida instituted an annual incentive and review system.

Reports to Security Holders

For further information, reference is made to the Registration Statement and to the exhibits filed therewith.  Copies of the complete Registration Statement, including exhibits may be examined at the office of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, through the EDGAR database at www.sec.gov or may be obtained from this office on payment of the usual fees for reproduction.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300.  We are an electronic filer and will file annual, quarterly and other reports with the Securities and Exchange Commission, which will also be available at www.sec.gov.

DESCRIPTION OF PROPERTY

Principal Office

Our headquarters are currently located in approximately 17,330 square meters of office space at 31 Dingjiang Road, Jianggan District, Hangzhou, China.

Existing Production Facilities and Proposed Expansion

Currently, we own 3 plants and have obtained a prepaid land use right to acquire a long-term interest to utilize the land underlying the plants. Our production facilities are described as follows:

1.

Hangzhou Aida Pharmaceutical Co., Ltd.  Constructed according to national Good Manufacturing Practice (“GMP”) standards, this plant occupies an area of approximately 17,330 square meters and has an annual production capacity of approximately 15 million powder doses, 150 million capsules and 200 million tablets.

2.

Changzhou Fangyuan Pharmaceutical Co., Ltd.  Constructed according to national Good Manufacturing Practice (“GMP”) standards, this plant occupies an area of approximately 80,000 square meters and has an annual production capacity of approximately 7.5 million liquid doses and 3200 kilograms of Etimicin base.

3.

Hainan Aike Pharmaceutical Co., Ltd . Constructed according to national Good Manufacturing Practice (“GMP”) standards, this plant occupies an area of approximately 3,900 square meters and has an annual production capacity of approximately 12 million bottles of transfusion preparations.

We believe that the general physical condition of our plants and production facilities can completely satisfy our current production needs in terms of quantity and production quality for the immediate future; however, we also recognize that we must provide for needs of rapidly growing business development and therefore, on July 28, 2007 the Board of Directors of Hangzhou Aida Pharmaceutical Co., Ltd., a wholly-owned subsidiary, held a meeting and unanimously approved the following actions:

•

To find a new ample place with larger size for the construction of new GMP certified manufacturing facility of Rh-Apo2l and capacity expansion of current products.

•

To transfer the current land and housing where Hangzhou Aida is now located on the basis of fair market value to cash for the new construction.

In connection with this effort, we intend to utilize $4,000,000 from the proceeds of the maximum offering for construction of a GMP manufacturing facility for new drug Rh-Apo2l.

LEGAL PROCEEDINGS

From time to time we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. Other than what is mentioned below, we are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

In 2006, we brought a legal action against Jiangxi Pharmaceutical Co., Ltd. and Hainan Licheng Pharmaceuticals Co., Ltd. for their infringement upon the patent of Etimicin transfusion. As the plaintiff, we claimed compensation of approximately $38,590 for the infringement. According to the judge’s report from the local court in Haikou, PRC, on December 30, 2006, we won the lawsuit and Hainan Haomai Pharmaceutical Co. Ltd. and Fuzhou Likang Pharmaceuticals Co., Ltd. will be required to pay us $38,590 as compensation. However, Jiangxi Pharmaceutical Co., Ltd. and Hainan Licheng Pharmaceuticals Co., Ltd. appealed the ruling to a higher level court and we have not received the payment as of September 30, 2007.

In December of 2005, we sued Hainan Haomai Pharmaceutical Co., Ltd. and Fuzhou Likang Pharmaceuticals Co., Ltd. for their infringement upon the patent of Etimicin transfusion. As the plaintiff, we claimed compensation of approximately $38,590 for the infringement. According to the judge’s report from the local court in Haikou, PRC, on January 18, 2007, we won the lawsuit and Hainan Haomai Pharmaceutical Co., Ltd. and Fuzhou Likang Pharmaceuticals Co., Ltd. will pay $38,590 as compensation for the infringement.  However, Hainan Haomai Pharmaceutical Co., Ltd. and Fuzhou Likang Pharmaceuticals Co., Ltd. appealed the ruling to a higher level court and we have not received the payment as of September 30, 2007.

In January 2007, we were sued by Jiangying Xinqiao Construction Co., Ltd. for an overdue construction payment of $243,318.  We believe the claim is without merit and plan to vigorously contend the claim. The local judge held court in April, 2007, but has not issued the judge’s report.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

A list of our current officers and directors appears below. The directors are elected annually by the shareholders. They do not presently receive any fees or other remuneration for their services as directors, although they are reimbursed for expenses associated with attending meetings of the board of directors. The board of directors appoints our officers.

Name	Age	Position	Director Since
Biao Jin	59	Director, Chief Executive Officer	December 2005
Jiajun Qiu	42	Director	December 2005
Qiong Zhang	40	Director	December 2005
Hui Lin	41	Chief Financial Officer	December 2005
Yuejun Jiang	32	Secretary	April 2006

Background

Biao Jin, Chairman of the board and chief executive officer. Mr. Jin obtained his college diploma degree from Pharmaceutical University of China in 1985.  Mr. Jin is well known in the Chinese pharmaceutical field, with nearly 40 years of industry experience. Before joining Aida in 2003, Mr. Jin served in Zhejiang Pharmaceutical Co. Ltd. since 1977 and was Chairman since 2000.  Mr. Jin has been granted with special allowance from the Central Government for his expertise and experience

Jiajun Qiu, Director. Mr. Qiu has almost 20 years of experience in the pharmaceutical industry. Mr. Qiu graduated from Pharmaceutical University of China in 1988, majored in Pharmaceutical. Mr. Qiu worked as a production supervisor and assistant plant manager in Xinchang Pharmaceutical Co. Ltd from 1994 to 2002. Mr. Qiu was the general manager of Xinchang Guobang Chemical Co. Ltd. from 2002 to 2004. Before being the director of Aida in 2005, Mr. Qiu has been the chairman of Zhejiang Guobang Veterinary Drug Co. Limited (now named as Zhejiang Guobang Pharmaceuticals Co., Ltd.) since 2004.

Qiong Zhang, Director.  Ms Zhang received her bachelor degree in law from Eastern China Politics and Law College in 1991, her master degree in economics from Eastern China Normal University, and an EMBA from the Sloan Program of Stanford University.  Ms. Zhang practiced securities law in China from 1991 to 1994.  Thereafter from 1995, she has been involved in consultancy work in Asia Business Consulting Co. Ltd. and was the chief executive officer of Asia Business Consulting Co., Ltd. from 2002 to 2006. Ms. Zhang is now the chief executive officer of ABC Capital Management Co., Ltd.

Hui Lin, Chief Financial Officer. Ms Lin has more than 20 years of experience in accounting and finance.  Ms Lin received her education in Zhejiang University.  Ms. Lin was an accountant at Xinchang Bearing Factory from 1982 to 1990, an accountant at Xinfeng Gas Equipment Co., Ltd. from 1990 to 1995, and a finance manager of Xinchang Pharmaceutical from 1995 to 1996. Ms Lin was the chief financial officer of Hangzhou Limin Pharmaceutical Factory from 1996 onward.

Yuejun Jiang, Secretary. Mr. Jiang, 31 years old, obtained his Bachelor Degree of Chemistry and Master Degree of Business Administration from Tsinghua University. From 1997 to 1999, Mr. Jiang was a technician in Sinopec Zhenhai Refining & Chemical Company Limited. From 1999 to 2002, Mr. Jiang held a position in Zhejiang Pharmaceutical Co., Ltd. Since 2002 and prior to joining the Company in April 2006, Mr. Jiang was the Chief of the Department to general manager, the Secretary and financial manager of Hangzhou Jinou Group. Mr. Jiang is now also the Department Chief of Investment and senior financial manager of the Company.

Executive Officers

Our executive officers are appointed by and serve at the discretion of our board of directors.

Board of Directors

Our board of directors currently consists of three directors.

Our Bylaws provide that the number of directors which shall constitute our board (subject to our articles of incorporation) shall be determined by resolution of a majority of the total number of directors if there were no vacancies (the “Whole Board”) or, if there are fewer directors than a majority of the Whole Board, by unanimous consent of the remaining directors or by the stockholders at the annual meeting of the stockholders or a special meeting called for such purposes.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum of the Whole Board, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified.

Code of Ethics

The Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller.  The Company will provide, at no cost, a copy of the Code of Ethics to any shareholder of the Company upon receiving a written request sent to the Company’s address shown on Page 1 of this report.

Director Compensation

None of the directors received any compensation for their respective services rendered to the Company during the year ended December 31, 2006 or the nine month period ended September 30, 2007.

Directorships in Other Public Companies

None of our directors are directors of a US public company.  Qiong Zhang is director of Shenzhen Sanxin Special Glass Technology Co., Ltd., a listed company in China.

EXECUTIVE COMPENSATION

The following table summarizes all compensation received by our current chief executive officer and chief financial officer for each year in the last two years when they served in those capacities:

SUMMARY COMPENSATION TABLE

Name and Principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (4)	Option Awards ($) (4)	Non- Equity Incentive Plan Compen- sation ($)	Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Biao Jin, CEO (1)	2007	19,056	-0-	-0	-0-	-0-	-0-	-0-	19,056
	2006	17,835	-0-	-0-	-0-	-0-	-0-	-0-	17,835
Hui Lin, CFO (2)	2007	12,704	-0-	-0-	-0-	-0-	-0-	-0-	12,704
	2006	12,091	-0-	-0-	-0-	-0-	-0-	-0-	12,091

(1)

became CEO on February 27, 2006

(2)

became CFO on December 8, 2005.

SAR’s/LTIP’s

None.

Employment Contracts/ Termination of Employment/Change of Control Arrangements

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

Compensation Arrangements of Services Provided as a Director

We have no arrangements with either director for compensation regarding service on the board nor has either of our directors received any compensation for service on our board during the last fiscal year.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Management and Others

Since the beginning of our last fiscal year and the fiscal year preceding our last fiscal year and the through the end of our quarter ended September 30, 2007, the transactions, series of similar transactions, currently proposed transactions, or series of currently proposed similar transactions, to which we were or are to be a party, in which the amount involved exceeded either $120,000 or one percent of the average of our total assets at the year end of our last three fiscal years, whichever is less, and in which any director or executive officer, or any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons is a party are as follows:

(I)  Due From Related Parties

		September 30,	December 31,
		2007	2006	2005

Ningbo Tianheng Pharmaceuticals Co., Ltd.	(a)	$19,343	$18,605	$12,391
Zhejiang Guobang Veterinary Drug Co., Ltd.	(b)	67,441	22,857	41,729
Total due from related parties		$86,784	$41,462	$54,120

(II)  Due To Related Parties

Merlin Green Canada Inc.	(c)	$27,063	$27,063	$136,593
Jin’ou Group	(d)		-	22,899
Total due to related parties		$27,063	$27,063	$159,492

(III) Due From Employees

Current		$1,544,097	$264,182	$497,486
Long-term		-	-	616,440
Total due from employees	(e)	$1,544,097	$264,182	$1,113,926

(IV) Due To Employees

Current		$412,420	$122,440	$493,492
Total due to employees	(e)	$412,420	$122,440	$493,492

(a)

Ninbo Tianheng Pharmaceutical (“Tianheng”), a former shareholder of HAPC, purchased $38,703 of finished goods from HAPC in 2006. The remaining balance is interest free, unsecured and has no fixed repayment term.

(b)

Zheijiang Guobang Veterinary Drug Co., Ltd., a company controlled by the director of HAPC, sold $194,977 of raw materials to HAPC in 2006. The balances at December 31, 2006 and 2005 represent prepayments for future purchases.

(c)

Merlin Green Canada Inc. is the shareholder of Hainan Aike Pharmaceutical Co., Ltd.  The amounts represent money advanced from Merlin Green Canada Inc. in 2006. The balance is unsecured, interest-free and has no fixed repayment terms.

(d)

Jin’ou Group is a company controlled by Jin Biao, the chairman of the Company. The amounts represent money advanced from Jin’ou Group in 2005. The amount is interest free, unsecured and has no fixed repayment terms.

(e)

Due from/to employees are interest-free, unsecured and have no fixed repayment term.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 6, 2007 with respect to the beneficial ownership of our outstanding shares of capital stock by (i) each person known by us who will beneficially own five percent (5%) or more of the outstanding shares; (ii) the officers and directors; and (iii) all the aforementioned officers and directors as a group.

Title of Class	Name and Address of Beneficial Owners (1)	Amount and Nature of Beneficial Ownership	Percent Of Class (2)

Common	Union Zone Management Ltd. (3) No. 31 Dingjiang Road Hangzhou, Zhejieng, PRC 310016	14,025,000	51.94

Common	Panasia Strategy Investment Co. Ltd. (4) 1306, 13/F, Carnival Commercial Building, 18 Java Road, North Point, Hong Kong	4,475,000	16.57

Common	Winsummit China Growing Holdings, Ltd. (5) 1306, 13/F, Carnival Commercial Building, 18 Java Road, North Point, Hong Kong	1,770,000	6.56

Common	Biao Jin, Chairman, Chief Executive Officer(3)	5,343,525	19.79

Common	Cede & Co Depository Trust Company PO Box 222 Bowling Green Station New York, NY 10274	2,587,140	9.58

Common	Qiong Zhang, Director (4)(5)	2,680,000	9.93

Common	Jiajun Qiu, Director (3)	2,835,388	10.50

Common	Hui Lin, Chief Financial Officer(3)	661,512	2.45

Common	Liming Wen (3)	2,608,650	9.66

Common	Yuejun Jiang(6)	100,000	0.37

Common	All executive officers and directors as a group (5 persons)	11,620,425	43.04

(1)

Unless otherwise noted, the address for each of the named beneficial owners is: No.31 Dingjiang Road, Hangzhou, Zhejieng, PRC 310016.

(2)

The percentage of outstanding shares of common stock is based upon 27,000,000 shares of common stock issued and outstanding as of November 6, 2007.

(3)

Union Zone Management Ltd. (“Union Zone”) is controlled by Biao Jin, our Chairman and Chief Executive Officer (38.1%), Jiajun Qiu, our director (20.22%) ,Liming Wen (18.6%) and Hui Lin, our Chief Financial Officer (4.72% ). Accordingly, Mr. Biao Jin indirectly owns 5,343,525 shares through his 38.1% ownership of Union Zone since he is deemed to have and/or share the power to direct the voting and disposition of such shares. Mr. Qiu indirectly owns 2,835,388 shares through his 20.22% ownership of Union Zone since he is deemed to have and/or share the power to direct the voting and disposition of such shares, Ms. Wen indirectly owns 2,608,650 shares through her 18.6% ownership of Union Zone since she is deemed to have and/or share the power to direct the voting and disposition of such shares. Ms. Lin indirectly owns 661,512 shares through her 4.72% ownership of Union Zone since she is deemed to have and/or share the power to direct the voting and disposition of such shares.

(4)

Panasia Strategy Investment Co. Ltd. (“Panasia”) is controlled by Qiong Zhang, our director (50%) and Kwan Hung Lam (25%) and Jianping Wei (25%). Accordingly, Ms. Qiong Zhang indirectly owns 2,237,500 shares through her 50% ownership of Panasia since she is deemed to have and/or share the power to direct the voting and disposition of such shares. Panasia is registering 1,300,000 of its shares for resale pursuant to this prospectus.

(5)

Winsummit China Growing Holdings, Ltd. (“Winsummit”) is controlled by Qi-wei Chen (30%), Jia-wei Chen (20%), Qiong Zhang, our director (20%), Kwan Hung Lam (10%), Jian Ping Wei (5%), Yong Jiang (5%), Jiangsheng Zhu (5%) and Dragonlink Asia Limited (5%).  Accordingly, Ms. Qiong Zhang indirectly owns 354,000 shares through her 20% direct ownership of Winsummit and 88,500 shares through her wholly owned Dragonlink Asia Limited’s 5 % ownership of Winsummit since she is deemed to have and/or share the power to direct the voting and disposition of such shares.

(6)

Mr. Yuejun Jiang received 100,000 shares as one of the employees from the Form S-8 registration of July 5, 2006. He currently serves as AIDA’s Secretary and financial manager.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.  At the present time there are no outstanding options, warrants or conversion privileges for any or our existing or proposed securities except for the conversion privileges held by a non-related party under a convertible note.

Changes in Control

To the best of our knowledge, there are no contractual arrangements or pledges of our securities, which may at a subsequent date result in a change of our control.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 76,000,000 shares of stock: 75,000,000 shares of Common Stock, $0.001 par value, and 1,000,000 shares of Preferred Stock, at $0.001 par value. We are offering 1,200,000 units under this Prospectus. We are not offering any preferred shares.

Units

Each unit offered hereby consists of one share of common stock, one redeemable class A warrant and one redeemable class B warrant. The common stock will be immediately, separately transferable after the initial closing of this offering.

Common stock

We have 27,000,000 shares of our common stock currently issued and outstanding.  All common shares have equal voting rights and are not assessable. Voting rights are not cumulative.  The holders of more than 50% of the voting stock could, if they chose to do so, elect all of the directors. Upon liquidation, dissolution or winding up of AIDA and after the payment of liabilities and satisfaction of all claims our assets will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any additional securities and they have no right to require us to redeem or purchase their shares.

Holders of our common stock are entitled to share equally in dividends when, as and if declared by the board of directors, out of funds legally available for that purpose after payment of any dividends to the holders of our preferred stock. There are no preferred shares currently issued. We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

Warrants

Each redeemable class A warrant and redeemable class B warrant entitles the registered holder thereof to purchase one share of common stock from us at a price of $3.00 and $3.50 per share, respectively, subject to adjustment in certain circumstances, The class A warrants are exercisable for a period of one year from the date of this Prospectus and the class B warrants are exercisable for a period of two years from the date of this Prospectus.

We may redeem the class A warrants and class B warrants at a redemption price of $0.10 per class A warrant, upon at least 30 days' prior written notice, commencing on June 29, 2008 (six months after the date of this Prospectus), if the average of the closing high bid prices of the common stock exceeds $3.00 or $3.50, respectively, for five consecutive trading days ending on the third day prior to the date on which notice of redemption is given, and provided that a current prospectus relating to the underlying securities is then in effect. All of the redeemable class A warrants or redeemable class B warrants, as the case may be, must be redeemed if any are redeemed. We will redeem the warrants if we are in need of additional capital at a time when the common stock is trading above of $3.00 or $3.50, respectively, and we believe that other sources of capital are less advantageous.

The exercise prices and number of shares of common stock or other securities issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, stock split, recapitalization, reorganization, merger or consolidation.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price to the warrant agent for the number of warrants being exercised. Holders of the warrants do not have the rights or privileges of holders of common stock.

In order to comply with applicable laws in connection with the exercise of the warrants and the resale of the common stock issued upon such exercise, the warrants will be exercisable only if:

•

at the time of exercise, we have an effective and current registration statement on file with the Securities and Exchange Commission covering the shares of common stock issuable upon exercise upon such warrant; and

•

such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such warrant.

We will use our best efforts to have all shares so registered or qualified on or before any exercise date and to maintain a current prospectus relating thereto until the expiration of the warrants, subject to the terms of the warrant agreement. While it is our intention to do so, there is no assurance that it will be able to comply. We therefore will be required to file post-effective amendments to this registration statement when subsequent events require such amendments in order to continue the registration of the common stock underlying the warrants and to take appropriate action under state laws. During any period in which we fail to maintain the effectiveness of this registration statement, the warrant holders will not be able to exercise their warrants.

Preferred stock

We have no outstanding preferred shares and we have not established any series or class of preferred shares. Our preferred stock may be issued from time to time in one or more series.  Our board of directors has the authority to designate the rights and preferences of our preferred shares in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Change in Control Provisions

There are no provisions in our charter or bylaws that would delay, defer or prevent a change in our control.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

To the extent that indemnification may be available to our directors and officers for liabilities arising under the Securities Act of 1933, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable. If a claim for indemnification against such liabilities—other than our paying expenses incurred by one of our directors or officers in the successful defense of any action, suit or proceeding—is asserted by one of our directors or officers in connection with the securities being registered in this offering, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Act, and we will be governed by the final adjudication of such issue.

SELLING SHAREHOLDER

On behalf of the selling shareholder we are seeking to register 1,300,000 shares in this offering. We will not receive any of the proceeds from the sale of those shares being sold by the selling security holder. 1,300,000 of these shares have already been issued to the selling security holder in private placement transactions that were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. An additional 1,200,000 new units (consisting of 1,200,000 shares of common stock, 1,200,000 shares of common stock issuable upon exercise of Class A Warrants and 1,200,000 shares of common stock issuable upon the exercise of Class B warrants) are being offered by AIDA Pharmaceuticals, Inc. The selling security holder may sell their shares in sales in the open market or in privately negotiated transactions. We will receive proceeds of up to $2,640,000 from the sale of the 1,200,000 units being offered by AIDA Pharmaceuticals, Inc.

All costs, expenses and fees in connection with the registration of the selling stockholder's shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholder will be borne by selling stockholder.

The following table sets forth the number of shares that the selling security holder may offer for sale from time to time. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holder. The selling security holder has held any position or office with us, except as specified in the following table. Other than the relationships described below, the selling security holder had or has any material relationship with us.

An aggregate of 1,300,000 shares of common stock may be offered for resale by the selling shareholder, Panasia Strategy Investment Co., Ltd., (“Panasia”) which equals approximately 4.81% of our outstanding shares. Panasia owns an aggregate of 4,475,000 of our shares or 16.57%  and is therefore considered and “affiliate”; Panasia is controlled by Qiong Zhang, one of our directors (50%) and, accordingly, Ms.Qiong Zhang indirectly owns 2,237,500 shares through her 50% ownership of Panasia since she is deemed to have and/or share the power to direct the voting and disposition of such shares. Panasia acquired its shares and its affiliate status as part of the acquisition transaction between AIDA and Earjoy and the Earjoy shareholders.

				Number & Percent
				shares owned
				assuming sale of
			Percentage owned	1,200,000 new
	Number & percent	Number & percent	assuming sale of	shares & selling
Name	of shares owned	of shares offered	1,200,000 shares *	shareholder shares

Panasia (1)	4,475,000 / 16.57%	1,300,000 / 4.81%	15.87%	3,175,000 / 11.26%
TOTAL	4,475,000/16.57%	1,300,000 / 4.81%	15.87%	0 / 11.26%

(1)

Qiong Zhang in her capacity as the managing director of Panasia Strategy Investment Co., Ltd., has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

*

We will have 28,200,000 shares of common stock issued and outstanding if all new shares offered pursuant to this Prospectus are sold

PLAN OF DISTRIBUTION

The New Issue Shares Offered by Us

We are offering a maximum of 1,200,000 units on a best efforts basis. Each unit There is no commitment on the part of any person to purchase and pay for any units. Our officers, directors and/or employees will be offering the units for sale, but they will receive no compensation for their efforts in making any such offers or sales. Our officers, directors and employees may only make sales if they can rely on the exemption provided by Rule 3a4-1 under the Securities Exchange Act of 1934, which permits such persons to sell securities under certain circumstances without registration as a securities broker.

We may also engage registered broker-dealers to offer and sell the units. We may pay any such registered persons who make such sales a commission of up to 10% of the sale price of units sold, and provide the registered persons a non-accountable expense allowance of up to 3% of the sale price of units sold. We have not entered into any underwriting agreement, arrangement or understanding for the sale of the units being offered. In the event we retain a broker who may be deemed an underwriter, we will file a post-effective amendment to this registration statement with the Securities and Exchange Commission. This offering is intended to be made solely by the delivery of this Prospectus and the accompanying subscription application to prospective investors. We may terminate this offering prior to the expiration date.

In order to buy our units, you must complete and execute the subscription agreement and make payment of the purchase price for each unit purchased either in cash, check or wire transfer payable to Aida Pharmaceuticals, Inc.

Our officers and directors may purchase additional units, however we do not have any such arrangement with our officers and directors.

Solicitation for purchase of our units will be made only by means of this prospectus and communications with officers and directors who:

(i)	will not receive any commission in connection with the sale of any securities registered in this offering;
(ii)	are not and have not been associated persons of a broker dealer within the preceding 12 months;
(iii)	do not participate in selling an offering of securities for any issuer more than once every 12 months;
(iv)	have not been subject to any statutory disqualification as defined in section 3(a)(39) of the Securities Exchange Act; and
(v)	intend to primarily perform, at the end of this offering, substantial duties on behalf of the issuer otherwise than in connection with transactions in securities.

As a result, our officers and directors will not register as a broker-dealer with the Securities and Exchange Commission pursuant to Section 15 of the Securities Act in reliance of Rule 3a4-1 of the Exchange Act which sets forth the above mentioned conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed a broker-dealer.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The 1,300,000 Shares Offered by Selling Shareholder

We are registering 1,300,000 shares of common stock on behalf of the selling shareholder, Panasia. As used in this prospectus, the term “Selling Shareholder” includes pledgees, transferees or other successors-in-interest selling shares received from a Selling Shareholder as pledgors, assignees, borrowers or in connection with other non-sale-related transfers after the date of this prospectus. This prospectus may also be used by transferees of Panasia, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock. We will not receive any of the proceeds of sales by Panasia.

Panasia may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. Panasia will act independently from us in making decisions with respect to the manner, timing, price and size of each sale. The selling shareholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•

any other method permitted pursuant to applicable law.

Panasia may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, Panasia may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. Panasia may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. Panasia may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We are required to pay certain fees and expenses incurred by us, incident to the registration of the shares. We have agreed to indemnify Panasia against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Panasia has advised us that they has not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holder.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of its shares of the common stock. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

Because the Selling Shareholder may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling security holder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Penny Stock Regulation

Our common stock is subject to Securities and Exchange Commission rules regulating broker-dealer transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, before a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

·	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

·	a description of the broker's or dealer's duties to the customer and of the customer’s rights and remedies with respect to violation of such duties;

·	a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

·	a toll-free telephone number for inquiries on disciplinary actions;

·	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

·	such other information in such form—including language, type, size and format—as the Securities and Exchange Commission shall require by rule or regulation.

Before effecting any transaction in a penny stock, the broker-dealer must also provide the customer the following:

·	the bid and ask quotations for the penny stock;

·	the compensation of the broker-dealer and its salesperson in the transaction;

·	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

·	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that before a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(a)

Previous independent accountants

(i)

On January 24, 2006, the Company terminated its engagement of Most & Company, LLP (“Mostco”), as the Company’s independent accountants, who were engaged on July 20, 2005, with the concurrent dismissal of Sherb & Company, LLP (“Sherb). Therefore, Mostco performed no audit services for the Company.

(ii)

As was set forth in the Company’s Current Report on Form 8-K/A dated July 20, 2005, Sherb’s audit reports on the Registrant’s financial statements as of and for the year ended December 31, 2004 and 2003 contained an opinion expressing substantial doubt as to the Registrant’s ability to continue as a going concern. Those audit reports contained no other adverse opinions, disclaimer of opinion or modification of the opinion. BAS Consulting’s Board of Directors participated in and approved the decision to change independent accountants.

(iii)

In connection with its reviews of the interim periods until the date of dismissal, there have been no disagreements Most & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of Most & Company, LLP would have caused them to make reference thereto in their report on the financial statements..

(iv)

As was also set forth in the Company’s Current Report on Form 8-K dated July 20, 2005 , during the Registrant’s two most recent fiscal years and through July 20, 2005, there were no disagreements with the Sherb on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Sherb, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred within the Registrant’s two most recent fiscal years nor through July 20, 2005.

(v)

BAS Consulting has requested that Most & Company, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as an exhibit to our form 8-K/A reporting the event.

(b)

New Independent Accountants

On January 24, 2006, the board of directors voted to engage Weinberg & Company, P.A., to audit its consolidated financial statements for the year ended December 31, 2005. The Company has not consulted Weinberg & Company, P.A., during the two most recent fiscal years regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that was rendered on the Company’s financial statements, and written reports and no oral advice was provided to BAS Consulting by concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial issue.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Aida Pharmaceuticals, Inc. by Sichenzia Ross Friedman Ference LLP, 61 Broadway New York, New York 10006.

EXPERTS

Weinberg & Company, P. A., an independent registered public accounting firm, has audited our consolidated financial statements as of and for the years ended December 31, 2006 and 2005, included in our Annual Report on Form 10-KSB for the year ended December 31, 2006, as set forth in their report, which is included in this Prospectus and elsewhere in the registration statement. Our consolidated financial statements are included in reliance on Weinberg & Company, P.A.’s report, given on their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the Securities and Exchange Commission. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the Securities and Exchange Commission, can be inspected and copied at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site at http://www.sec.gov, which contains the Form SB-2 and other reports, proxy and information statements and information regarding issuers that file electronically with the Securities and Exchange Commission.

FINANCIAL STATEMENTS

The following financial statements begin on the next page:

•

Consolidated Financial Statements for AIDA Pharmaceuticals, Inc. (formerly BAS Consulting, Inc.) and Subsidiaries as of September 30, 2007 and for the Three and Nine Months Ended September 30, 2007 and 2006 (Unaudited)

•

Consolidated Financial Statements for AIDA Pharmaceuticals, Inc. (formerly BAS Consulting Inc.) and Subsidiaries as of and for the Years Ended December 31, 2006 and 2005 (Audited)

Index to Financial Statements

Page

Condensed Consolidated Balance Sheets as of September 30, 2007 (Unaudited) and December 31, 2006	F-1

Condensed Consolidated Statements of Income (Loss) and Comprehensive Income
for the Three and Nine months ended September 30, 2007 and 2006 (Unaudited)	F-2

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended
September 30, 2007 and 2006 (Unaudited)	F-3

Notes to the Condensed Consolidated Financial Statements for the Nine Months Ended
September 30, 2007 and 2006 (Unaudited)	F-5

Report of Independent Registered Public Accounting Firm	F-22

Consolidated Balance Sheets as of December 31, 2006 and 2005	F-23

Consolidated Statements of Income and Comprehensive Income for the Years Ended
December 31, 2006 and 2005	F-24

Consolidated Statements of Changes in Shareholders’ Equity for the Years Ended
December 31, 2006 and 2005	F-25

Consolidated Statements of Cash Flows for the Years Ended December 31, 2006 and 2005	F-26

Notes to the Consolidated Financial Statements as of December 31, 2006 and 2005	F-29

AIDA PHARMACEUTICAL, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	September 30, 2007 (Unaudited)	December 31, 2006

CURRENT ASSETS
Cash and cash equivalents	$7,693,300	$6,116,816
Restricted cash	2,416,233	1,983,237
Accounts receivable, net of allowance for doubtful accounts of $655,663 and $639,208 as of September 30, 2007 and December 31, 2006, respectively	8,194,940	13,777,571
Notes receivable, net of discount of $10,255 and $70,717 as of September 30, 2007 and December 31, 2006, respectively	4,117,882	2,714,234
Inventories	4,126,420	2,806,945
Due from related parties	86,784	41,462
Deferred taxes	440,500	295,714
Other receivables, prepaid expenses, and other assets	211,023	146,694
Marketable securities	-	362,758
Due from employees	1,544,097	264,182
Prepayments for goods	122,917	118,327
Total current assets	28,954,096	28,627,940

Plant and equipment, net	15,353,794	13,977,611
Land use rights, net	3,836,263	3,747,225
Construction in progress	241,477	28,430
Patents, net	5,540,779	5,724,000
Long-term investments	199,713	295,749
Deposits	4,089,464	953,267
Deferred taxes	421,628	456,222
Total long-term assets	29,683,118	25,182,504

TOTAL ASSETS	$58,637,214	$53,810,444

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$2,446,547	$3,332,174
Other payables and accrued liabilities	2,609,185	2,150,079
Advance for research and development	340,026	251,050
Short-term debt	29,405,234	23,915,452
Current portion of long-term debt	1,331,416	3,717,380
Due to related parties	27,063	27,063
Taxes payable	62,278	352,998
Customer deposits	1,063,060	335,391
Due to employees	412,420	122,440
Deferred taxes	105,004	172,844
Total current liabilities	37,802,233	34,376,871

LONG-TERM LIABILITIES
Notes payable	1,920,934	1,920,934
Advance for research and development	871,404	1,065,478
Deferred taxes	1,014,008	917,530
Minority interests	5,956,998	5,177,413
Total long-term liabilities	9,763,344	9,081,355

TOTAL LIABILITIES	47,565,577	43,458,226

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 27,000,000 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	27,000	27,000
Additional paid-in capital	5,204,352	5,204,352
Retained earnings (the restricted portion is $998,149 at September 30, 2007and December 31, 2006, respectively)	4,923,467	4,590,079
Accumulated other comprehensive income	916,818	530,787

Total shareholders’ equity	11,071,637	10,352,218
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$58,637,214	$53,810,444

See accompanying notes to condensed consolidated financial statements.

AIDA PHARMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS

 OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2007	2006	2007	2006

REVENUES, (NET)	$7,373,770	$7,023,891	$18,687,283	$19,659,235

COST OF GOODS SOLD	(3,557,685)	(3,103,516)	(9,740,952)	(9,679,567)

GROSS PROFIT	3,816,085	3,920,375	8,946,331	9,979,668

Selling and distribution	1,387,818	1,175,000	3,515,776	4,728,989

General and administrative	991,216	1,306,226	3,006,799	2,896,205

Research and development	74,514	45,323	238,159	45,111

INCOME FROM OPERATIONS	1,362,537	1,393,826	2,185,597	2,309,363

OTHER INCOME (EXPENSES)

Interest expense, net	(465,282)	(459,511)	(1,180,813)	(1,114,105)

Government grants	46,131	551,420	95,998	1,097,724

(Loss) gain on sales of investment	(10,457)	-	(10,457)	12,490

Gain on sale of marketable securities	-	-	120,356	-

Other income (loss), net	(3,478)	(77,358)	(122,876)	(120,734)

INCOME BEFORE INCOME TAXES	929,451	1,408,377	1,087,805	2,184,738

INCOME TAXES	(153,182)	(217,720)	(191,349)	(445,047)

INCOME BEFORE MINORITY INTERESTS	776,269	1,190,657	896,456	1,739,691

MINORITY INTERESTS	(257,208)	(271,372)	(563,068)	(413,018)

NET INCOME	519,061	919,285	333,388	1,326,673

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	30,098	73,643	492,663	160,785

OTHER COMPREHENSIVE INCOME BEFORE INCOME TAXES	30,098	73,643	492,663	160,785

INCOME TAXES RELATED TO OTHER COMPREHENSIVE INCOME	(7,946)	(24,302)	(130,063)	(54,012)

OTHER COMPREHENSIVE INCOME , NET OF INCOME TAXES	22,152	49,341	362,600	106,773

COMPREHENSIVE INCOME	$541,213	$968,626	$695,988	$1,433,446

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC AND DILUTED	27,000,000	25,000,000	27,000,000	25,000,000

NET INCOME PER COMMON SHARE, BASIC AND DILUTED	$0.02	$0.04	$0.01	$0.05

See accompanying notes to condensed consolidated financial statements.

AIDA PHARMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (UNAUDITED)

	For the Nine Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$333,388	$1,326,673
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,476,339	1,281,280
Provision for doubtful accounts	16,455	-
Amortization of discount on notes receivable	(64,228)	-
Loss of disposal of fixed assets	28,146	230
Amortization of deferred compensation	-	356,878
Deferred taxes	(81,554)	142,717
Gain on sale of marketable securities	(120,356)	-
Gain on disposal of discontinued operation	-	(12,490)
Minority interests’ share of net income	563,068	413,018

Changes in operating assets and liabilities, net of effects of acquisition:

(Increase) Decrease In:
Accounts receivable	5,566,175	(3,471,378)
Inventories	(1,319,475)	(435,080)
Other receivables, prepaid expenses, and other assets	(64,328)	97,309
Prepayments for goods	(4,590)	(146,414)

Increase (Decrease) In:
Accounts payable	(885,626)	2,145,059
Other payables and accrued liabilities	441,287	(273,451)
Advance for research and development	(105,099)	-
Due to employees	289,981	(365,431)
Taxes payable	(290,719)	129,085
Customer deposits	727,669	(608,739)
Net cash provided by operating activities	6,506,533	579,266

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	(432,996)	(416,959)
Purchases of plant and equipment	(1,924,724)	(1,178,141)
Purchases of construction in progress	(206,699)	(43,612)
Cash received from sale of plant and equipment	-	820
Purchase of land use right	-	(442,573)
Deposit for land use right	-	(1,005,737)
Deposit for long term investment	(2,578,149)	-
Deposit for plant and equipment	(751,871)	-
Deposit for patent	-	(125,069)
Repayment of notes receivable	973,320	-
Issuance of notes receivable	(2,312,740)	(860,728)
Due from related parties	-	(14,163)
Due from employees	(1,279,916)	797,710
Proceeds from sale of marketable securities	376,481	-
Proceeds from disposal of patent	101,188	-
Proceeds from disposal of investment	96,035	137,559
Purchase of investment	-	(79,933)
Purchase of subsidiaries, net of cash acquired	-	(1,977,393)
Net cash used in investing activities	(7,940,071)	(5,208,219)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term debt	23,290,420	3,877,511
Proceeds from capital contribution	-	187,500
Repayments of short-term debt	(20,186,602)	-
Proceeds from long-term debt	-	75,911
Proceeds from notes payable	-	2,149,532
Repayment of advances to related parties	(45,322)	(20,072)
Net cash provided by financing activities	3,058,496	6,270,382

INCREASE IN CASH AND CASH EQUIVALENTS	1,624,958	1,641,429

Effect of exchange rate changes on cash	(48,474)	163,674
Cash and cash equivalents at beginning of period	6,116,816	3,129,450

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$7,693,300	$4,934,553

See accompanying notes to condensed consolidated financial statements.

AIDA PHARMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (UNAUDITED)

	For the Nine Months Ended September 30,
	2007	2006
SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$610,430	$172,644
Interest paid	$1,050,689	$1,139,094

SUPPLEMENTAL NON-CASH INVESTING DISCLOSURES:

1. During the nine months ended September 30, 2007 and 2006, $46,600 and $274,229 was transferred from deposits to patents.

2. During the nine months ended September 30, 2007 and 2006, $33,790 and $781,948 was transferred from construction in progress to plant and equipment.

3. During the nine months ended September 30, 2007 and 2006, $97,783 and $268,596 was transferred from deposits to plant and equipment.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

1.

ORGANIZATION AND PRINCIPAL ACTIVITIES

The primary operations of Aida Pharmaceuticals, Inc. and subsidiaries (the “Company”) are the development, production and distribution of cardiovascular and anti cancer drugs, in the form of powder for injection, liquid for intravenous injection, capsule, tablet, ointment, etc., within the People’s Republic of China (“PRC”).

2.

BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the requirements for reporting on Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the consolidated financial position and the consolidated results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full year. The condensed consolidated balance sheet information as of December 31, 2006 was derived from the audited consolidated financial statements included in the Company’s Annual Report Form 10-KSB.  These interim financial statements should be read in conjunction with that report.

3.

PRINCIPLES OF CONSOLIDATION

The unaudited condensed consolidated financial statements include the accounts of Aida Pharmaceuticals, Inc. (Formerly BAS Consulting, Inc.) and the following subsidiaries:

(i)

Earjoy Group Limited (“Earjoy”) (100% subsidiary of Aida);

(ii)

Hangzhou Aida Pharmaceutical Co., Ltd. (“HAPC”) (100% Subsidiary of Earjoy);

(iii)

Hangzhou Boda Medical Research and Development Co., (“Boda”) (100% Subsidiary of HAPC);

(iv)

Hainan Aike Pharmaceutical Co., Ltd. (“Hainan”) (60.61%% subsidiary of HAPC) and Yang Pu Aike Pharmaceutical Co., Ltd. (“Yangpu”) (95% subsidiary of Hainan). HAPC exercises significant influence over Hainan by controlling over 50% of the voting rights;

(v)

Changzhou Fangyuan Pharmaceutical Co., Ltd. (“Fangyuan”) (66% subsidiary of HAPC).

(vi)

Shanghai Qiaer Bio-Technology Co., Ltd. (“Qiaer”) (77.5% subsidiary of HAPC)

All significant inter-company accounts and transactions have been eliminated in consolidation.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

4.

CONCENTRATIONS

The Company has major customers who accounted for the following percentages of total sales and total accounts receivable in 2007 and 2006:

	Sales
			Accounts Receivable
Major Customers	For the Nine Months Ended September 30, 2007	For the Nine Months Ended September 30, 2006	September 30, 2007	December 31, 2006

Company A	-	24%	-	30%
Company B	-	7%	-	2%
Company C	-	4%	-	2%
Company D	-	3%	-	30%
Company E	32%	-	30%	-
Company F	6%	-	5%	-
Company G	5%	-	5%	-

The Company has major suppliers who accounted for the following percentages of total purchases and total accounts payable in 2007 and 2006:

	Purchases
			Accounts Payable
Major Suppliers	For the Nine Months Ended September 30, 2007	For the Nine Months Ended September 30, 2006	September 30, 2007	December 31, 2006

Company H	19%	9%	16%	7%
Company I	14%	6%	13%	3%

The sole market of the Company is the PRC for the periods ended September 30, 2007 and 2006.

Of the total revenue for the nine months ended September 30, 2007 and 2006, 69% and 66% was fully dependent on the patent for Etimicin Sulfate owned by the Company.

5.

USE OF ESTIMATES

The preparation of the condensed consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ materially from those estimates.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

6.

FOREIGN CURRENCY TRANSLATION

The accompanying condensed consolidated financial statements are presented in United States dollars.  The functional currency of the Company is the Renminbi (RMB). The condensed consolidated financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	September 30, 2007	December 31, 2006	September 30, 2006
Period end RMB: US$ exchange rate	7.5108	7.8087	7.9087
Average period RMB: US$ exchange rate	7.6598	7.9395	7.9895

7.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments include cash and cash equivalents, restricted cash, accounts receivable, notes receivable, due to/from related parties, other receivables and prepaid expenses, due to employees, prepayments for goods, accounts payable, other payable and accrued liabilities, accrued expenses, short-term debt, taxes payable and customer deposits.  Management has estimated that the carrying amount approximates fair value due to their short-term nature. The fair value of the Company’s long-term notes payable are estimated based on the current rates offered to the Company for debt of similar terms and maturities. Under this method, the Company’s fair value of long-term notes payable was not significantly different from the carrying value at September 30, 2007.

8.

EARNINGS  PER SHARE

Basic earning per share is computed by dividing net income by the weighted-average number of common shares outstanding during the periods. Diluted earning per share is computed similar to basic earning  per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive securities outstanding for the periods presented.

9.

ADOPTION OF NEW ACCOUNTING POLICY

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"), an interpretation of FASB statement No. 109, Accounting for Income Taxes. The interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of September 30, 2007, the Company does not have a liability for unrecognized tax benefits.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

9.

ADOPTION OF NEW ACCOUNTING POLICY (CONTINUED)

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company is subject to U.S. federal or state income tax examinations by tax authorities for years after 2005. During the periods open to examination, the Company has net operating loss and tax credit carry forwards for U.S. federal and state tax purposes that have attributes from closed periods. Since these NOLs and tax credit carry forwards may be utilized in future periods, they remain subject to examination. The Company also files certain tax returns in China. As of September 30, 2007the Company was not aware of any pending income tax examinations by China tax authorities.  The Company's policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of September 30, 2007,the Company has no accrued interest or penalties related to uncertain tax positions.

10.

NEW ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, "Fair Value Measurements," which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The Company is currently in the process of evaluating the effect, if any, the adoption of SFAS No. 157 will have on its consolidated results of operations, financial position, or cash flows.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities −− Including an amendment of FASB Statement No. 115 (“FAS 159”).  FAS 159, which becomes effective for the Company on January 1, 2008. This standard permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that election, if any, of this fair value option will have a material effect on the results or operations or consolidated financial position.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

11.

NOTES RECEIVABLE

Notes receivable consist of the following:

Notes receivable from unrelated companies:
	September 30,	December 31,
	2007	2006
	(Unaudited)
Due January 30, 2007 (subsequently settled)	$-	$256,125
Due January 31, 2007 (subsequently settled)	-	502,366
Due January 31, 2007 (subsequently settled)	-	14,189
Due August 31, 2007 (subsequently settled)	-	12,806
Due September 20, 2007 (subsequently settled)	-	487,242
Due October 31, 2007 (subsequently settled)	599,137	576,280
Due November 11, 2007 (subsequently settled)	399,425	384,187
Due November 30, 2007	133,142	128,062
Due December 1, 2007	24,223	23,299
Due December 1, 2007	7,381	7,100
Due December 1, 2007	399,425	64,032
Due December 14, 2007	340,648	329,263
Due December 1, 2007	7,988	-
Due December 15, 2007, interest at 5.58% per annum	1,893,847	-
Due December 15, 2007, interest at 6% per annum	66,571	-
Due December 20, 2007	123,208	-
Due December 31, 2007	133,142	-
Subtotal	4,128,137	2,784,951
Less: Discount	10,255	70,717
Total notes receivable, net	$4,117,882	$2,714,234

Notes receivable are unsecured.

In 2007, an interest-free note was provided to a company for its assistance in research and development activities. The Company recorded research and development expense and a discount on the notes receivable of $3,766 based on the present value of the notes receivable using a 6% discount rate.

For the nine months ended September 30, 2007 and 2006, $64,228 and $0 of interest income was recognized in the accompanying condensed consolidated statements of income from the amortization of the discount.

12.

INVENTORIES

Inventories consist of the following:

	September 30,	December 31,
	2007	2006
	(Unaudited)
Raw materials	$1,223,273	$1,712,850
Work-in-progress	1,127,615	500,997
Finished goods	1,775,532	593,098
Total	$4,126,420	$2,806,945

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

13.

PLANT AND EQUIPMENT

Plant and equipment consist of the following:

	September 30,	December 31,
	2007	2006
	(Unaudited)
At cost:
Buildings	$9,422,313	$8,944,313
Machinery	10,747,211	9,206,036
Motor vehicles	752,710	742,689
Office equipment	1,334,677	668,428
Leasehold improvements	463,604	455,356
	22,720,515	20,016,822
Less: Accumulated depreciation
Buildings	1,580,855	880,647
Machinery	4,381,683	3,504,714
Motor vehicles	465,240	445,523
Office equipment	577,085	412,530
Leasehold improvements	361,858	795,797
	7,366,721	6,039,211
Plant and equipment, net	$15,353,794	$13,977,611

The net book value of buildings and machinery pledged for certain bank loans at September 30, 2007 and December 31, 2006 is $4,969,991 and $4,892,624, respectively.  Also see Note 17.

Depreciation expense for the nine months ended September 30, 2007 and 2006 is $1,147,349 and $1,002,776, respectively.

14.

LAND USE RIGHTS

	September 30,	December 31,
	2007	2006
	(Unaudited)

Cost	$4,101,870	$3,945,385
Less: Accumulated amortization	265,607	198,160
Land use rights, net	$3,836,263	$3,747,225

Amortization expense for nine months ended September 30, 2007 and 2006 is $58,429 and $35,019 respectively.

Amortization expense for the remaining part of 2007, for the next four years and thereafter is as follows:

2007	$19,861
2008	79,450
2009	79,450
2010	79,450
2011	79,450
Thereafter	3,498,602
Total	$3,836,263

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

14.

LAND USE RIGHTS (CONTINUED)

The net book value of the land use right pledged for certain bank loans at September 30, 2007 and December 31, 2006 is $1,176,268 and $1,572,139, respectively.  Also see Note 17.

15.

PATENTS

	September 30,	December 31,
	2007	2006
	(Unaudited)

Cost	$6,379,864	$6,446,568
Less: Accumulated amortization	839,085	722,568
Patents, net	$5,540,779	$5,724,000

Amortization expense for nine months ended September 30, 2007 and 2006 is $270,561 and $243,484 respectively.

Amortization expense for the remaining part of 2007, for the next four years and thereafter is as follows:

2007	$85,479
2008	316,950
2009	305,068
2010	303,319
2011	302,077
Thereafter	4,227,886
Total	$5,540,779

16.

DEPOSITS

Deposits consist of the following:

	September 30, 2007	December 31, 2006
	(Unaudited)

Patent	$583,826	$703,702
Plant and equipment	769,688	97,783
Long-term investment	2,735,950	151,782
Total	$4,089,464	$953,267

During the nine months ended September 30, 2007, the Company paid $769,688 as deposits to acquire certain equipment.

Deposits of $97,783 were transferred to plant and equipment during the nine months ended September 30, 2007.

During the nine months ended September 30, 2007, a deposit of $46,600 was transferred to a patent.

During the nine months ended September 30, 2007, the Company paid $66,571 as a refundable deposit to acquire 10% of outstanding shares of Beijing Beimei Union Real Estate Development Co., Ltd.

During the nine months ended September 30, 2007, the Company paid $2,517,597, as a refundable deposit to acquire 60% of the outstanding shares of Jiangsu Microbial Research Institute.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

17.

SHORT –TERM DEBT

Short-term debt consists of the following:

	September 30, 2007	December 31, 2006
Bank Loans:	(Unaudited)
Loans from Industrial and Commercial Bank of China Qingchun Branch, due August 20, 2007, monthly interest only payments at 6.732% per annum, secured by assets owned by the Company (subsequently repaid on its due date).	$-	$640,311

Loans from Industrial and Commercial Bank of China Qingchun Branch, due August 15, 2007, monthly interest only payments at 6.732% per annum, secured by assets owned by the Company (subsequently repaid on its due date).	-	800,389

Loans from Industrial and Commercial Bank of China Qingchun Branch, due July 26, 2007, monthly interest only payments at 6.435% per annum, secured by assets owned by the Company (subsequently repaid on its due date).	-	896,436

Loans from Industrial and Commercial Bank of China Qingchun Branch, due June 6, 2007, monthly interest only payments at 6.435% per annum, secured by assets owned by the Company (subsequently repaid on its due date).	-	1,280,623

Loans from Industrial and Commercial Bank of China Qingchun Branch, due June 27, 2007, monthly interest only payments at 6.435% per annum, secured by assets owned by the Company (subsequently repaid on its due date).	-	768,374

Loans from Industrial and Commercial Bank of China Qingchun Branch, due August 15, 2008, monthly interest only payments at 7.524% per annum, secured by assets owned by the Company. Also see Note 13.	665,708	-

Loans from Industrial and Commercial Bank of China Qingchun Branch, due July 18, 2008, monthly interest only payments at 7.524% per annum, secured by assets owned by the Company. Also see Note 13.	931,991	-

Loans from Industrial and Commercial Bank of China Qingchun Branch, due August 8, 2008, monthly interest only payments at 7.524% per annum, secured by assets owned by the Company. Also see Note 13.	832,135	-

Loans from Industrial and Commercial Bank of China Qingchun Branch, due June 6, 2008, monthly interest only payments at 7.227% per annum, secured by assets owned by the Company. Also see Note 13.	1,331,416	-

Loans from Industrial and Commercial Bank of China Qingchun Branch, due June 18, 2008, monthly interest only payments at 7.227% per annum, secured by assets owned by the Company. Also see Note 13.	798,850	-

Loan from Bank of Communication Qingchun Branch, due June 5, 2007 monthly interest only payments at 6.435% per annum, guaranteed by Nanwang Information Industry Group Co., Ltd (subsequently repaid on its due date).	-	1,290,623

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

17.

SHORT –TERM DEBT (CONTINUED)

	September 30, 2007	December 31, 2006
	(Unaudited)
Loan from Bank of Communication Qingchun Branch, due June 19, 2007 monthly interest only payments at 6.435% per annum, guaranteed by Nanwang Information Industry Group Co., Ltd (subsequently repaid on its due date).	-	1,290,623

Loan from Hangzhou Commercial Bank Gaoxin Branch due February 27, 2007, monthly interest only payments at 5.3625% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd (subsequently repaid on its due date).	-	1,290,623

Loan from Hangzhou Commercial Bank Gaoxin Branch due February 1, 2008, monthly interest only payments at 5.6100% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd.	1,331,416	-

Loan from Bank of China Kaiyuan Branch due May 8, 2007, monthly interest only payments at 6.7275% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd (subsequently repaid on its due date).	-	1,034,498

Loan from Bank of China Kaiyuan Branch due May 16, 2007, monthly interest only payments at 6.7275% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd (subsequently repaid on its due date).	-	650,311

Loan from Bank of China Kaiyuan Branch due April 17, 2007, monthly interest only payments at 6.417% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd (subsequently repaid on its due date).	-	2,187,059

Loan from Huaxia Bank Wenhui Branch due April 3, 2007, monthly interest only payments at 6.417% per annum, guaranteed by Ningbo Tianheng Co., Ltd (subsequently repaid on its due date).	-	778,374

Loans from Industrial and Commercial Bank of China Qingtai Branch, due August 4, 2007, monthly interest only payments at 6.138% per annum, guaranteed by Hangzhou Jinou Group (subsequently repaid on its due date).	-	1,290,623

Loan from Bank of Communication Qingchun Branch, due March 29, 2008 monthly interest only payments at 6.7095% per annum, guaranteed by Nanwang Information Industry Group Co., Ltd.	3,328,540	-

Loan from Bank of Communication Qingchun Branch, due June 5, 2008 monthly interest only payments at 6.8985% per annum, guaranteed by Nanwang Information Industry Group Co., Ltd.	1,331,416	-

Loan from Bank of Communication Qingchun Branch, due June 18, 2008 monthly interest only payments at 6.8985% per annum, guaranteed by Nanwang Information Industry Group Co., Ltd.	1,331,416	-

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

17.

SHORT –TERM DEBT (CONTINUED)

	September 30, 2007	December 31, 2006
	(Unaudited)
Loan from Bank of China Kaiyuan Branch due April 27, 2008, monthly interest only payments at 7.3485% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd.	1,331,416	-

Loan from Bank of China Kaiyuan Branch due May 16, 2008, monthly interest only payments at 7.3485% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd.	665,708	-

Loan from Bank of China Kaiyuan Branch due May 9, 2008, monthly interest only payments at 7.3485% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd.	1,997,124	-

Loan from Evergrowing Bank Hangzhou Branch due June 4, 2008, monthly interest only payments at 7.3485% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd.	1,997,124	-

Loan from China Development Bank Haikou Branch, due December 21, 2007 and monthly interest only payments at 6.138% per annum, guaranteed by Haikou Assure Investment Ltd.	239,655	394,187

Loans from Changzhou Commercial Bank, due June 20, 2007, monthly interest only payments at 8.37% per annum, secured by assets owned by the Company (subsequently repaid on its due date).	-	1,822,081

Loans from Changzhou Commercial Bank, due June 20, 2007, monthly interest only payments at 8.37% per annum, secured by assets owned by the Company (subsequently repaid on its due date).	-	1,143,351

Loans from Changzhou Commercial Bank, due May 18, 2007, monthly interest only payments at 8.37% per annum, guaranteed by Jiangyin Huilun Co. Ltd (subsequently repaid on its due date).	-	270,614

Loans from Changzhou Commercial Bank, due May 28, 2008, monthly interest only payments at 8.541% per annum, secured by assets owned by the Company. Also see Note 14.	1,883,954	-

Loans from Changzhou Commercial Bank, due May 28, 2008, monthly interest only payments at 8.541% per annum, secured by assets owned by the Company. Also see Note 14.	1,178,304	-

Loans from Changzhou Commercial Bank, due November 28, 2008, monthly interest only payments at 8.541% per annum, guaranteed by Jiangyin Huilun Weave Co., Ltd.	1,331,416	-
Total short-term bank loans	$22,507,589	$17,829,100

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

17.

SHORT –TERM DEBT (CONTINUED)

Notes payable:

Due May 30, 2007 (subsequently repaid on its due date)	$-	$190,365
Due May 8, 2007 (subsequently repaid on its due date)	-	1,024,498
Due June 21, 2007 (subsequently repaid on its due date)	-	1,280,623
Due August 31, 2007 (subsequently repaid on its due date)	-	768,374
Due December 30, 2007, interest at 9.00% per annum	665,708	640,311
Due January 15, 2007 (subsequently repaid on its due date)	-	133,185
Due April 5, 2007, interest at 5.58% per annum (subsequently repaid on its due date)	-	320,156

Due April 20, 2007, interest at 5.58% per annum (subsequently repaid on its due date)	-	320,156
Due November 6, 2007 (subsequently repaid on its due date)	122,336	-
Due November 30, 2007, interest at 5.85% per annum	532,566	512,249
Due December 31, 2007, guaranteed by Donghong Taisheng Co., Ltd	266,283	256,125
Due October 15, 2007, interest at 6.40% per annum, guaranteed by Ge Xiaohu (subsequently repaid on its due date)	665,708	640,310
Due December 12, 2007	1,331,416	-
Due December 19, 2007	196,916	-
Due February 23, 2008	665,708	-
Due April 20, 2008, interest at 5.58% per annum	332,854	-
Due March 14, 2008	99,857	-
Due May 1, 2008, interest at 6.00% per annum	886,590	-
Due September 30, 2008	798,850	-
Due October 30, 2008, interest at 5.85% per annum	332,853	-

Total notes payable	6,897,645	6,086,352

Total short-term debt	$29,405,234	$23,915,452

All the notes payable are subject to bank charges of 0.05% of the principal as a commission on each loan transaction. Bank charges for notes payable were $7,850 and $1,908 for nine months ended September 30, 2007 and 2006, respectively.

Restricted cash of $2,416,233 is held as collateral for the following notes payable at September, 30, 2007:

Due November 6, 2007	$122,336
Due December 12, 2007	1,331,416
Due December 19, 2007	196,916
Due March 14, 2008	99,857
Due February 23, 2008	665,708
Total	$2,416,233

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

18.

LONG –TERM DEBT

Long-term debt consists of the following:

	September 30, 2007	December31, 2006
	(Unaudited)
Loans from Communication Bank of China Changzhou Branch, due September 9, 2007, monthly interest only payments at 5.58% per annum, guaranteed by Changzhou High-Tech Development District Co., Ltd.	$-	$3,717,380

Loans from Communication Bank of China Changzhou Branch, due September 9, 2008, monthly interest only payments at 5.58% per annum, guaranteed by Changzhou High-Tech Development District Co., Ltd.	1,331,416	-
Total long-term bank loan	1,331,416	3,717,380
Less: current portion	(1,331,416)	(3,717,380)
Long-term portion	$-	$-

Notes payable to unrelated companies:

Due December 31, 2008, interest charged at 1% per annum and guaranteed by Donghong Taisheng Co., Ltd	$256,124	$256,124
Due December 31, 2009, interest charged at 1% per annum and guaranteed by Donghong Taisheng Co., Ltd	384,187	384,187
Due February 20, 2009, interest charged at 1% per annum and unsecured	1,280,623	1,280,623
Total notes payable	$1,920,934	$1,920,934

Total long-term debt	$1,920,934	$1,920,934

19.

LONG-TERM INVESTMENTS

Long-term investments consist of the following:

	Ownership Interest	September 30, 2007	Ownership Interest	December 31, 2006
		(Unaudited)

At cost:	-	$-	10.6%	$103,656
Hangzhou Longde Medical Machinery Co., Ltd.	15%	199,173	15%	192,093
Hangzhou Jin'ou Medicine Co., Ltd		$199,713		$295,749

On July 28, 2007, the Company entered into agreement with Hangzhou Handcrafts Cooperate Association to transfer its 10.6% interest in Hangzhou Longde Medical Machinery Co., Ltd. for $93,199 resulting in a loss of $10,457.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

20.

INCOME TAXES

a)

Effect of Changes in Chinese Corporate Tax Law

On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the “new CIT Law”), which is effective from January 1, 2008. Under the new CIT Law, the corporate income tax rate applicable to the Company starting from January 1, 2008 will be 25%, replacing the currently applicable tax rate of 33%. The new CIT Law has an impact on the deferred tax assets and liabilities of the Company. As there is still no detailed implementation rulings released, the Company adjusted deferred tax balances as of September 30, 2007 based on their best estimates and will continue to assess the impact of such new law in the future. Effects arising from the enforcement of new CIT law have been reflected in the accompanying condensed consolidated financial statements.

In 2006, HAPC applied to the local tax authority for a favorable corporate income tax rate of 26.4% for companies registered in coastal economic zone of PRC, which was approved in October 2006. As a result, the corporate income tax rate applicable to HAPC was changed to 26.4% from 33%.  Hainan and Yangpu are subsidiaries registered in Hainan, PRC, and their corporate income tax rate of 15% is the tax rate for companies registered in Hainan, PRC in accordance with the relevant tax laws in PRC.   Fangyuan is a subsidiary of HAPC and its applicable corporate income tax rate is 15%, since the company was recognized as high-tech companies by the PRC government.  However, in accordance with the relevant taxation laws in the PRC, from the time that a company has its first profitable tax year, a foreign investment company is exempt from corporate income tax for its first two years and is then entitled to a 50% tax reduction for the succeeding three years. For Hangzhou and Hainan, the first profitable year for income tax purposes as a foreign investment company was 2004.

Income tax expense for the nine months ended September 30, 2007 and 2006 is summarized as follows:

	For the Nine Months Ended September 30, (Unaudited)
	2007	2006
Current:
Provision for State Corporation Income Tax	$248,094	$274,845
Provision for Local Corporation Income Tax	24,809	27,485
	272,903	302,330
Deferred:
Provision for State Corporation Income Tax	(74,140)	129,743
Provision for Local Corporation Income Tax	(7,414)	12,974
	(81,554)	142,717

Income tax	$191,349	$445,047

The Company’s income tax (expense) differs from the “expected” tax (expense) for the nine months ended September 30, 2007 and 2006 (computed by applying the CIT rate of 26.4 percent to income before income taxes) as follows:

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

20.

INCOME TAXES (CONTINUED)

	For the Nine Months Ended September 30, (Unaudited)
	2007	2006

Computed “expected” expense	$287,181	$764,658
Tax rate adjustment	(4,391)	-
Valuation allowance	21,435	(12,167)
Time difference	(81,554)	99,022
Tax exemptions	(31,322)	(406,466)

Income tax (expense)	$191,349	$445,047

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets and liabilities as of September 30, 2007 and December 31, 2006 are as follows:

	September 30, 2007	December 31, 2006
	(Unaudited)
Deferred tax assets:
Current portion:
Consulting and audit expenses	$105,564	$105,564
Selling and distribution expenses	224,322	102,404
Bad debt provision	66,329	41,949
Other	44,285	45,797
Subtotal	440,500	295,714

Non-current portion:
Depreciation	82,800	65,416
Impairment and amortization	12,462	41,502
Bad debt provision	24,299	24,299
Pre-operating expenses	12,546	12,546
Research and development costs	281,453	281,453
Other	40,804	42,307
Less: Valuation allowance	(32,736)	(11,301)
Subtotal	421,628	456,222

Total deferred tax assets	862,128	751,936

Deferred tax liabilities:
Current portion:
Sales cut-off	27,170	134,954
Unrealized gains from marketable securities	30,710	30,710
Other	47,124	7,180
Subtotal	105,004	172,844

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

20.

INCOME TAXES (CONTINUED)

	September 30,	December 31,
	2007	2006
	(Unaudited)
Non-current portion:
Subsidy income	192,105	192,105
Depreciation	59,520	28,963
Research and development costs	35,315	35,315
Government grant	58,841	58,841
Other	75,746	35,274
Intangible assets of acquisition	592,481	567,032
Subtotal	1,014,008	917,530

Total deferred tax liabilities	1,119,012	1,090,374

Net deferred tax liabilities	$(256,884)	$(338,438)

(b)

Value Added Tax (“VAT”)

Enterprises or individuals who sell commodities, engage in repair and maintenance or import or export goods in the PRC are subject to a value added tax in accordance with Chinese Laws.  The value added tax standard rate is 17% of the gross sale price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on the sales of the finished products.

The VAT payable of $230,636 and $301,103 at and September 30, 2007 and December 31, 2006, respectively, are included in other payables and accrued expenses in the accompanying condensed consolidated balance sheets.

21.

MARKETABLE SECURITIES

The Company purchased an investment fund at a cost of $256,125 on September 6, 2006. The fair market value of the fund as of December 31, 2006 was $362,758. The difference between the market value and the cost of $106,633 was recognized as other comprehensive income at December 31, 2006, and was included as a separate component of shareholders’ equity for year then ended.  The securities were classified as available-for-sale.

On January 28, 2007, the Company sold the marketable securities for $376,481 resulting in a gain of $120,356 which was included in the condensed consolidated statement of income and comprehensive income for the nine months ended September 30, 2007.

22.

COMMITMENTS AND CONTINGENCIES

(a) Lease Commitments

The Company occupies plant and office space leased from third parties. Accordingly, for the nine months ended September 30, 2007 and 2006, the Company recognized rental expense for these spaces of $312,696 and $138,603 respectively.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

22.

COMMITMENTS AND CONTINGENCIES (CONTINUED)

As of September 30, 2007, the Company has outstanding commitments with respect to non-cancelable operating leases for real estate, which fall due as follows:

Period Ending September 30,	Amount
2007	$63,055
2008	153,415
2009	144,683
2010	144,683
2011	128,706
Thereafter	67,312
Total	$701,854

(b) Capital Commitment

As of September 30, 2007, the Company has outstanding commitments with respect to non-cancelable contract, which fall due as follows:

Period Ending September 30	Amount
2007	$420,585

(c) Contingencies

In 2006, the Company brought a legal action against Jiangxi Pharmaceutical Co., Ltd. and Hainan Licheng Pharmaceuticals Co., Ltd. for their infringement upon the patent of Etimicin transfusion. As the plaintiff, the Company has claimed compensation of approximately $38,590 for the infringement. According to the judge’s report from the local court in Haikou, PRC, on December 30, 2006, the Company won the lawsuit and Jiangxi Pharmaceutical Co., Ltd. and Hainan Licheng Pharmaceuticals Co., Ltd. will be required to pay $38,590 as compensation to the Company. However, Jiangxi Pharmaceutical Co., Ltd. and Hainan Licheng Pharmaceuticals Co., Ltd. appealed the ruling to a higher level court and the Company has not received the payment.  Considering the uncertainties of the legal proceeding, the Company did not record a contingent gain for this at September 30, 2007.

In December of 2005, the Company sued Hainan Haomai Pharmaceutical Co., Ltd. and Fuzhou Likang Pharmaceuticals Co., Ltd. for their infringement upon the patent of Etimicin transfusion. As the plaintiff, the Company has claimed compensation of approximately $38,590 for the infringement. According to the judge’s report from the local court in Haikou, PRC, on January 18, 2007, the Company won the lawsuit and Hainan Haomai Pharmaceutical Co., Ltd. and Fuzhou Likang Pharmaceuticals Co., Ltd. will pay $38,590 as compensation for the infringement.  However, Hainan Haomai Pharmaceutical Co., Ltd. and Fuzhou Likang Pharmaceuticals Co., Ltd. appealed the ruling to a higher level court and the Company has not received the payment.  Considering the uncertainties of the legal proceeding, the Company did not record a contingent gain for this at September 30, 2007.

AIDA PHARMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2006 AND 2005

22.

COMMITMENTS AND CONTINGENCIES (CONTINUED)

In January 2007, the Company was sued by Jiangying Xinqiao Construction Co., Ltd for an overdue construction payment of $243,318. The local judge held a court in April, 2007 which was still in progress.  The Company believes the claim is without merit and plans to vigorously contend the claim. As such, there is no contingent accrual at September 30, 2007.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of:

Aida Pharmaceuticals, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Aida Pharmaceuticals, Inc. (Formerly BAS Consulting, Inc.) and subsidiaries (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aida Pharmaceuticals, Inc. (Formerly BAS Consulting, Inc.) and subsidiaries as of December 31, 2006 and 2005 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting policies generally accepted in the United States of America.

As discussed in Note 15 to the consolidated financial statements, effective January 1, 2006 the Company adopted Statement of Financial Accounting Standards (“SFAS”), “Share-Based Payment” (SFAS 123(R)”) which requires companies to estimate fair value of share-based payment accruals on the date of grant using an option-pricing model.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Boca Raton, Florida

March 20, 2007

AIDA PHARMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS
	December 31, 2006	December 31, 2005
CURRENT ASSETS
Cash and cash equivalents	$6,116,816	$3,129,450
Restricted cash	1,983,237	1,903,487
Accounts receivable, net of allowance for doubtful accounts of $639,208 and $386,688 as of December 31, 2006 and 2005, respectively	13,777,571	9,390,137
Notes receivable, net of discount of $70,717 and $0 as of December 31, 2006 and 2005, respectively	2,714,234	3,323,076
Inventories	2,806,945	3,348,592
Due from related parties	41,462	54,120
Deferred taxes	295,714	-
Other receivables, prepaid expenses, and other assets	146,694	449,672
Marketable securities	362,758	-
Due from employees	264,182	497,486
Prepayments for goods	118,327	316,960
Total current assets	28,627,940	22,412,980

Plant and equipment, net	13,977,611	11,987,572
Land use rights, net	3,747,225	1,755,440
Construction in progress	28,430	856,776
Patents, net	5,724,000	1,788,014
Due from employees	-	616,440
Long term investments	295,749	218,605
Deposits	953,267	2,817,391
Deferred taxes	456,222	205,919
Total long-term assets	25,182,504	20,246,157

TOTAL ASSETS	$53,810,444	$42,659,137

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$3,332,174	$1,622,449
Other payables and accrued liabilities	2,150,079	3,003,233
Advance for research and development	251,050	-
Short term debt	23,915,452	21,450,710
Current portion of long term debt	3,717,380	-
Due to related parties	27,063	159,492
Taxes payable	352,998	38,722
Customer deposits	335,391	1,390,526
Due to employees	122,440	493,492
Deferred taxes	172,844	106,279
Total current liabilities	34,376,871	28,264,903

LONG-TERM LIABILITIES
Long-term bank loan	-	3,717,380
Notes payable	1,920,934	-
Advance for research and development	1,065,478	-
Deferred taxes	917,530	387,316
Minority interests	5,177,413	3,565,431
Total long-term liabilities	9,081,355	7,670,127

TOTAL LIABILITIES	43,458,226	35,935,030

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 27,000,000 shares and 25,000,000 shares issued and outstanding at December 31, 2006 and 2005, respectively	27,000	25,000
Additional paid-in capital	5,204,352	3,418,323
Retained earnings (the restricted portion is $998,149 and $593,971 at December 31, 2006 and 2005, respectively)	4,590,079	3,136,495
Accumulated other comprehensive income	530,787	144,289

Total Shareholders’ Equity	10,352,218	6,724,107

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$53,810,444	$42,659,137

See accompanying notes to consolidated financial statements.

AIDA PHARMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

REVENUES	$29,643,103	$24,527,379

COST OF GOODS SOLD	14,081,040	8,333,619

GROSS PROFIT	15,562,063	16,193,760

Research and development	324,835	38,625

Selling and distribution	5,581,681	10,081,651

General and administrative	5,719,269	3,953,481

INCOME FROM OPERATIONS	3,936,278	2,120,003

OTHER INCOME (EXPENSES)

Interest expense, net	(1,703,200)	(1,102,668)

Government grants	169,439	323,037

Forgiveness of debt	-	52,474

Gain on non-monetary transaction	-	125,097

Other expense, net	(79,920)	(9,495)

INCOME FROM OPERATIONS BEFORE INCOME TAXES	2,322,597	1,508,448

INCOME TAXES	(173,258)	(144,720)

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTERESTS	2,149,339	1,363,728

MINORITY INTERESTS	(695,755)	(82,802)

INCOME FROM CONTINUING OPERATIONS	1,453,584	1,280,926

DISCONTINUED OPERATION

Gain from disposition of discontinued operation	-	26,068

Income from discontinued operation	-	161,341

GAIN FROM DISCONTINUED OPERATION	-	187,409

NET INCOME	1,453,584	1,468,335

OTHER COMPREHENSIVE INCOME
Unrealized gain on marketable securities	106,633	-

Foreign currency translation gain	279,865	144,145

OTHER COMPREHENSIVE INCOME BEFORE INCOME TAXES	386,498	144,145

INCOME TAXES RELATED TO OTHER COMPREHENSIVE INCOME	(102,035)	(47,568)

OTHER COMPREHENSIVE INCOME, NET OF INCOME TAXES	284,463	96,577

COMPREHENSIVE INCOME	$1,738,047	$1,564,912

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC AND DILUTED	25,953,425	23,481,849

Income per common share from continuing operations, basic and diluted	$0.06	$0.05
Income per common share from gain from disposition of discontinued operations, basic and diluted	$0.00	$0.00
Income per common share from income from discontinued operations, basic and diluted	$0.00	$0.01
Net income per common share, basic and diluted	$0.06	$0.06

See accompanying notes to consolidated financial statements.

AIDA PHARMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
	Shares	Par Value

BALANCE, JANUARY 1, 2005	23,375,000	$23,375	$3,419,948	$1,668,160	$144	$5,111,627

Common stock issued for acquisition	1,625,000	1,625	(1,625)	-	-	-

Foreign currency translation gain	-	-	-	-	144,145	144,145

Net income	-	-	-	1,468,335	-	1,468,335

BALANCE DECEMBER 31, 2005	25,000,000	25,000	3,418,323	3,136,495	144,289	6,724,107

Common stock issued for services	1,200,000	1,200	1,318,800	-	-	1,320,000

Common stock issued to employees	800,000	800	81,173	-	-	81,973

Additional paid-in capital to
subsidiary	-	-	272,458	-	-	272,458

Contributed capital from a shareholder	-	-	113,598	-	-	113,598

Unrealized gain on marketable
securities	-	-	-	-	106,633	106,633

Foreign currency translation gain	-	-	-	-	279,865	279,865

Net income	-	-	-	1,453,584	-	1,453,584

BALANCE DECEMBER 31, 2006	27,000,000	$27,000	$5,204,352	$4,590,079	$530,787	$10,352,218

See accompanying notes to consolidated financial statements.

AIDA PHARMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,453,584	$1,468,335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,089,418	1,691,527
Provision for doubtful accounts	252,520	347,220
Write off of prepayments and other receivables	-	362,470
Amortization of discount of notes receivable	(9,378)	-
Loss on disposal of fixed assets	7,398	-
Deferred taxes	(500,214)	4,262
Stock based compensation	1,401,973	-
Forgiveness of debt	-	(52,474)
Gain on a non-monetary transaction	-	(125,097)
Minority interests’ share of net income	695,755	82,802
Gain on disposal of discontinued operation	-	(26,068)

Changes in operating assets and liabilities, net of effects of acquisition:

(Increase) Decrease In:
Accounts receivable	(4,639,954)	(2,714,437)
Inventories	541,647	1,789,527
Other receivables, prepaid expenses, and other assets	328,718	391,041
Prepayments for goods	211,150	455,462
Discontinued operation	-	423,351

Increase (Decrease) In:
Accounts payable	1,709,725	(924,521)
Other payables and accrued liabilities	(1,086,502)	730,378
Advance for research and development	1,316,529	-
Due to employees	(371,052)	439,466
Taxes payable	314,274	33,267
Customer deposits	(1,055,134)	868,087
Discontinued operation	-	876,051
Net cash provided by operating activities	2,660,457	6,120,649

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	(25,265)	(1,644,682)
Purchases of plant and equipment	(711,991)	(700,314)
Proceeds from sale of plant and equipment	-	24,033
Purchases of construction in progress	(952,711)	-
Proceeds from disposal of discontinued operation, net of cash sold	-	1,581,755
Purchase of land use right	(1,303,525)	-
Deposit for land use right	(353,452)	(341,999)
Deposit for long term investment	(356,987)	(561,324)
Deposit for patent	92,844	(20,446)
Deposit for fixed assets	(97,783)	(290,139)
Discount of notes receivable	80,095	-
Proceeds from notes receivable	1,870,578	(1,840,464)
Repayment for notes receivable	(1,332,454)	-
Due from employees	849,744	(273,819)
Proceeds from disposal of investment	128,064	-
Purchase of a subsidiary, net of cash acquired	(2,031,877)	(936,707)
Purchase of investment	(261,641)	-
Discontinued operation	-	224,141
Net cash used in investing activities	$(4,406,361)	$(4,779,965)

See accompanying notes to consolidated financial statements.

AIDA PHARMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term debt	21,485,843	3,070,232
Repayments of short-term debt	(19,021,100)	-
Proceeds from notes payable	1,920,934	-
Proceeds from related parties	542,880	917,843
Repayment to related parties	(662,652)	(3,487,421)
Capital contribution	187,500	-
Discontinued operation	-	(1,666,083)
Net cash provided by (used in) financing activities	4,453,405	(1,165,429)

INCREASE IN CASH AND CASH EQUIVALENTS	2,707,501	175,255

Effect of exchange rate changes on cash	279,865	144,145
Cash and cash equivalents at beginning of year	3,129,450	2,810,050

CASH AND CASH EQUIVALENTS AT END OF YEAR	$6,116,816	$3,129,450

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$371,435	$(80,512)
Interest paid	$1,721,394	$(921,375)

SUPPLEMENTAL NON-CASH DISCLOSURES:

1. During 2006 and 2005, $1,781,057 and $1,081,054 were transferred from construction in progress to plant and equipment, respectively.

2. During 2006, $269,841 was transferred from deposits to patents.

3. During 2006, $1,003,930 was transferred from deposits to plant and equipment.

4. During 2006, $695,451 was transferred from deposits to land use right.

5. During 2006, a fixed asset with a net book value of $7,398 was disposed resulting in a $7,398 loss.

6. During 2006, a liability of $113,598 was assumed by a shareholder resulting in an additional paid-in capital of $113,598.

7. On August 6, 2006, the Company acquired 77.5% interest of Shanghai Qiaer Bio-Technology Co., Ltd. for $2,943,594 in cash and Qiaer became a 77.5% owned subsidiary of the Company.  The following represents the assets purchased and liabilities assumed at the acquisition date:

Patents	$4,027,471
Plant and equipment	63,756
Cash and cash equivalents	350,393
Other receivables and prepayments	72,828
Other assets	19,914
Total assets purchased	$4,534,362
Other payable and accrued liabilities	(182,799)
Deferred taxes	(550,976)
Other liabilities	(2,401)
Total liabilities assumed	$(736,176)
Total net assets	$3,798,186

Share percentage	77.5%

Net assets acquired	$2,943,594

Total consideration paid (including the deposit of $561,324 in prior years)	$2,943,594

See accompanying notes to consolidated financial statements.

AIDA PHARMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

SUPPLEMENTAL NON-CASH DISCLOSURES (CONTINUED):

8. During 2006, $126,781 was transferred from deposits to research and development cost.

9. During 2006, $80,095 of the notes receivable was discounted and $9,378 of the discount was amortized.

10. On February 1, 2005, the Company purchased an additional 52% interest in Changzhou Fangyuan Pharmaceutical Co.,

      Ltd. for $3,232,542.  Thereafter, Changzhou Fangyuan Pharmaceutical Co., Ltd. became a 66% owned subsidiary of the Company.  The following represents the assets purchased and liabilities assumed at the acquisition date:

Land use right	$1,182,180
Patents	1,868,534
Construction in progress	856,776
Deposits	1,603,483
Plant and equipment	8,354,078
Cash and cash equivalents	2,295,835
Accounts receivable	1,038,479
Inventories	467,223
Other receivables and prepayments	122,748
Prepayments for goods	380,554
Due from related parties	$1,917,521
Total assets purchased	20,087,411

Short term bank loans	(8,667,193)
Accounts payable	(370,371)
Accrued expense	(459,159)
Other payable and accrued liabilities	(1,007,904)
Customer deposits	(112,373)
Deferred taxes	(216,278)
Long-term bank loans	(3,717,380)
Total liabilities assumed	$(14,550,658)

Total net assets	$5,536,753

Share percentage	66%

Net assets acquired	$3,654,257

Total consideration paid (including the investments of $421,715 in prior years)	$3,654,257

11. During 2005, a liability of $639,230 was settled by transferring equipment with a net book value of $514,133 resulting in a $125,097 gain.

See accompanying notes to consolidated financial statements.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

1.

ORGANIZATION AND PRINCIPAL ACTIVITIES

Aida Pharmaceuticals, Inc. (Formerly BAS Consulting, Inc. (“BAS”)) was incorporated under the laws of the State of Nevada on December 18, 2002. On March 6, 2006, BAS Consulting, Inc. changed its name to Aida Pharmaceuticals, Inc.

On December 8, 2005, Aida Pharmaceuticals Inc. and its subsidiaries (“Aida” or the "Company") completed and closed the share exchange agreement dated as of June 1, 2005 by and among the Company, Earjoy and the shareholders of Earjoy.  Pursuant to the agreement, the Company completed the following actions:

(1)

Effective November 30, 2005, the Company implemented a 1 for 6.433138 reverse stock split prior to the closing of the agreement so that the Company’s 10,453,850 outstanding shares as of the date of the agreement then represent 1,625,000 shares of common stock;

(2)

The Company issued and delivered to the shareholders of Earjoy an aggregate of 23,375,000 shares of its post−reverse stock split common stock, representing 93.5% of all of the Company’s issued and outstanding common stock, in exchange for 100% of the outstanding capital of Earjoy;

After the share exchange, Earjoy became a wholly−owned subsidiary of the Company.

Hangzhou Aida Pharmaceutical Co., Ltd. (“HAPC”) is a wholly owned subsidiary of Earjoy. HAPC is the principal operating subsidiary of Earjoy. HAPC has been in operation since March 1999 and was established as a limited liability company under the laws of the People’s Republic of China (“PRC”) on March 26, 1999. On December 23, 2004, Earjoy entered into a Share Purchase Agreement with Best Nation Investment Co., Ltd. for the acquisition by Earjoy of 100% of all interests in HAPC.

After the share exchange, HAPC became the principal operating subsidiary of the Company and is deemed to be the accounting acquirer and the exchange transaction has been accounted for as a reverse acquisition in accordance with SFAS No. 141, “Business Combinations”.  The acquisition was accounted for as the recapitalization of HAPC.

On August 14, 2006, Hangzhou Aida Pharmaceutical Co., Ltd. (“HAPC”) purchased an additional 5% interest in Hainan Aike Pharmaceutical Co., Ltd. (“Hainan”) for $63,222 in cash. On August 14, 2006, HAPC increased its shares in Hainan through an additional investment of $568,994 into Hainan. Thereafter, Hainan became a 60.61% owned subsidiary of the Company.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

1.

ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

On August 6, 2006, the Company acquired 77.5% interest of Shanghai Qiaer Bio-Technology Co., Ltd. (“Qiaer”) for $2,943,594 in cash and Qiaer became a 77.5% owned subsidiary of the Company.

On February 1, 2005, the Company purchased an additional 52% interest in Changzhou Fangyuan Pharmaceutical Co., Ltd. for $3,232,542 in cash. Thereafter, Changzhou Fangyuan Pharmaceutical Co., Ltd. became a 66% owned subsidiary of the Company.

The primary operations of the Company are the development, production and distribution of antibiotics, cardiovascular and anti cancer drugs, in the form of powder for injection, liquid for intravenous injection, capsule, tablet, ointment, etc., within the People’s Republic of China (“PRC”).

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

Principles of Consolidation

The consolidated financial statements include the accounts of Aida Pharmaceuticals, Inc. (Formerly BAS Consulting, Inc.) and the following subsidiaries:

(i)

Earjoy Group Limited (“Earjoy”) (100% subsidiary of Aida);

(ii)

Hangzhou Aida Pharmaceutical Co. Ltd. (“HAPC”) (100% subsidiary of Earjoy);

(iii)

Hangzhou Boda Medical Research and Development Co., (“Boda”) (100% subsidiary of HAPC);

(iv)

Hainan Aike Pharmaceutical Co., Ltd. (“Hainan”) (60.61% subsidiary of HAPC) and Yang Pu Aike Pharmaceutical Co., Ltd. (“Yangpu”) (95% subsidiary of Hainan).  HAPC exercises significant influence over Hainan by controlling over 50% of the voting rights;

(v)

Changzhou Fangyuan Pharmaceutical Co., Ltd (“Fangyuan”) (66% subsidiary of HAPC).

(vi)

Shanghai Qiaer Bio-Technology Co., Ltd. (“Qiaer”) (77.5% subsidiary of HAPC).

All significant inter-company accounts and transactions have been eliminated in consolidation.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(b)

Concentrations

The Company has three and four major customers for the years ended December 31, 2006 and 2005, respectively who accounted for the following percentage of total sales and total accounts receivable in 2006 and 2005:

	Sales		Accounts Receivable
Major Customers	2006	2005	2006	2005

Company A	-	1%	-	4%
Company B	-	3%	-	11%
Company C	-	1%	-	4%
Company D	-	12%	-	7%
Company E	30%	-	46%	-
Company F	2%	-	1%	-
Company G	2%	-	1%	-

The Company has two major suppliers who accounted for the following percentage of total purchases and total accounts payable in 2006 and 2005:

	Purchases		Accounts Payable
Major Suppliers	2006	2005	2006	2005

Company H	17%	13%	7%	10%
Company I	4%	7%	3%	4%

The sole market of the Company is the PRC for the years ended December 31, 2006 and 2005.

Of the total revenue for 2006 and 2005, 40% and 69%, respectively, was fully dependent on the patent for Etimicin Sulfate owned by the Company.  The net book value of the patent is $92,610 and $125,019 at December 31, 2006 and 2005, respectively.

(c)

Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(c)

Economic and Political Risks (continued)

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(d)

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management makes these estimates using the best information available at the time the estimates are made.  Actual results could differ materially from those estimates.

(e)

Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, restricted cash, accounts receivable, notes receivable, due to/from related parties, other receivables, due from/to employees, prepayments for goods, accounts payable, other payables and accrued liabilities, short-term debt, taxes payable and customer deposits. Management has estimated that the carrying amount approximates fair value due to their short-term nature.  The fair value of the Company’s long-term debt is estimated based on the current rates offered to the company for debt of similar terms and maturities.  Under this method, the Company’s fair value of long-term debt was not significantly different from the carrying value at December 31, 2006 and 2005.

(f)

Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank account in the United States of America.

Restricted cash at December 31, 2006 and 2005 represents time deposits on account to secure notes payable.  Also see Note 11.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(g)

Inventories

Inventories are stated at the lower of cost or net realizable value. The cost of raw materials is determined on the basis of weighted average. The cost of finished goods is determined on the weighted average basis and comprises direct materials, direct labor and an appropriate proportion of overhead.

Net realizable value is based on estimated selling prices less any further costs expected to be incurred for completion and disposal.

(h)

Trade Receivables

Trade receivables are recognized and carried at original invoice amount less allowance for any uncollectible amounts.  An estimate for doubtful accounts is made when collection of the full amount is no longer probable. At December 31, 2006 and 2005, the Company has an allowance for doubtful accounts of $639,208 and $386,688, respectively.

(i)

Marketable Securities

The Company’s investment in marketable securities consists of an investment in a Chinese open-ended mutual fund that invests in Chinese corporate equity securities. The Company’s investment is classified as available-for-sale.  In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, this investment is carried at fair market value and any unrealized gains and losses are included in other comprehensive income, a separate component of shareholders’ equity. Realized gains and losses from the sales of marketable securities and declines in value considered to be other than temporary are to be included in other income (expense).  For the years ended December 31, 2006 and 2005, there were $106,633 and $0 unrealized gains recognized as other comprehensive gains from the increases in value, respectively.  No realized gains or losses were recognized for the years ended December 31, 2006 and 2005. Also see Note 14.

(j)

Prepayments for goods

Prepayments for goods represent cash paid in advance to suppliers for purchasing raw materials.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k)

Long-Term Investments

The Company has invested in three companies in the PRC that have operations in the pharmaceutical industry. As of December 31, 2006 and 2005, the Company does not have more than 20% interest in any of these investments and does not exercise significant influence over them.  The Company accounts for these investments under the cost method.  Investment income is recognized by the Company when the investee declares a dividend and the Company believes it is collectible.  Also see Note 10.

(l)

Plant and Equipment

Plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is provided over their estimated useful lives, using the straight-line method. Leasehold improvements are amortized over the life of the asset or the term of the lease, whichever is shorter.  Estimated useful lives are as follows:

Buildings

20 to 40 years

Machinery

5 to 10 years

Motor vehicles

5 to 10 years

Office equipment

5 years

Leasehold improvements

5 to 20 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and betterments are capitalized.

(m)

Construction in Progress

Construction in progress represents direct costs of construction or the acquisition cost of buildings or machinery and design fees. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until the assets are completed and ready for their intended use. Construction in progress at December 31, 2006 and 2005 related to buildings.

(n)

Capitalized Interest

The Company capitalizes interest as a component of building construction costs. Total net interest expense incurred for the years ended December 31, 2006 and 2005 amounted to $1,712,578 and $1,102,668, respectively.  Total interest expense capitalized as part of the construction costs for the years ended December 31, 2006 and 2005 amounted to $0 and $42,151, respectively.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(o)

Land Use Rights

According to the laws of China, land in the PRC is owned by the Government and cannot be sold to an individual or company.  However, the government grants the user a “land use right” to use the land.   The land use right granted to the Company is being amortized using the straight-line method over the lease term of fifty years.

(p)

Patents

Patents are comprised of the purchased cost of production licenses for new medicines. Patents are amortized over their beneficial periods of 2 to 17 years, using the straight-line method.

(q)

Impairment of Long-Term Assets

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in SFAS No. 144. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations.  The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. There were no impairments in 2006 and 2005.

(r)

Revenue Recognition

Revenue is recognized when the goods are shipped to customers and when all of the following criteria are met:

-Persuasive evidence of an arrangement exists,

-Delivery has occurred or services have been rendered,

-The seller’s price to the buyer is fixed or determinable, and

-Collectibility is reasonably assured.

For fixed-priced refundable contracts, the Company recognizes revenue on a completion basis.  Progress payments received/receivable are recognized as revenue only if the specified criteria are achieved, accepted by the customer, confirmed not refundable and continued performance of future research and development services related to the criteria are not required.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(s)

Government Grants

Grants received from the PRC Government for assisting the Company’s technical research and development are net off against research and development costs when the proceeds are received or collectible.

During 2006 and 2005, $169,439 and $323,037 was received from the PRC Government as a reward for the Company’s contribution to the local economy.

(t)

Research and Development Costs

Expenditures relating to the development of new products and processes, including significant improvements to existing products are expensed as incurred.  Research and development expenses were $324,835 and $38,625 for the years ended December 31, 2006 and 2005, respectively.

(u)

Retirement Benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to operations as incurred.  Retirement benefits amounting to $171,443 and $72,559 were charged to operations for the years ended December 31, 2006 and 2005, respectively.

(v)

Taxes

Deferred tax assets and liabilities are recognized for the future tax consequence attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.  Also see Note 13.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(w)

Advance For Research and Development

In 2006, a government grant of $1,316,528 was received by the Company for research and development projects. The proceeds are to reduce research and development costs incurred in the future.  At December 31, 2006, $1,065,478 was long-term advance for research and development and $251,050 was short-term advance for research and development based on the Company’s estimate of when projects will be completed.

(x)

Stock-Based Compensation

Effective January 1, 2006, the Company adopted SFAS No. 123R, at which time the Company began recognizing an expense for vested share-based compensation that has been issued or will be issued after that date. The Company adopted SFAS No. 123R on a prospective basis.  The Company estimates fair value of common stock based on the number of shares granted and the quoted price of the company’s common stock on the date of grant.  The fair value of the stock based compensation expense for year ended December 31, 2006 and 2005 was $1,401,973 and $0, respectively. The Company did not grant any stock options through December 31, 2006.

(y)

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars.  The functional currency of the Company is the Renminbi (RMB).  The consolidated financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2006	2005
Year end RMB: US$ exchange rate	7.8087	8.0702
Average yearly RMB: US$ exchange rate	7.9395	8.1734

(z)

Reserve Fund

In 2006 and 2005, the subsidiaries of the Company in China transferred 15% of its PRC profit after taxation to the surplus reserve fund in the amount of $404,178 and $144,014, respectively.   Subject to certain restrictions set out in the PRC Companies Law, the surplus reserve fund may be distributed to shareholders in the form of share bonus issues and/or cash dividends. The Company’s retained earnings in the amount of $998,149 and $593,971 are restricted as of December 31, 2006 and 2005, respectively.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(aa) Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income should be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current components of comprehensive income are the foreign currency translation adjustment and unrealized gains on marketable securities.

(bb) Segments

The Company operates in one business segment, the development, production and distribution of pharmaceutical products.

(cc) Earnings Per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no potentially dilutive securities for 2006 and 2005.

(dd) Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FIN 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109," which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in an income tax return. FIN 48 presents a two-step process for evaluating a tax position. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, based on the technical merits of the position. The second step is to measure the benefit to be recorded from tax positions that meet the more-likely-than-not recognition threshold, by determining the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement, and recognizing that amount in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact that the adoption of FIN 48 will have on its results of operations, financial position, and cash flows.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The Company is currently in the process of evaluating the effect, if any, the adoption of SFAS No. 157 will have on its results of operations, financial position, or cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements". SAB No. 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB No. 108 requires that registrants quantify errors using both a balance sheet (iron curtain) approach and an income statement (rollover) approach then evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The Company has adopted the bulletin during 2006. The adoption did not have a material effect on results of operations, financial position, or cash flows.

3.

NOTES RECEIVABLE

Notes receivable at December 31, 2006 and 2005 consist of the following

	2006	2005
Bank acceptance notes:

Due February 4, 2006 (subsequently settled)	$-	$8,674
Due February 15, 2006 (subsequently settled)	-	136,864
Due March 11, 2006 (subsequently settled)	-	6,196
Due April 13, 2006 (subsequently settled)	-	49,566
Subtotal	$-	$201,300

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

3.

NOTES RECEIVABLE (CONTINUED)

	2006	2005
Notes receivable from related companies:

Due October 14, 2006 (subsequently settled)	$-	$319,951
Due November 11, 2006 (subsequently settled)	-	371,738
Due November 30, 2006 (subsequently settled)	-	61,956
Due December 1, 2006 (subsequently settled)	-	123,913
Subtotal	$-	$877,558

Notes receivable from related companies are interest-free and unsecured.

	2006	2005
Notes receivable from unrelated companies:

Due May 20, 2006 (subsequently settled)	$-	$123,913
Due December 1, 2006 (subsequently settled)	-	1,160,265
Due December 31, 2006 (subsequently settled)	-	960,040
Due January 30, 2007 (subsequently settled)	256,125	-
Due January 31, 2007 (subsequently settled)	502,366	-
Due January 31, 2007 (subsequently settled)	14,189	-
Due August 31, 2007	12,806	- - - - - - - - -
Due September 20, 2007	487,242
Due October 31, 2007	576,280
Due November 11, 2007	384,187
Due November 30, 2007	128,062
Due December 1, 2007	23,299
Due December 1, 2007	7,100
Due December 2, 2007	64,032
Due December 14, 2007	329,263
Subtotal	2,784,951	2,244,218
Less: Discount	70,717	-
Total notes receivable, net	$2,714,234	$3,323,076

Notes receivable from unrelated companies are interest-free and unsecured.

In 2006, interest-free notes were provided to companies for their assistance in developing distribution channels and new markets for the Company. The Company recorded selling and distribution expense and a discount on the notes receivable of $80,095 based on the present value of the notes receivable using a 6% rate. In 2006, $9,378 of interest income was recognized in the accompanying consolidated statements of income from the amortization of the discount.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

4.

INVENTORIES

Inventories at December 31, 2006 and 2005 consist of the following:

	2006	2005

Raw materials	$1,712,850	$735,017
Work-in-progress	500,997	357,220
Finished goods	593,098	1,788,025
Processing materials	-	468,330
	$2,806,945	$3,348,592

5.

DUE TO/FROM RELATED PARTIES

(I)  Due From Related Parties

		2006	2005

Ningbo Tianheng Pharmaceuticals Co., Ltd.	(a)	$18,605	$12,391
Zhejiang Guobang Veterinary Drug Co., Ltd.	(b)	22,857	41,729
Total due from related parties		$41,462	$54,120

(II)  Due To Related Parties

		2006	2005

Merlin Green Canada Inc.	(c)	$27,063	$136,593
Jin’ou Group	(d)	-	22,899
Total due to related parties		$27,063	$159,492

(III) Due From Employees

		2006	2005

Current		$264,182	$497,486
Long-term		-	616,440
Total due from employees	(e)	$264,182	$1,113,926

(IV) Due To Employees

		2006	2005

Current		$122,440	$493,492
Total due to employees	(e)	$122,440	$493,492

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

5.

DUE TO/FROM RELATED PARTIES (CONTINUED)

(a)

Ninbo Tianheng Pharmaceutical (“Tianheng”), a former shareholder of HAPC, purchased $38,703 of finished goods from HAPC in 2006. The remaining balance is interest free, unsecured and has no fixed repayment term.

(b)

Zheijiang Guobang Veterinary Drug Co., Ltd., a company controlled by the director of HAPC, sold $194,977 of raw materials to HAPC in 2006. The balances at December 31, 2006 and 2005 represent prepayments for future purchases.

(c)

Merlin Green Canada Inc. is the shareholder of Hainan Aike Pharmaceutical Co., Ltd.  The amounts represent money advanced from Merlin Green Canada Inc. in 2006.  The balance is unsecured, interest-free and has no fixed repayment terms.

(d)

Jin’ou Group is a company controlled by Jin Biao, the chairman of the Company. The amounts represent money advanced from Jin’ou Group in 2005.  The amount is interest free, unsecured and has no fixed repayment terms.

(e)

Due from/to employees are interest-free, unsecured and have no fixed repayment term.

6.

PLANT AND EQUIPMENT

Plant and equipment consist of the following as of December 31, 2006 and 2005:

	2006	2005
At cost:
Buildings	$8,944,313	$6,944,082
Machinery	9,206,036	7,832,139
Motor vehicles	742,689	607,649
Office equipment	668,428	573,220
Leasehold improvements	455,356	366,024
	20,016,822	16,323,114
Less: Accumulated depreciation
Buildings	880,647	1,089,490
Machinery	3,504,714	2,582,907
Motor vehicles	445,523	332,125
Office equipment	412,530	293,561
Leasehold improvements	795,797	37,459
	6,039,211	4,335,542
Plant and equipment, net	$13,977,611	$11,987,572

The net book value of buildings and machinery pledged for certain bank loans at December 31, 2006 and 2005 is $4,892,624 and $2,897,719, respectively.  Also see Note 11.

Depreciation expense for 2006 and 2005 is $1,715,406 and $1,394,407, respectively.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

6.

PLANT AND EQUIPMENT (CONTINUED)

The legal titles of three motor vehicles purchased with an aggregate net book value of $48,585 were registered in the name of Mr. Li Kemin, the director of Hainan, Mr. Liu Xingjun, and Mr. Wang Guoqiang, the management members of HAPC.  These three individuals and the Company represent that these motor vehicles are the assets of the Company and the Company’s legal counsel has represented the ownership of the vehicles by the Company as well.  Currently, the Company is in the process of transferring the legal titles of the motor vehicles to the Company. Such transfer procedures are expected to be completed by the end of 2007.

7.

LAND USE RIGHTS

Land use rights consist of the following as of December 31, 2006 and 2005:

	2006	2005

Cost	$3,945,385	$1,896,092
Less: Accumulated amortization	198,160	140,652
Land use rights, net	$3,747,225	$1,755,440

Amortization expense for the years ended December 31, 2006 and 2005 is $57,508 and $38,017, respectively.

Amortization expense for the next five years and thereafter is as follows:

2007	$78,430
2008	78,430
2009	78,430
2010	78,430
2011	78,430
Thereafter	3,355,075
Total	$3,747,225

The net book value of the land use right pledged for certain bank loans at December 31, 2006 and 2005 is $1,572,139 and $596,990, respectively.  Also see Note 11.

8.

PATENTS

	2006	2005

Cost	$6,446,568	$2,194,078
Less: Accumulated amortization	722,568	406,064
Patents, net	$5,724,000	$1,788,014

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

8.

PATENTS (CONTINUED)

In August 2006, the Company acquired a patent valued at $4,027,471 in connection with the acquisition of Qiaer.  (See Note 19)  Amortization expense for the years ended December 31, 2006 and 2005 is $316,504 and $259,103, respectively.

Amortization expense for the next five years and thereafter is as follows:

2007	$558,810
2008	542,568
2009	525,487
2010	492,454
2011	474,630
Thereafter	3,130,051
Total	$5,724,000

9.

DEPOSITS

Deposits at December 31, 2006 and 2005 consist of the following:

	2006	2005
Deposits for patent	$703,702	$910,138
Deposits for plant and equipment	97,783	1,003,930
Deposits for long-term investment	151,782	-
Deposits for land use right	-	341,999
Deposits for acquisition	-	561,324
Total	$953,267	$2,817,391

In 2006, the Company paid $93,937 as deposits to acquire certain patents.  A deposit of $269,841was transferred to patent in 2006.  A deposit of $30,532 was transferred to research and development expenses in 2006.  The transfer of the legal title of the patents to the Company is in progress and is expected to be completed by the end of 2007.

In 2006, the Company paid $97,783 as deposits to acquire certain equipment.  $1,003,930 of deposit was transferred to plant and equipment in 2006.

In 2006, the Company purchased a land use right for a piece of land in Haikou, PRC for further expansion of a plant.  Deposits of $341,999 were transferred to the land use rights when the Company obtained the certificate of land use right in 2006.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

9.

DEPOSITS (CONTINUED)

In 2006, the Company paid $151,782, as deposits to establish a new company, Changzhou Huiruikang Bio-medical Technology Co., Ltd.  The total consideration for investment is $190,645.

On August 6, 2006, the Company acquired 77.5% interest of Shanghai Qiaer Bio-Technology Co., Ltd. for $2,943,594. A previously paid deposit of $561,324 was transferred to the Company’s investment in Qiaer.  See Note 19.

10.

LONG-TERM INVESTMENTS

As of December 31, 2006 and 2005, long-term investments consisted of the following:

	Ownership Interest	2006	Ownership Interest	2005
At cost:
Hangzhou Longde Medical Machinery Co., Ltd.	10.6%	$103,656	10.6%	$97,790
Zhejiang Anglikang Pharmaceutical Co., Ltd.	-	-	4.25%	120,815
Hangzhou Jin'ou Medicine Co,. Ltd.	15%	192,093		-
		$295,749		$218,605

On June 8, 2006, the Company entered into agreement with Wu Weihua to transfer its 4.25% interest in Zhejiang Anglikang Pharmaceutical Co., Ltd. for $131,654 resulting in a gain of $10,839, which was included in other loss, net in the consolidated statement of income and comprehensive income for the year ended December 31, 2006.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

11.

SHORT –TERM DEBT

Short-term debt as of December 31, 2006 and 2005 consists of the following:

	2006	2005
Loans from Industrial and Commercial Bank of China Qingchun Branch, due July 24, 2006 and September 23, 2005, respectively, monthly interest only payments at 5.115% and 5.84% per annum, respectively, secured by assets owned by the Company. (subsequently repaid on its due date)	$-	$743,476

Loans from Industrial and Commercial Bank of China Qingchun Branch, due August 1, 2006 and August 19, 2005, respectively, monthly interest only payments at 5.115% and 5.84% per annum, respectively, secured by assets owned by the Company. (subsequently repaid on its due date)	-	867,389

Loans from Industrial and Commercial Bank of China Qingchun Branch, due August 8, 2006 and September 20, 2005, respectively, monthly interest only payments at 5.115% and 5.84% per annum, respectively, secured by assets owned by the Company. (subsequently repaid on its due date)	-	774,454

Loans from Industrial and Commercial Bank of China Qingchun Branch, due August 21, 2006 and July 20, 2005, respectively, monthly interest only payments at 5.115% and 5.84% per annum, respectively, secured by assets owned by the Company. (subsequently repaid on its due date)	-	619,563

Loan from China Citic Bank Hangzhou Branch, due January 1, 2006, monthly interest only payments at 4.785% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd. (subsequently repaid on its due date)	-	619,563

Loans from Industrial and Commercial Bank of China Qingchun Branch, due August 20, 2007, monthly interest only payments at 6.732% per annum, secured by assets owned by the Company. Also see Note 6.	640,311	-

Loans from Industrial and Commercial Bank of China Qingchun Branch, due August 15, 2007, monthly interest only payments at 6.732% per annum, secured by assets owned by the Company. Also see Note 6.	800,389	-

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

11.

SHORT –TERM DEBT (CONTINUED)

	2006	2005
Loans from Industrial and Commercial Bank of China Qingchun Branch, due July 26, 2007, monthly interest only payments at 6.435% per annum, secured by assets owned by the Company. Also see Note 6.	896,436	-

Loans from Industrial and Commercial Bank of China Qingchun Branch, due June 6, 2007, monthly interest only payments at 6.435% per annum, secured by assets owned by the Company. Also see Note 6.	1,280,623	-

Loans from Industrial and Commercial Bank of China Qingchun Branch, due June 27, 2007, monthly interest only payments at 6.435% per annum, secured by assets owned by the Company. Also see Note 6.	768,374	-

Loan from Bank of Communication Qingchun Branch, due June 5, 2007 monthly interest only payments at 6.435% per annum, guaranteed by Nanwang Information Industry Group Co., Ltd	1,290,623	-

Loan from Bank of Communication Qingchun Branch, due June 19, 2007 monthly interest only payments at 6.435% per annum, guaranteed by Nanwang Information Industry Group Co., Ltd	1,290,623	-

Loan from Hangzhou Commercial Bank Gaoxin Branch due February 27, 2007, monthly interest only payments at 5.3625% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd. (subsequently repaid on its due date)	1,290,623	-

Loan from China Citic Bank Hangzhou Branch, due January 22, 2006, monthly interest only payments at 4.785% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd. (subsequently repaid on its due date)	-	495,651

Loans from Hangzhou Commercial Bank Gaoxin Branch due April 25, 2006, monthly interest only payments at 5.115% per annum, guaranteed by Hangzhou Jinou Group. (subsequently repaid on its due date)	-	1,239,127

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

11.

SHORT –TERM DEBT (CONTINUED)

	2006	2005

Loan from Huaxia Bank Wenhui Branch due March 16, 2006, monthly interest only payments at 4.8825% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd. and Ningbo Tianheng Pharm. Co. Ltd. (subsequently repaid on its due date)	-	743,476

Loan from Bank of China Kaiyuan Branch due May 8, 2007, monthly interest only payments at 6.7275% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd.	1,034,498	-

Loan from Bank of China Kaiyuan Branch due May 16, 2007, monthly interest only payments at 6.7275% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd.	650,311	-

Loan from Bank of China Kaiyuan Branch due April 17, 2007, monthly interest only payments at 6.417% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd.	2,187,059	-

Loan from Huaxia Bank Wenhui Branch due April 3, 2007, monthly interest only payments at 6.417% per annum, guaranteed by Ningbo Tianheng Co., Ltd	778,374	-

Loans from Industrial and Commercial Bank of China Qingtai Branch, due August 4, 2007, monthly interest only payments at 6.138% per annum, guaranteed by Hangzhou Jinou Group.	1,290,623	-

Loan from Bank of China Kaiyuan Branch due April 17, 2006, monthly interest only payments at 5.58% per annum, guaranteed by Xinchang Guobang Chemicals Co., Ltd. And Qiu Jiajun & Jin Biao. (subsequently repaid on its due date)	-	1,239,127

Loans from Industrial Bank due September 26, 2006, monthly interest only payments at 5.115% per annum, guaranteed by Jin’ou Group. (subsequently repaid on its due date)	-	1,239,127

Loans from Industrial and Commercial Bank of China, due April 10, 2006, monthly interest only payments at 4.575% per annum secured by assets owned by the Company. (subsequently repaid on its due date)	-	1,115,214

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

11.

SHORT –TERM DEBT (CONTINUED)

	2006	2005
Loan from China Development Bank Haikou Branch, due November 24, 2006, monthly interest only payments at 5.115% per annum, guaranteed by Haikou Assure Investment Ltd. (subsequently repaid on its due date)	-	371,738

Loan from China Development Bank Haikou Branch, due December 21, 2007 and November 24, 2006, respectively, monthly interest only payments at 6.138% and 5.115 per annum, respectively, guaranteed by Haikou Assure Investment Ltd.	394,187	-

Loan from Changzhou Commercial Bank, due January 21, 2006, monthly interest only payments at 6.975% per annum, guaranteed by Changzhou High-tech Development Co. Ltd. (subsequently repaid on its due date)	-	3,097,817

Loan from Changzhou Commercial Bank, due February 15, 2006, monthly interest only payments at 6.51% per annum, guaranteed by Changzhou High-tech Development Co. Ltd. (subsequently repaid on its due date)	-	619,563

Loans from Changzhou Commercial Bank, due June 20, 2007, monthly interest only payments at 8.37% per annum, secured by assets owned by the Company. Also see Note 6.	1,822,081	-

Loans from Changzhou Commercial Bank, due June 20, 2007, monthly interest only payments at 8.37% per annum, secured by assets owned by the Company. Also see Note 7.	1,143,351	-

Loans from Changzhou Commercial Bank, due May 18, 2007, monthly interest only payments at 8.37% per annum, guaranteed by Jiangyin Huilun Co. Ltd.	270,614	-

Total short-term bank loans	17,829,100	13,785,285

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

11.

SHORT –TERM DEBT (CONTINUED)

	2006	2005
Notes payable to unrelated companies:
Due January 4, 2006 (subsequently repaid on its due date)	-	146,261
Due April 5, 2006 (subsequently repaid on its due date)	-	309,781
Due April 20, 2006 (subsequently repaid on its due date)	-	309,781
Due April 29, 2006 (subsequently repaid on its due date)	-	743,476
Due May 1, 2006 (subsequently repaid on its due date)	-	1,239,127
Due May 1, 2006 (subsequently repaid on its due date)	-	146,361
Due May 25, 2006 (subsequently repaid on its due date)	-	1,239,127
Due August 31, 2006 (subsequently repaid on its due date)	-	1,363,039
Due November 30, 2006 (subsequently repaid on its due date)	-	2,168,472
Due May 30, 2007	190,365	-
Due May 8, 2007	1,024,498	-
Due June 21, 2007	1,280,623	-
Due August 31, 2007	768,374	-
Due December 30, 2007, interest charged at 9.00% per annum	640,311	-
Due January 15, 2007 (subsequently repaid on its due date)	133,185	-
Due April 5, 2007, interest charged at 5.58% per annum	320,156	-
Due April 20, 2007, interest charged at 5.58% per annum	320,156	-
Due November 30, 2007, interest charged at 5.85% per annum	512,249	-
Due December 31, 2007, guaranteed by Donghong Taisheng Co., Ltd	256,125	-
Due August 28, 2007, interest charged at 6.4% per annum, guaranteed by Ge Xiaohu	640,310	-
Total notes payable	6,086,352	7,665,425
Total short-term debt	$23,915,452	$21,450,710

Interest expense for 2006 and 2005 was $1,701,704 and $ 1,102,668, respectively.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

11.

SHORT –TERM DEBT (CONTINUED)

All the notes payable are subject to bank charges of 0.05% of the principal as commission on each loan transaction. Bank charges for notes payable were $1,284 and $1,757 in 2006 and 2005, respectively.

Restricted cash of $1,983,237 is held as collateral for the following notes payable at December 31, 2006:

Due May 30, 2007	$190,365
Due May 8, 2007	1,024,498
Due June 21, 2007	1,280,623
Total	$2,495,486

12.

LONG-TERM DEBT

Long-term debt as of December 31, 2006 and 2005 consists of the following:

	2006	2005
Loans from Communication Bank of China Changzhou Branch, due September 9, 2007, monthly interest only payments at 5.58% per annum, guaranteed by Changzhou High-Tech Development District Co., Ltd.	$3,717,380	$3,717,380
Total long-term bank loan	3,717,380	3,717,380
Less: current portion	(3,717,380)	-
Long-term portion	$-	$3,717,380

Notes payable to unrelated companies:

Due December 31, 2008, interest charged at 1% per annum and guaranteed by Donghong Taisheng Co., Ltd	$256,124	$-
Due December 31, 2009, interest charged at 1% per annum and guaranteed by Donghong Taisheng Co., Ltd	384,187	-
Due February 20, 2009, interest charged at 1% per annum and unsecured	1,280,623	-
Total notes payable	$1,920,934	$-

Total long-term debt	$1,920,934	$3,717,380

During 2006 and 2005, the Company incurred interest expense of $10,874 and $200,585, respectively, for the related long term bank loans, of which $0 and $42,151 of interest was capitalized as a component of building construction costs.  See Note 2(n).

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

13.

INCOME TAXES

(a)  Corporation Income Tax (“CIT”)

In accordance with the relevant tax laws and regulations of PRC, the corporation income tax (“CIT”) rate is 33%.  In 2006, HAPC applied to the local tax authority for a favorable corporate income tax rate of 26.4% for companies registered in coastal economic zone of PRC, which was approved in October 2006. As a result, the corporate income tax rate applicable to HAPC was changed to 26.4% from 33%.  Hainan and Yangpu are subsidiaries registered in Hainan, PRC, and their corporate income tax rate of 15% is the tax rate for companies registered in Hainan, PRC in accordance with the relevant tax laws in PRC.   Fangyuan is a subsidiary of HAPC and its applicable corporate income tax rate is 15%, since the company was recognized as high-tech companies by the PRC government.  However, in accordance with the relevant taxation laws in the PRC, from the time that a company has its first profitable tax year, a foreign investment company is exempt from corporate income tax for its first two years and is then entitled to a 50% tax reduction for the succeeding three years. For Hangzhou and Hainan, the first profitable year for income tax purposes as a foreign investment company was 2004. Income tax expense for the 2006 and 2005 are summarized as follows:

	2006	2005
Current:
Provision for State Corporation Income Tax	$636,221	$129,461
Provision for Local Corporation Income Tax	37,251	12,745
	673,472	142,206
Deferred:
Provision for State Corporation Income Tax	(490,538)	1,940
Provision for Local Corporation Income Tax	(9,676)	574
	(500,214)	2,514
Income tax expense	$173,258	$144,720

The Company’s income tax expense differs from the “expected” tax expense for the years ended December 31, 2006 and 2005 (computed by applying the CIT rate of 26.4 percent to income before income taxes) as follows:

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

13.

INCOME TAXES (CONTINUED)

	2006	2005

Computed “expected” expense	$613,166	$527,957
Effect of foreign tax rates	38,203	75,691
Tax rate adjustment	5,552	-
Valuation allowance	(866)	(9,019)
Tax exemptions	(482,797)	(449,909)

Income tax expense	$173,258	$144,720

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets and liabilities as of December 31, 2006 and 2005 are as follows:

	2006	2005
Deferred tax assets:
Current portion:
Consulting and audit expenses	$105,564	$-
Selling and distribution expenses	102,404	-
Bad debt provision	41,949	-
Other	45,797	-
Subtotal	295,714	-

Non-current portion:
Depreciation	65,416	55,797
Impairment and amortization	41,502	64,243
Bad debt provision	24,299	38,384
Pre-operating expenses	12,546	18,914
Research and development costs	281,453	13,112
Other	42,307	27,636
Less: Valuation allowance	(11,301)	(12,167)
Subtotal	456,222	205,919

Total deferred tax assets	751,936	205,919

Deferred tax liabilities:
Current portion:
Sales cut-off	134,954	51,974
Unrealized gains from marketable securities	30,710
Other	7,180	54,305
Subtotal	172,844	106,279

Non-current portion:
Subsidy income	192,105	206,864
Depreciation	28,963	19,240
Research and development costs	35,315	35,315

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

13.

INCOME TAXES (CONTINUED)

	2006	2005

Government grant	58,841	73,401
Intangible assets from acquisition	567,032	-
Other	35,274	52,496
Subtotal	917,530	387,316

Total deferred tax liabilities	1,090,374	493,595

Net deferred liabilities	$(338,438)	$(287,676)

In 2006, HAPC applied to the local tax authority for a favorable corporate income tax rate of 26.4% for companies registered in coastal economic zone of PRC, which was approved in October 2006. As a result, the corporate income tax rate applicable to HAPC was changed from 33% to 26.4% and $5,552 of income tax expense was recorded to reflect the tax rate adjustment on the deferred taxes.

(b)  Value Added Tax (“VAT”)

Enterprises or individuals who sell commodities, engage in repair and maintenance or import or export goods in the PRC are subject to a value added tax in accordance with Chinese Laws.  The value added tax standard rate is 17% of the gross sale price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on the sales of the finished products.

The VAT payable of $301,103 and $142,050 at December 31, 2006 and 2005, respectively, are included in other payables and accrued expenses in the accompanying consolidated balance sheets.

14.

MARKETABLE SECURITIES

The Company purchased an investment fund at a cost of $256,125 on September 6, 2006. The fair market value of the fund as of December 31, 2006 was $362,758. The difference between the market value and the cost of $106,633 was recognized as other comprehensive income, and was included as a separate component of shareholders’ equity.  The securities are classified as available-for-sale.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

15.

DEFERRED COMPENSATION

According to the executed consulting agreements signed on June 5, 2006, the Company issued 1,200,000 shares of common stock on July 11, 2006 to two consultants as compensation for their marketing consulting services from June 5, 2006 to June 5, 2008. The shares are non-forfeitable and were valued at $1,320,000 using the closing share price of $1.10 at the date service commenced. The amount was expensed in general and administrative in the accompanying consolidated statements of income and comprehensive income.

On July 5, 2006, the Company issued 800,000 shares of common stock to employees as compensation for their services to the Company from July 6, 2006 to July 6, 2011. The agreements stipulate that under certain circumstances if the employee ceases employment before the end of their contract, a portion of the common stock is to be returned to the Company.  For these agreements the Company recognized the expense and increase to additional paid-in capital as services are performed.  In 2006, $81,973 of expense was recognized for the year ended December 31, 2006 using the closing share price of $1.06 at the date service commenced.

Effective January 1, 2006, the Company adopted SFAS No. 123R, at which time the Company began recognizing an expense for vested share-based compensation that has been issued or will be issued after that date. The fair value of the stock based compensation expense for year ended December 31, 2006 and 2005 was $1,401,973 and $0, respectively.  The Company did not grant any stock options through December 31, 2006.

16.

ADDITIONAL PAID-IN CAPITAL

On August 14, 2006, HAPC purchased an additional 5% interest in Hainan Aike Pharmaceutical Co., Ltd. (“Hainan”) for $63,222. On August 14, 2006, HAPC increased its shares in Hainan through an additional investment of $568,994 into Hainan. Thereafter, Hainan became a 60.61% owned subsidiary of the Company.  This resulted in a contributed capital of $272,458 which has been reflected in the consolidated balance sheet as of December 31, 2006.

In 2006, Mr. Jin Biao, the chairman of the Company, donated $113,598 to the Company by assuming a liability of the Company of $113,598.  This resulted in an additional paid-in capital of $113,598 which has been reflected in the consolidated balance sheet as of December 31, 2006.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

17.

COMMITMENTS AND CONTINGENCIES

(a)

Lease Commitment

The Company occupies plant and office space leased from third parties.  Accordingly, for the years ended December 31, 2006 and 2005 the Company recognized rental expense for these spaces of $188,360 and $104,178, respectively.

As of December 31, 2006, the Company has outstanding commitments with respect to non-cancelable operating leases for real estate, which fall due as follows:

Year Ending December 31	Amount
2007	$137,797
2008	143,773
2009	139,163
2010	139,163
2011	123,796
Thereafter	64,744
Total	$748,438

(b)

Capital Commitment

As of December 31, 2006, the Company has outstanding commitments with respect to non-cancelable long term investment, which fall due as follows:

Year Ending December 31,	Amount
2007	$8,296

As of December 31, 2006, the Company has outstanding commitments with respect to non-cancelable l and use right transfer, which fall due as follows:

Year Ending December 31,	Amount
2007	$38,863

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

17.

COMMITMENTS AND CONTINGENCIES (CONTINUED)

(c)

Contingencies

In 2006, the Company brought a legal action against Jiangxi Pharmaceutical Co., Ltd. and Hainan Licheng Pharmaceuticals Co., Ltd. for their infringement upon the patent of Etimicin transfusion. As the plaintiff, the Company has claimed compensation of approximately $38,590 for the infringement. According to the judge’s report from the local court in Haikou, PRC, on December 30, 2006, the Company won the lawsuit and Jiangxi Pharmaceutical Co., Ltd. and Hainan Licheng Pharmaceuticals Co., Ltd. will be required to pay $38,590 as compensation to the Company. However, Jiangxi Pharmaceutical Co., Ltd. and Hainan Licheng Pharmaceuticals Co., Ltd. appealed the ruling to a higher level court and the Company has not received the compensation as of March 20, 2007.  Considering the uncertainties of the legal proceeding, the Company did not record a contingent gain for this at December 31, 2006.

In December of 2005, the Company sued Hainan Haomai Pharmaceutical Co., Ltd. and Fuzhou Likang Pharmaceuticals Co., Ltd. for their infringement upon the patent of Etimicin transfusion. As the plaintiff, the Company has claimed compensation of approximately $38,590 for the infringement. According to the judge’s report from the local court in Haikou, PRC, on January 18, 2007, the Company won the lawsuit and Hainan Haomai Pharmaceutical Co., Ltd. and Fuzhou Likang Pharmaceuticals Co., Ltd. will pay $38,590 as compensation for the infringement.  However, Hainan Haomai Pharmaceutical Co., Ltd. and Fuzhou Likang Pharmaceuticals Co., Ltd. appealed the ruling to a higher level court and the Company has not received the compensation as of March 20, 2007.  Considering the uncertainties of the legal proceeding, the Company did not record a conting ent gain for this at December 31, 2006.

In January 2007, the Company was sued by Jiangying Xinqiao Construction Co., Ltd for an overdue construction payment of $243,318. The local judge will hold a court in April, 2007.  The Company believes the claim is without merit and plans to vigorously contend the claim. As such, there is no contingent accrual at December 31, 2006.

18.

DISCONTINUED OPERATION

On April 1, 2005, HAPC entered into a disposition agreement with Zhejiang Guobang Veterinary Drug Co., Ltd., a company controlled by the director of the Company.  Pursuant to the agreement HAPC agreed to sell all of its interest in the branch in Shangyu, PRC to Zhejiang Guobang Veterinary Drug Co., Ltd. for $1,603,533 resulting in a gain of $26,068. In association with the agreement, the branch in Shangyu, PRC was no longer a consolidated subsidiary of the HAPC.  In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long−Lived Assets,” the results of operations of the branch in Shangyu are removed from the detail line items in the company’s financial statements and presented separately as “discontinued operation”.  The income from discontinued operation of $0 and $161,341 for 2006 and 2005, respectively, and the gain from disposition of discontinued operation of $26,068 in 2005 are reflected in the Company’s condensed consolidated statements of income for 2005.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

19.

BUSINESS COMBINATIONS

a) On August 6, 2006, the Company purchased 77.5% interest in Qiaer for $2,943,594. Thereafter, Qiaer became a 77.5% owned subsidiary of the Company and the financial results of Qiaer have been consolidated in the accompanying consolidated financial statements of the Company.

The following summarizes the acquisition:

Total consideration paid	$2,943,594
Fair value of assets acquired	(15,441,121)
Fair value of liabilities assumed	143,530
Negative goodwill	(12,353,997)

Negative goodwill applied to a patent	12,353,997
Total	$12,353,997

The following is the pro forma net income and basic and diluted net income per share of the Company for the year ended December 31, 2006 assuming the acquisition was completed on January 1, 2006:

Net income	$3,340,496

Net income per share, basic and diluted	$0.13

b) On February 1, 2005, HAPC signed a purchase agreement with Jiangsu Sunshine Group Inc. to purchase an additional 52% interest in Changzhou Fangyuan Pharmaceutical Co., Ltd. for $3,232,542, and the acquisition was completed on February 1, 2005. The acquisition date for accounting purpose was February 1, 2005. Thereafter, Changzhou Fangyuan Pharmaceutical Co., Ltd. became a 66% owned subsidiary of the HAPC and the financial results of Changzhou Fangyuan Pharmaceutical Co., Ltd. have been consolidated in the accompanying condensed consolidated financial statements of the Company.

AIDA PHARAMACEUTICALS, INC.

(FORMERLY BAS CONSULTING, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

19.

BUSINESS COMBINATIONS (CONTINUED)

The following summarizes the acquisition:

Total consideration paid	$3,654,257
Fair value of assets acquired	(18,309,680)
Fair value of liabilities assumed	9,603,434
Negative goodwill	(5,051,989)

Negative goodwill applied to a patent	5,051,989
Total	$5,051,989

The following is the pro forma net income and basic and diluted net income per share of the Company for the year ended December 31, 2005 assuming the acquisition was completed on January 1, 2005:

Net income	$1,850,912

Net income per share, basic and diluted	$0.08

OUTSIDE BACK PAGE OF PROSPECTUS

Prospective investors may rely only on the information contained in this prospectus.  Aida Pharmaceuticals, Inc. has not authorized anyone to provide prospective investors with different or additional information.  This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities

TABLE OF CONTENTS

Front Page of Prospectus………………………………	1
Prospectus Summary…………………………………	3
Risk Factors …………………………………………...	6
Use of Proceeds ………………………………………	21
Market for Common Equity and Related Stockholders Matters ………………………………………………	22
Determination of Offering Price………………………	23
Dilution and Comparative Data ………………………	23	PROSPECTUS
Management’s Discussion and Analysis of Financial Condition……………………………………………	26
Description of Business……………………………….	42	1,300,000 Shares of Common
Description of Property………………………………..	52	Stock by Selling Shareholder;
Legal Proceedings……………………………………	53	1,200,000 Units
Directors, Executive Officers, Promoters and Control Persons………………………………………………	54
Executive Compensation………………………………	55
Certain Relationships and Related Transactions………	56	January 29, 2008
Security Ownership of Certain Beneficial Owners and Management………………………………………….	57
Description of Securities………………………………	59
Disclosure of Commission Position on Indemnification for Securities Act Liabilities………………………	61
Selling Shareholder…………………………………..	61
Plan of Distribution……………………………………	62
Changes In and Disagreements With Accountants …...	66
Interests of Named Experts and Counsel ……………...	67
Financial Statements…………………………………..	67